    As filed with the Securities and Exchange Commission on February 2, 1999
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               CLECO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       LOUISIANA                            4911                    72-0244480
(State or Other Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)   Identification Number)

                            2030 DONAHUE FERRY ROAD
                        PINEVILLE, LOUISIANA 71360-5226
                                 (318) 484-7400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ----------------------

         DAVID M. EPPLER                                 Copy to:
PRESIDENT AND CHIEF OPERATING OFFICER                  ALAN C. WOLF
        CLECO CORPORATION                           PHELPS DUNBAR, L.L.P.
      2030 DONAHUE FERRY ROAD                        400 POYDRAS STREET
   PINEVILLE, LOUISIANA 71360-5226             NEW ORLEANS, LOUISIANA 70130-3245
         (318) 484-7400                               (504) 566-1311
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             ----------------------

Approximate date of commencement of proposed sale to the public: Upon the effective date of the share exchange described in this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                       PROPOSED          PROPOSED
                                                                        MAXIMUM           MAXIMUM
                                                   AMOUNT              OFFERING          AGGREGATE
    TITLE OF EACH CLASS OF SECURITIES              TO BE               PRICE PER         OFFERING          AMOUNT OF
            TO BE REGISTERED                     REGISTERED            SHARE(1)          PRICE(1)      REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $2.00 par value . . . .     22,511,280 shares            $30.844       $694,337,920.32     $ 193,025.94

 Preferred Stock, $100.00 par value  .        353,919 shares            $100.00       $ 35,391,900.00     $   9,838.95
============================================================================================================================

(1) With respect to shares of common stock, calculated pursuant to Rule 457(c) using the average of the high and low prices of common stock for a date within five business days prior to the date hereof. With respect to shares of preferred stock, based upon the book value of the securities to be received by the registrant or canceled in the exchange or transaction as of December 31, 1998, pursuant to Rule 457(f)(2).

                             ----------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               [CLECO LETTERHEAD]


                                 March 10, 1999

To the Shareholders of Cleco Corporation:

       The annual meeting of shareholders for 1999 will be held at the Radisson Hotel Bentley, 200 DeSoto Street, Alexandria, Louisiana, on Friday, April 23, 1999, at 9:00 a.m., Central time. A notice of annual meeting of shareholders and proxy statement is enclosed herewith, together with a proxy that may be used by shareholders who are unable to attend the meeting in person.

       The principal items of business to be transacted at the annual meeting are:

       o the adoption of a holding company proposal such that Cleco Corporation and its current subsidiaries will each become subsidiaries of a publicly-traded holding company, to be named "Cleco Corporation";

       o the election of three directors who will each serve a three-year term expiring in 2002; and

       o the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

       Your Board of Directors believes that the next few years will see a significant change in the way utilities are regulated. It also believes that one of the first steps necessary to succeed in such an environment is to separate the regulated electric utility business from its other, less regulated businesses. The formation of a holding company, more fully described in the attached proxy statement and prospectus, will allow for this separation. Consequently, your Board of Directors recommends a vote "FOR" the holding company proposal. Your Board of Directors also recommends a vote "FOR" election of the three nominees for director listed herein and a vote "FOR" the appointment of PricewaterhouseCoopers LLP as the independent auditors.

       You are cordially invited to attend the annual meeting of shareholders. Even if you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy in the enclosed addressed envelope that requires no postage if mailed in the United States. If you attend the meeting, you may vote in person even though you have mailed in your proxy. We greatly appreciate your continued interest and cooperation.

                                   Sincerely,



                                   Gregory L. Nesbitt
                                   Chairman and Chief Executive Officer

                               CLECO CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1999

To the Shareholders of Cleco Corporation:

       Notice is hereby given that Cleco Corporation will hold its annual meeting of shareholders on Friday, April 23, 1999, at 9:00 a.m., Central time, at the Radisson Hotel Bentley, 200 DeSoto Street, Alexandria, Louisiana. Holders of record of common stock and preferred stock of Cleco Corporation at the close of business on February 23, 1999, are entitled to notice of the annual meeting and to vote at the meeting. The meeting is for the following purposes:

       o to consider and act upon a proposal to form a holding company structure for Cleco Corporation, including approval of a Plan of Reorganization and Share Exchange Agreement pursuant to which shares in Cleco Corporation will be exchanged for shares in a newly-formed holding company, as described further in the accompanying proxy statement and prospectus; the amendment of the holding company's articles of incorporation; the appointment of the current Cleco Corporation directors as directors of the holding company; and all other actions appropriate to form and operate the holding company and conduct the business of its subsidiaries;

       o to elect three directors who will each serve a three-year term expiring in 2002;

       o to consider and act upon a proposal to appoint the firm of PricewaterhouseCoopers LLP, as independent auditors for the year ending December 31, 1999; and

       o to transact such other business as may properly come before the meeting or any adjournments thereof.

       The Plan of Reorganization and Share Exchange Agreement must be approved by vote of at least two-thirds of the voting power present of each class or series included in the share exchange, voting separately as a class. In addition, the Plan of Reorganization and Share Exchange Agreement must be approved by at least two-thirds of the outstanding shares of preferred stock.

       With respect to each series of preferred stock, dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the share exchange is effected upon approval by less than eighty percent of the total voting power in such series.

       The Bylaws of Cleco Corporation require that the holders of shares of capital stock representing a majority of the votes entitled to be cast be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, it is important that your stock be represented at the meeting.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                                        By Order of the Board of Directors


                                        Michael P. Prudhomme
                                        Secretary-Treasurer
March 10, 1999

                         PROXY STATEMENT AND PROSPECTUS
                               CLECO CORPORATION

                        ANNUAL  MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1999

              ______ SHARES OF COMMON STOCK ($2.00 PAR VALUE)
              ______ SHARES OF PREFERRED STOCK ($100.00 PAR VALUE)


       Cleco Corporation ("Cleco") is furnishing you this Proxy Statement and Prospectus because you are a holder of Cleco common stock or preferred stock. The Cleco Board of Directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will convene at 9:00 a.m., Central time, on April 23, 1999, at the Radisson Hotel Bentley, 200 DeSoto Street, Alexandria, Louisiana.

       At the annual meeting, holders of record of Cleco common stock and Cleco preferred stock at the close of business on February 23, 1999, voting together as a single class, will vote upon proposals relating to:

       o the formation of a holding company structure including approval of a Plan of Reorganization and Share Exchange Agreement pursuant to which shares in Cleco will be exchanged for shares in a publicly-held holding company; the amendment of the holding company's articles of incorporation; the appointment of the current Cleco directors as directors of the holding company; and all other actions appropriate to form and operate the holding company and conduct the business of its subsidiaries;

       o the election of three directors who will each serve until the annual meeting in 2002; and

       o the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

       THE CLECO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY PROPOSAL AND RECOMMENDS THAT YOU VOTE "FOR" THE HOLDING COMPANY PROPOSAL, "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                            -----------------------

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

       THIS PROXY STATEMENT AND PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CLECO THAT IS NOT INCLUDED OR DELIVERED WITH THE DOCUMENT. SHAREHOLDERS MAY OBTAIN THIS INFORMATION WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST. YOU MAY MAKE SUCH REQUESTS TO RODNEY J. HAMILTON, P.O. BOX 5000, PINEVILLE, LOUISIANA 71361-5000, TELEPHONE NUMBER 1-800-253-2652. TO ENSURE TIMELY DELIVERY, SHAREHOLDERS MUST REQUEST THE INFORMATION NO LATER THAN APRIL 19, 1999.

                            -----------------------

       This Proxy Statement and Prospectus and the accompanying proxy card are dated March 10, 1999, and are first being mailed on or about March 10, 1999, to record shareholders of Cleco as of February 23, 1999.

                            -----------------------

       You should rely only on the information contained or incorporated by reference in this Proxy Statement and Prospectus. We have not authorized anyone to provide you with information that is different. This Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby. This Proxy Statement and Prospectus do not constitute the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or the solicitation of an offer or a proxy. The delivery of this Proxy Statement and Prospectus and any distribution of the securities offered hereby shall not, under any circumstances, create any implication that there has not been a change in the affairs of Cleco since March 10, 1999.

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                             No.
                                                                                                           -----
REFERENCE PAGES FOR DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . .    8
       What Is the Holding Company Proposal?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       What Will the Holding Company Structure Look Like?   . . . . . . . . . . . . . . . . . . . . . . .    9
       What Are the Reasons for the Holding Company Proposal?   . . . . . . . . . . . . . . . . . . . . .    9
       What Will Be the Business of the Holding Company?  . . . . . . . . . . . . . . . . . . . . . . . .   10
       Who Will Manage the Holding Company?   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       What Vote Is Required for Approval of the Holding Company Proposal and the Other Proposals?  . . .   11
       Who Votes on the Holding Company Proposal?   . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       Can My Broker Vote for Me?   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       What Regulatory Approvals Are Required?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       How Will the Holding Company Proposal Be Implemented?  . . . . . . . . . . . . . . . . . . . . . .   13
       When Will the Holding Company Proposal Be Implemented?   . . . . . . . . . . . . . . . . . . . . .   13
       When Will the Name Change Be Effective?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       How Will My Rights as a Shareholder Be Affected?   . . . . . . . . . . . . . . . . . . . . . . . .   14
       How Will Dividends Be Affected?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       Are There Federal Income Tax Consequences to the Holding Company, its Shareholders or Cleco?   . .   15
       Are There Louisiana Income Tax Consequences to the Holding Company, its Shareholders or Cleco?   .   16
       How Will My Participation in the Automatic Dividend Reinvestment Plan Be Affected?   . . . . . . .   16
       Will I Have Dissenters' Rights?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       Will Holding Company Common Stock Be Traded on an Exchange?  . . . . . . . . . . . . . . . . . . .   16
       Will I Have to Exchange My Stock Certificates?   . . . . . . . . . . . . . . . . . . . . . . . . .   17
       Will Stock-Based Compensation Plans for Cleco Employees Be Affected?   . . . . . . . . . . . . . .   17
       How Will Other Employee Benefit Plans Be Affected?   . . . . . . . . . . . . . . . . . . . . . . .   17
       What is Cumulative Voting?   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       What Do I Need to Do Now?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       Whom Should I Call if I Have Any Questions?  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       Record Date and Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       Execution and Revocation of Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       Attendance and Procedures at the Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . .   21
       Shareholder Proposals for the 2000 Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . .   21

PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       The Holding Company Proposal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       Reasons for the Holding Company Proposal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       The Holding Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       Holding Company Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       Holding Company Articles and Holding Company Bylaws  . . . . . . . . . . . . . . . . . . . . . . . .   29
       Holding Company Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       Comparative Rights of Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       Authorized but Unissued Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       Preferred Stock of Cleco   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       Debt of Cleco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       Implementation of the Holding Company Proposal   . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       Conditions to the Share Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       Amendment or Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       Exchange of Stock Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       Listing of Holding Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       Material Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       Material Louisiana Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       Validity of Holding Company Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

PROPOSAL NUMBER 2 -- ELECTION OF THREE CLASS II DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .   40
       Class II Directors (nominees to be elected at the Annual Meeting; terms of office expire in 2002)  .   40
       Class I Directors (terms of office expire in 2001)   . . . . . . . . . . . . . . . . . . . . . . . .   41
       Class III Directors (terms of office expire in 2000)   . . . . . . . . . . . . . . . . . . . . . . .   42
       Organization and Compensation of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . .   42
       Interests of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . .   46

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       Summary Compensation Table   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       Stock Option Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       Long-Term Incentive Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

       Long-Term Incentive Plan - Awards in 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       Pension Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       Savings and Investment Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       Long-Term Disability Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       Severance Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       Compensation Committee Report on Executive Compensation  . . . . . . . . . . . . . . . . . . . . . .   55
       Compensation Philosophy and Overall Objective of Executive Compensation Programs   . . . . . . . . .   56
       Compensation Program Components  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
       Other Executive Compensation Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       1998 Compensation for the President and Chief Executive Officer  . . . . . . . . . . . . . . . . . .   59
       Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       The Compensation Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

PROPOSAL NUMBER 3 -- APPOINTMENT OF INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

PROPOSALS BY SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SCHEDULE C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

SCHEDULE D  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

                       REFERENCE PAGES FOR DEFINED TERMS

                                                                                 Page
                                                                                  No.
                                                                                ------
Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Awarded Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
CLE Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Cleco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Cleco Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Cleco Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Cleco Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Cleco Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Cleco Energy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Cleco Evangeline  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Cleco Midstream . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Cleco Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Cleco Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Cleco Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Compensation Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Department of Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
DRIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Edison Electric Institute Index . . . . . . . . . . . . . . . . . . . . . . . .   57
ESOP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Executive Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
FERC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Holding Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Holding Company Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Holding Company Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Holding Company Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Holding Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .    8
Holding Company Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .    8
Holding Company Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
LBCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Long-Term Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
LPSC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
LPSC Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Morrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Named Executives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Phelps Dunbar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Plan of Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Savings and Investment Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 16(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SERP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
Share Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Total Return to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .   50
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Voting Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
1935 Public Utility Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

            QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY PROPOSAL

       The following questions and answers address the formation of a holding company (the "Holding Company Proposal") that will be voted on at the annual meeting of shareholders (the "Annual Meeting") to be held on Friday, April 23, 1999, at 9:00 a.m., Central time, but may not include all the information about the proposal that is important to you. For more complete information, please read this entire Proxy Statement and Prospectus, including the Appendices and the other documents referred to in this document. See "QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY PROPOSAL - Whom Should I Call if I Have Any Questions?" on page __ of this Proxy Statement and Prospectus.

WHAT IS THE HOLDING COMPANY PROPOSAL?

       The Holding Company Proposal is a proposal to adopt a public utility holding company structure for Cleco and its subsidiaries.

       The Holding Company Proposal will be effected through a Plan of Reorganization and Share Exchange Agreement (the "Plan of Exchange"), pursuant to which shares of Cleco common stock, $2.00 par value (the "Cleco Common Stock"), will be exchanged for shares of Holding Company common stock, $2.00 par value (the "Holding Company Common Stock"). Shares of any series of Cleco preferred stock, $100.00 par value (the "Cleco Preferred Stock") that approve the Plan of Exchange will be exchanged for shares of Holding Company preferred stock with identical terms and preferences as those of such series of Cleco Preferred Stock (the "Holding Company Preferred Stock"). Approval of the Holding Company Proposal includes approval of the Plan of Exchange, the amendment of the holding company's articles of incorporation (the "Holding Company Articles"), the appointment of the current Cleco directors as directors of the holding company and all other actions appropriate to form and operate the holding company and conduct the businesses of its subsidiaries.

       Currently, Cleco is a publicly-owned utility that has various subsidiaries. Cleco is a utility involved in the generation, transmission and distribution of electricity. Such business is directly regulated by, among others, the Louisiana Public Service Commission (the "LPSC") and the Federal Energy Regulatory Commission (the "FERC"). Cleco's subsidiaries are engaged in various lines of businesses complementary or incidental to electric generation, transmission and distribution. None of these subsidiaries is directly regulated by the LPSC. Some of these subsidiaries, but not all, are directly regulated by the FERC.

       Under the Holding Company Proposal, Cleco no longer will be publicly-owned and it no longer will own its subsidiaries. Instead, Cleco will become a subsidiary of a holding company, which will own all of the common stock of Cleco. Cleco will also transfer its subsidiaries to the holding company so that they will become subsidiaries of the holding company. As a result, the income, financing, assets and other aspects of the subsidiaries' operations no longer will be subject to the direct control of the LPSC because they no longer will be owned by Cleco.

       The holding company will be publicly-owned, like Cleco currently is, but it will not be a public utility; it will be a holding company with no business
operations of its own.   The holding company will use the name "Cleco
Corporation" and the current Cleco Corporation will be renamed Cleco Utility Group Inc.

       For purposes of this Proxy Statement and Prospectus:

       o      the current Cleco will be referred to as "Cleco"

       o      the holding company will be referred to as the "Holding Company"

       o the Holding Company and its affiliates (including Cleco and its current subsidiaries) will be referred to collectively as the "System"

       Upon implementation of the Holding Company Proposal, shares of Holding Company Common Stock will be held by the former holders of Cleco Common Stock. Each series of Cleco Preferred Stock will vote separately as a class to determine if such series will be exchanged for a series of Holding Company Preferred Stock having identical terms and preferences as the series of Cleco Preferred Stock. If a series does not vote for the exchange, the shares will continue as outstanding shares of Cleco Preferred Stock.

WHAT WILL THE HOLDING COMPANY STRUCTURE LOOK LIKE?

       PRESENT STRUCTURE

       Attached as Appendix A to this Proxy Statement and Prospectus.

       PROPOSED STRUCTURE*

       Attached as Appendix B to this Proxy Statement and Prospectus.

*The Holding Company may establish other subsidiaries periodically. Any new Cleco subsidiary established before or after the Holding Company Proposal is implemented also will become a subsidiary of the Holding Company or of one of its subsidiaries.

WHAT ARE THE REASONS FOR THE HOLDING COMPANY PROPOSAL?

       The Cleco Board of Directors (the "Cleco Board") considers the proposed restructuring to be in the best interests of Cleco and its shareholders because it will insulate Cleco's utility business from its non-utility businesses. At the same time, it will permit greater financing flexibility to respond to the changing business environment in the electric utility industry. Many of the major electric utility companies in the United States (and all of the other publicly-owned electric utilities in Louisiana) have adopted a public utility holding company structure.

       Nationwide, many of the traditional facets of the utility business, such as electric generation, wholesale sales, and retail sales, are becoming unregulated or less regulated and more competitive. The energy options for the nation's utility customers are expanding and the challenges to utility operations are intensifying. At the same time that the regulatory framework and energy markets are changing, industry change inside and outside Cleco's Louisiana service territory is presenting new business opportunities.

       A holding company structure will increase the System's ability to respond to the changing operational, regulatory, and economic environment for electric utilities due to the corporate separation of Cleco from its non-regulated subsidiaries and allow greater financing flexibility. A holding company structure will facilitate separation of ancillary components of Cleco's business from the core utility business, while allowing for common ownership of these businesses through the Holding Company. This separation of business functions will facilitate the development of complementary lines of businesses, while helping to insulate Cleco from the risks associated with these activities. When new business opportunities arise, the new businesses could be operated through Holding Company subsidiaries, rather than through Cleco subsidiaries. This will enhance the separation between Cleco and those businesses and will permit a more effective and flexible use of financing techniques that are directly suited to the particular requirements, characteristics, and risks of the other affiliated businesses. It is believed that the holding company structure will support Cleco's ability to continue to meet its customers' needs efficiently, while permitting the Holding Company and its subsidiaries to respond competitively to the changing business environment of the electric industry.

       The Cleco Board unanimously approved the Holding Company Proposal and recommends that you vote "FOR" the proposal at the Annual Meeting.

WHAT WILL BE THE BUSINESS OF THE HOLDING COMPANY?

       Upon implementation of the Holding Company Proposal, Cleco will become a subsidiary of the Holding Company and Holding Company Common Stock will be held by the former holders of Cleco Common Stock. In addition to Cleco, four current first tier Cleco subsidiaries, CLE Resources, Inc. ("CLE Resources"), Cleco Midstream Resources LLC ("Cleco Midstream"), Cleco Services LLC ("Cleco Services") and Cleco Support Group LLC ("Cleco Support"), will become first tier subsidiaries of the Holding Company.

       Cleco Midstream currently owns subsidiaries or has ownership interests in other entities or ventures and will continue to hold such interests. The Holding Company may establish other subsidiaries in the future and, in turn, these subsidiaries or Cleco's current subsidiaries may establish further subsidiaries or obtain other business interests. The investment performance of Holding Company Common Stock will depend on the results of operations of Cleco and the Holding Company's other subsidiaries. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Dividends" on page __ of this Proxy Statement and Prospectus.

       Cleco will continue to operate its utility business subject to direct regulation by the LPSC, the FERC, and other governmental agencies. The LPSC regulates, among other things, Cleco's rates for electric sales, rates for service at retail, and its long-term debt and equity financings. The FERC regulates, among other things, Cleco's rates for electric sales at wholesale, rates for electric transmission, interconnections with other utilities, and short-term debt and equity financings.

       At this time the Holding Company will not be regulated by the LPSC or the FERC except to the extent that the rules or orders of these agencies impose restrictions on the Holding Company's relationships with Cleco or Cleco's relationships with the Holding Company's other subsidiaries. The Holding Company will be exempt from regulation as a public utility holding company under the Public Utility Holding Company Act of 1935 (the "1935 Public Utility Act"). The exemption is based on two grounds:

       o First, the Holding Company and Cleco are organized and will carry on their businesses substantially in the State of Louisiana.

       o Second, neither the Holding Company nor Cleco will derive any material part of its income from a public utility company subsidiary either organized or carrying on its business predominantly outside of the State of Louisiana.

WHO WILL MANAGE THE HOLDING COMPANY?

       If the Holding Company Proposal is adopted, the same persons elected to the Cleco Board will serve as the directors of the Holding Company. Although there are no current plans to alter either Board of Directors, in the future the directors of Cleco and the directors of the Holding Company may or may not be the same persons.

       Initially, the senior officers of the Holding Company also will be officers of Cleco or one or more other subsidiaries of the Holding Company.
The Holding Company will have few employees. In the future, the Holding Company may employ additional officers and employees. See "PROPOSAL NUMBER 1 -
- THE HOLDING COMPANY PROPOSAL - Directors and Officers" on page __ of this Proxy Statement and Prospectus.

WHAT VOTE IS REQUIRED FOR APPROVAL OF THE HOLDING COMPANY PROPOSAL AND THE OTHER PROPOSALS?

       The Holding Company Proposal must be approved by vote of at least two-thirds of the voting power present of each class or series included in the share exchange, voting separately as a class. In addition, the Holding Company Proposal must be approved by at least two-thirds of the outstanding shares of Cleco Preferred Stock. If the outstanding shares of Cleco Preferred Stock do not approve the Holding Company Proposal, Cleco will likely redeem such shares and proceed to implement the Holding Company Proposal.

       In addition, each series of Cleco Preferred Stock will vote as a separate class as to whether such series will be exchanged for a series of Holding Company Preferred Stock having identical terms and preferences as such series of Cleco Preferred Stock. The exchange of such series must be approved by at least two-thirds of the shares of such series present at the Annual Meeting. If any series does not approve the exchange, such series will remain as a series of Cleco Preferred Stock, without affecting the exchange of shares of Cleco Common Stock or any other series of Cleco Preferred Stock that approves the exchange.

       o Two-thirds of each class participating in the Share Exchange must be voted "FOR" the Holding Company Proposal to approve the proposal with respect to such class. With respect to the vote of the Cleco Common Stock class, each share of Cleco Preferred Stock is also entitled to vote in such class on the basis of one vote per share, because the shares of Cleco Preferred Stock are convertible into Cleco Common Stock. In addition to each class vote, at least two-thirds of the outstanding shares of Cleco Preferred Stock, voting as a separate class, must approve the Holding Company Proposal, unless such shares of Cleco Preferred
              Stock are redeemed in accordance with their terms.   If the
              Holding Company Proposal is approved by the common stock class, but not by a series of Cleco Preferred Stock, such series will remain as a series of Cleco Preferred Stock.

       o Directors will be elected by plurality, with holders of Cleco Common Stock being able to cumulate their votes.

       o The appointment of the independent accountants requires a majority vote of the Cleco Common Stock and Cleco Preferred Stock (together, the "Voting Stock") present.

WHAT IS CUMULATIVE VOTING?

       In the election of directors (but not in any other proposal contained in this Proxy Statement and Prospectus) holders of Cleco Common Stock (but not holders of Cleco Preferred Stock) are entitled to "cumulate" their votes and give all such votes to one or more directors. For example, if a shareholder owns 100 shares of common stock, and three directors are being elected, one shareholder has 300 votes, which such shareholder may distribute among the three nominees in any way the shareholder desires.

WHO VOTES ON THE HOLDING COMPANY PROPOSAL?

       Holders of record at the close of business on February 23, 1999 (the "Record Date") of Voting Stock will vote as a single class on the Holding Company Proposal. In addition, the holders of all outstanding Preferred Stock will vote together as a single class on the Holding Company Proposal. Finally, the holders of each series of Cleco Preferred Stock will vote on whether that series of Cleco Preferred Stock should be exchanged for Holding Company Preferred Stock if the Holding Company Proposal is approved.

CAN MY BROKER VOTE FOR ME?

       Your broker may not vote your stock on the Holding Company Proposal because a vote to form a holding company is "non-discretionary" under the New York Stock Exchange ("NYSE") rules. Only you or someone authorized in writing by you to do so can vote your stock.

       Your broker can vote your stock for the other proposals discussed in this Proxy Statement and Prospectus.

HOW DO I VOTE SHARES HELD IN THE CLECO 401(K) SAVINGS AND INVESTMENT PLAN?

       If you participate in the Cleco 401(k) Savings and Investment Plan (the "Savings and Investment Plan"), you may vote the number of shares of Cleco Common Stock equivalent to your interest in the Cleco Common Stock fund as of the Record Date. In addition, you may vote the number of shares of Cleco Preferred Stock equivalent to the interest in such preferred stock credited to you under the Savings and Investment Plan as of the Record Date. You may vote by instructing the trustee pursuant to the instruction card being mailed with this Proxy Statement and Prospectus to all plan participants. The trustee will vote your shares in accordance with your executed instructions. If you do not timely send instructions, the share equivalents credited to your accounts will not be voted.

WHAT REGULATORY APPROVALS ARE REQUIRED?

       LPSC and FERC approvals are required. On October 30, 1998, the Holding Company and Cleco filed an application with the LPSC for approval of the Holding Company Proposal. The LPSC approved the application, as amended, on December 18, 1998 (the "LPSC Order"). On November 18, 1998, Cleco filed an application with the FERC for approval of the Holding Company Proposal. The FERC approved the application on January 29, 1999. The Holding Company Proposal remains subject to the continued effectiveness of these regulatory approvals.

       In addition, after implementation of the Holding Company Proposal, and before March 1, 2000, the Holding Company will file with the Securities and Exchange Commission ("SEC") an exemption from the 1935 Public Utility Act.

HOW WILL THE HOLDING COMPANY PROPOSAL BE IMPLEMENTED?

       The Holding Company Proposal will be implemented pursuant to the Plan of Exchange, attached as Appendix C to this Proxy Statement and Prospectus. The Plan of Exchange provides that all of the outstanding shares of Cleco Common Stock will be exchanged automatically on a share-for-share basis (the "Share Exchange") for an equal number of new shares of Holding Company Common Stock. Following the Share Exchange, the Holding Company will own all of the outstanding Cleco Common Stock. Each person who owned Cleco Common Stock immediately prior to the Share Exchange will own the same number of shares of Holding Company Common Stock immediately following the Share Exchange.

       In addition, each series of Cleco Preferred Stock will be entitled to vote as to whether to have that series exchanged for shares of Holding Company Preferred Stock with the same terms and preferences as the Cleco Preferred Stock. If two-thirds or more of the shares of a series present at the Annual Meeting approves such exchange, then such shares will be exchanged automatically on a share-for-share basis for an equal number of shares of Holding Company Preferred Stock. If the holders of a series of Cleco Preferred Stock do not approve the exchange of such shares, then the shares will remain as shares of Cleco Preferred Stock without affecting the terms and preferences thereof.

WHEN WILL THE HOLDING COMPANY PROPOSAL BE IMPLEMENTED?

       It is anticipated that the Holding Company Proposal will be implemented on or about May 1, 1999. However, implementation is subject to certain conditions, including shareholder approval, the continued effectiveness of the regulatory approvals, the listing of Holding Company Common Stock on the NYSE, and the filing of an amendment to the Holding Company Articles with the Louisiana Secretary of State. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Conditions to the Share Exchange" on page __ of this Proxy Statement and Prospectus.

       The Cleco Board may amend or terminate the Plan of Exchange, or amend the Holding Company Articles, at any time before or after approval of the Holding Company Proposal by holders of the Voting Stock. No amendment, however, may materially and adversely affect the rights of common or preferred shareholders, as determined in the judgment of the Cleco Board. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Amendment or Termination" on page __ __ of this Proxy Statement and Prospectus.

WHEN WILL THE NAME CHANGE BE EFFECTIVE?

       Simultaneously with the implementation of the Holding Company Proposal, Cleco's name will be changed to Cleco Utility Group Inc. and the Holding Company's name will be changed to Cleco Corporation.

HOW WILL MY RIGHTS AS A SHAREHOLDER BE AFFECTED?

       Following implementation of the Holding Company Proposal, the former holders of Cleco Common Stock will automatically become holders of Holding Company Common Stock. Their rights will be governed by the Holding Company Articles, attached as Appendix D to this Proxy Statement and Prospectus, and the Holding Company's Bylaws (the "Holding Company Bylaws"), attached as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION" on page ___ of this Proxy Statement and Prospectus.

       Although they are virtually identical, there are a few differences between the Cleco Restated Articles of Incorporation, as amended (the "Cleco Articles"), and the Holding Company Articles. Those differences are discussed under "Comparative Rights of Shareholders"on page __ of this Proxy Statement and Prospectus.

       Shares of Cleco Preferred Stock that are exchanged for shares of Holding Company Preferred Stock will similarly be governed by the Holding Company Articles and the Holding Company Bylaws. The provisions relating to the Holding Company Preferred Stock will be identical in all material respects to those in the Cleco Articles and the Cleco Bylaws (the "Cleco Bylaws").

HOW WILL DIVIDENDS BE AFFECTED?

       Following implementation of the Holding Company Proposal, former Cleco common shareholders, who will then be Holding Company common shareholders, will receive the dividends on Holding Company Common Stock declared by the Holding Company Board of Directors (the "Holding Company Board"). Dividends declared on Cleco Common Stock will be paid to the Holding Company, which will own all of the shares of Cleco. Dividends declared on Holding Company Preferred Stock (which will include each series of Cleco Preferred Stock that approves the exchange) will similarly be declared by the Holding Company Board and then paid by the Holding Company. If a series of Cleco Preferred Stock does not approve the exchange, the dividends will continue to be declared by the Cleco Board and then paid by Cleco. However, the former subsidiaries of Cleco will become subsidiaries of the Holding Company, which may affect the dividends declared on Cleco Preferred Stock.

       Dividends on Holding Company Common Stock are expected to be paid initially at least at the same rate and on the same schedule as is now paid on Cleco Common Stock. The most recent dividend paid on Cleco Common Stock was $.405 per share, which was paid on February 15, 1999.

       Dividends on Holding Company Common Stock will depend primarily on two factors:

       o the dividends and other distributions that Cleco and the other Holding Company subsidiaries pay to the Holding Company; and

       o the capital requirements of the Holding Company and its subsidiaries.

Pursuant to certain of Cleco's financing arrangements, the Cleco Articles and applicable law, Cleco's ability to pay dividends on Cleco Common Stock is restricted to payments based on its earned surplus (retained earnings) and on maintenance of minimum capitalization requirements. These restrictions will continue after the holding company structure is implemented.

       There can not be any assurance that the Holding Company subsidiaries, including Cleco, will have earnings or pay any dividends to the Holding Company. Further, the Holding Company may decide to hold any dividends from its subsidiaries for its own capital needs or may use such dividends in the business of its subsidiaries or other affiliates.

ARE THERE FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDING COMPANY, ITS SHAREHOLDERS OR CLECO?

       Phelps Dunbar, L.L.P. ("Phelps Dunbar"), Cleco's special tax counsel, has opined that no gain or loss will be recognized by the Holding Company, its shareholders, or Cleco under federal income tax laws as a result of the implementation of the Holding Company Proposal.

       Immediately following implementation, the aggregate tax basis for any future gain or loss to shareholders on the sale of Holding Company Common Stock or Holding Company Preferred Stock will be the same as the aggregate tax basis in Cleco Common Stock and Cleco Preferred Stock immediately before implementation. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Material Federal Income Tax Consequences" on page __ of this Proxy Statement and Prospectus.

ARE THERE LOUISIANA INCOME TAX CONSEQUENCES TO THE HOLDING COMPANY, ITS SHAREHOLDERS OR CLECO?

       Phelps Dunbar also has opined (or the Louisiana Department of Revenue (the "Department of Revenue") has issued a ruling letter) that no gain or loss will be recognized by the Holding Company, its shareholders, or Cleco under Louisiana income tax laws as a result of the implementation of the Holding Company Proposal. This opinion is predicated on the assumption that Cleco's Louisiana earnings and profits are greater than or equal to the fair market value of the assets, stock interests, and limited liability company interests distributed by Cleco to the Holding Company. Immediately following implementation, the aggregate tax basis for any future gain or loss to shareholders on the sale of Holding Company Common Stock or Holding Company Preferred Stock will be the same as the aggregate tax basis in Cleco Common Stock or Cleco Preferred Stock immediately before implementation. See "PROPOSAL NUMBER 1 -- The Holding Company Proposal - Material Louisiana Income Tax Consequences" on page __ of this Proxy Statement and Prospectus.

HOW WILL MY PARTICIPATION IN THE AUTOMATIC DIVIDEND REINVESTMENT PLAN BE
AFFECTED?

       All shares of Cleco Common Stock held under the Automatic Dividend Reinvestment Plan ("DRIP") for common shareholders will be exchanged automatically for an equal number of shares of Holding Company Common Stock. Following implementation of the Holding Company Proposal, the DRIP will provide for transactions in Holding Company Common Stock.

WILL I HAVE DISSENTERS' RIGHTS?

       Persons who object to corporate actions are sometimes awarded "dissenters' rights", whereby they can receive in cash the fair value for their shares if they dissent from the particular actions taken. Holders of Cleco Common Stock will not have such dissenters' rights if the Holding Company Proposal is approved because such shares are publicly traded. However, because shares of Cleco Preferred Stock are not publicly traded, holders of a series of Cleco Preferred Stock will have the right to dissent if the exchange of such series is approved by less than eighty percent of the total shares of such series issued and outstanding. In order to perfect dissenters' rights, such shareholders will be required to follow certain procedures outlined in the section of this Proxy Statement and Prospectus entitled "Dissenters' Rights." See "PROPOSAL NUMBER 1 -- The Holding Company Proposal - Dissenters' Rights" on page ___ of this Proxy Statement and Prospectus.

WILL HOLDING COMPANY COMMON STOCK BE TRADED ON AN EXCHANGE?

       Holding Company Common Stock will be listed on the NYSE and the Pacific Stock Exchange and will trade under the ticker symbol "CNL" at prices that will be reported in newspapers. Cleco Common Stock currently is listed and traded on the NYSE and the Pacific Stock Exchange under the symbol "CNL" at prices that are reported in newspapers. The closing price of Cleco Common Stock on the NYSE on _______________, 1999 was $_____ per share. Following the implementation of the Holding Company Proposal, Cleco Common Stock, which will then be owned by the Holding Company, no longer will trade on any stock exchange, and it will be delisted and deregistered.

WILL I HAVE TO EXCHANGE MY STOCK CERTIFICATES?

       No. Your Cleco Common Stock certificate automatically will represent an equal number of shares of Holding Company Common Stock when the Holding Company Proposal is implemented and no longer will represent shares of Cleco Common Stock. If you own shares of Cleco Preferred Stock that are exchanged for shares of Holding Company Preferred Stock, your Cleco Preferred Stock certificate will similarly represent an equal number of such series of Holding Company Preferred Stock and no longer will represent shares of Cleco Preferred Stock.

       However, if the Holding Company Proposal is approved and you would like to receive a new stock certificate, we will be happy to provide you with one. To request a new certificate, please call Cleco's office of Shareholder Assistance at 1-800-253-2652.

WILL STOCK-BASED COMPENSATION PLANS FOR CLECO EMPLOYEES BE AFFECTED?

       Yes. In connection with the implementation of the Holding Company Proposal, the 1990 Long-Term Incentive Compensation Plan (the "Long-Term
Incentive Plan") will be adopted by the Holding Company.   Future grants and
awards made under the plan will be made in the form of Holding Company Common Stock. Outstanding grants and awards made under the Long-Term Incentive Plan and the 1981 Incentive Stock Option Plan (the "Stock Option Plan"), which are currently in the form of Cleco Common Stock, will be converted to grants or awards in the form of Holding Company Common Stock. Approval of the Holding Company Proposal will be considered approval of this change to the plans.

HOW WILL OTHER EMPLOYEE BENEFIT PLANS BE AFFECTED?

       The Savings and Investment Plan currently holds Cleco Common Stock and a series of Cleco Preferred Stock which is convertible to Cleco Common Stock. If the Holding Company Proposal is implemented the Cleco Common Stock will be exchanged for the Holding Company Common Stock. If the holders of Cleco Preferred Stock held by the Savings and Investment Plan approve the exchange for Holding Company Preferred Stock, such series will be exchanged for shares of Holding Company Preferred Stock which are convertible into Holding Company Common Stock. The exchange of such preferred shares will ensure that the employee stock ownership feature of the Savings and Investment Plan (the "ESOP") and the ESOP participants continue to possess an interest in publicly-traded securities.

WHAT DO I NEED TO DO NOW?

       Please read this Proxy Statement and Prospectus and mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible, so that your shares will be represented at the Annual Meeting. You need not take any further action, although you are welcome to attend the Annual Meeting.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

       Please call Cleco's office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the Holding Company Proposal or other matters to be considered at the Annual Meeting.

                           --------------------------

       You should rely only on the information contained or incorporated by reference in this Proxy Statement and Prospectus. We have not authorized anyone to provide you with different information. This document is dated March 10, 1999. Do not assume that the information contained or incorporated by reference in this document is accurate as of any date other than March 10, 1999. The mailing of this document and the issuance of Holding Company Common Stock or Holding Company Preferred Stock, if the Holding Company Proposal is approved, shall not create any implication to the contrary.

                                  INTRODUCTION

       The enclosed proxy is solicited on behalf of the Cleco Board, to be voted at the Annual Meeting to be held at the time and place and for the purposes described in the enclosed Notice of Annual Meeting of Shareholders. This solicitation of proxies for the Annual Meeting is being made by the management of Cleco on behalf of the Cleco Board and will be made by mail and by telephone, facsimile or overnight delivery. Proxies also may be solicited in advertisements and in person by officers and employees of Cleco. Also, Cleco has hired Morrow & Company, Inc. ("Morrow") to assist in the solicitation of proxies. Morrow's fee is approximately $12,000, plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for payment of all expenses of the solicitation, including the cost of preparing and mailing this Proxy Statement and Prospectus and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco capital stock. This Proxy Statement and Prospectus and the accompanying proxy are being mailed to record shareholders as of the close of business on February 23, 1999, beginning on or about March 10, 1999.

       All duly executed proxies will be voted in accordance with their instructions. If no instructions have been given in a proxy, the shares represented by such proxy will be voted at the Annual Meeting or any adjournments thereof "FOR" each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting.

       Shareholders who execute proxies retain the right to revoke them at any time before they are voted at the Annual Meeting. A shareholder who attends the Annual Meeting may vote in person even though such shareholder has mailed in a proxy. A proxy also may be revoked by a proxy bearing a later date. The revocation of a proxy will not be effective until written notice of such revocation has been given to the Secretary of Cleco, unless the person granting such proxy votes in person.

       Cleco has its principal executive offices at 2030 Donahue Ferry Road, Pineville, Louisiana 71360, telephone number: (318) 484-7400.

RECORD DATE AND VOTING RIGHTS

       Holders of record of outstanding Voting Stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting. As of February 23, 1999, there were _______________ shares of Cleco Preferred Stock outstanding and _______________ shares of Cleco Common Stock outstanding, each entitled to one vote per share on matters for which such classes are entitled to vote. As of the Record Date, all officers and directors of Cleco, as a group, beneficially owned ___________ percent of the outstanding shares of Cleco Common Stock and _____ percent of the outstanding shares of Cleco Preferred Stock. See "SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT" on page __ of this Proxy Statement and Prospectus.

       The proxy enclosed for record holders of Voting Stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco's DRIP. The instructions on the proxy card provide that any shares registered in your name and any full shares held for your account in such plan will be voted in the same manner.

       This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

       o      the Holding Company Proposal;

       o      the election of three directors; and

       o      the retention of independent auditors for 1999.

       Under Louisiana law, the Cleco Articles, and the Cleco Bylaws, an abstention from voting on a matter by a shareholder who is either present in person at its Annual Meeting or represented by proxy is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares. Consequently, on any matter upon which the required vote is a percentage of shares outstanding, an abstention or broker non-vote would be the same as a vote against the proposal.


       Under Louisiana law and the Cleco Bylaws, a quorum is based upon the number of outstanding shares of Voting Stock, including shares relating to abstentions. Broker non-votes are not counted for quorum purposes.

       The Holding Company Proposal must be approved by at least two-thirds of the Voting Stock present at the Annual Meeting and by at least two-thirds of the issued and outstanding shares of Cleco Preferred Stock. Election of directors shall be by plurality, with the holders of Cleco Common Stock being able to cumulate their votes. The appointment of the independent auditors will be determined by a vote of a majority of the votes cast by holders of Voting Stock at the Annual Meeting.

EXECUTION AND REVOCATION OF PROXY

       Shares represented by proxies properly signed and returned will be voted at the Annual Meeting in accordance with the shareholder's specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted "FOR" the Holding Company Proposal, "FOR" the election of the nominees for director, and "FOR" the appointment of PricewaterhouseCoopers LLP as the independent auditors and in accordance with the recommendations of the Cleco Board on any other proposals that may properly come before the Annual Meeting. Cleco Preferred Stock also will be voted in favor of the exchange of such series for shares of Holding Company Preferred Stock if no voting specification is made.

       A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the Annual Meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the Secretary of Cleco at or before the Annual Meeting. Also, a shareholder who attends the Annual Meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.

ATTENDANCE AND PROCEDURES AT THE ANNUAL MEETING

       Attendance at the Annual Meeting will be limited to shareholders of record, beneficial owners of Voting Stock having evidence of ownership, the authorized representative (one only) of an absent record shareholder of Cleco, and invited guests of the management of Cleco. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization. In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only record shareholders or their authorized representatives to address the meeting. In addition, management will require that any signs, banners, placards and similar materials be left outside the meeting room.

       Cleco may adjourn the Annual Meeting one or more times, and continue to solicit proxies under certain circumstances. Such circumstances include the failure to obtain a quorum as well as insufficient affirmative votes to approve the Holding Company Proposal, the election of the nominees for director, or the appointment of PricewaterhouseCoopers LLP as the independent auditors.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

       Proposals of shareholders intended to be presented at the annual meeting in 2000 of the shareholders of the Holding Company, if the Holding Company Proposal passes, or if not, then of Cleco, and otherwise eligible, must be received no later than November 10, 1999 (subject to certain provisions of the Holding Company Bylaws, if the Holding Company Proposal passes, or if not, then of the Cleco Bylaws, which require that certain proposals be submitted 180 days before such meeting) to be included in the proxy material and form of proxy relating to such meeting, at the following address: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Secretary. If a proposal meeting all applicable requirements is not received on or prior to January 31, 2000, management may exercise its discretion in voting proxies for the 2000 annual meeting of shareholders on any matter raised at such meeting without a discussion of such matter in the proxy statement for such meeting.

               PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL

THE HOLDING COMPANY PROPOSAL

       The Holding Company Proposal is a proposal to adopt a public utility holding company structure for Cleco. Pursuant to the Plan of Exchange, Cleco will be renamed Cleco Utility Group Inc. and become a subsidiary of the Holding Company. The common stock of the Holding Company will be publicly traded. Cleco's stock will not be publicly traded any longer. The former owners of Cleco Common Stock will then own Holding Company Common Stock.

       The primary purpose of the Holding Company Proposal is to allow Cleco to separate its LPSC regulated electric utility business from its other businesses. As a subsidiary of the Holding Company, Cleco will continue to operate its LPSC regulated electric utility business and to engage in FERC regulated wholesale sales and transmission services. In addition, Cleco's current subsidiaries will become subsidiaries of the Holding Company. Some of these subsidiaries and their affiliates engage in FERC regulated electric utility businesses as well as other electric utility-related businesses. In the future, the Holding Company may add other subsidiaries or affiliates that are FERC regulated electric utilities or that engage in other lines of business that are incidental or complementary to its functional enterprises or Cleco's lines of businesses.

       The Cleco Board has unanimously approved the Holding Company Proposal, and recommends that you vote "FOR" the proposal.

REASONS FOR THE HOLDING COMPANY PROPOSAL

       General. A holding company structure will provide Cleco with the financial and regulatory flexibility needed to engage effectively in competitive businesses, while separately operating its continuing LPSC regulated electric utility business. The holding company structure is a well-established form of organization for companies engaging in multiple lines of business, and is increasingly prevalent in the electric utility industry. Many electric utilities, and all other publicly-owned electric utilities in Louisiana, are organized under a public utility holding company structure.

       Changing Regulatory Environment. The principal reason for the proposed restructuring is to respond more effectively and efficiently to regulatory and competitive changes taking place in the electric utility industry. Cleco believes that this will benefit both shareholders and customers by allowing Cleco to operate its LPSC regulated retail utility business more efficiently while at the same time allowing the Holding Company and its affiliates to respond more flexibly to industry changes that are presenting not only new business opportunities but also challenges. The proposed restructuring also will insulate Cleco's utility operations from financial risks associated with its affiliated other businesses. Meanwhile, the affiliate companies will have greater financing flexibility because they will no longer be subject to LPSC regulation.

       Cleco has operated primarily as a traditional utility, responsible for constructing, owning, and operating the utility generation, transmission, and distribution facilities needed to serve its retail and wholesale customers in Louisiana. However, the regulation of utilities and the markets that Cleco has traditionally served are changing. The generation and sales facets of the traditional utility business are becoming less regulated and more competitive; the energy options for customers are expanding; and the challenges to existing utility operations are intensifying.

       In recent years, federal and state initiatives throughout the United States have promoted the development of competition in the generation, transmission and sale of electricity. In general, these initiatives have sought to unbundle the vertically integrated services that electric utilities traditionally have provided and to enable customers to purchase electricity directly from suppliers other than their local transmission or distribution utilities. For example, in 1996 and 1997, the FERC issued its orders requiring electric utilities, including Cleco and its neighboring electric utilities, to file open access transmission tariffs that will make the utility transmission systems available to wholesale sellers and buyers of electric energy on a non-discriminatory basis. Also, in recent years the LPSC has been studying alternatives for restructuring the retail electric industry in Louisiana, including proposals to allow for residential, commercial, and industrial customer choice of retail electric suppliers, in an effort to lower customer rates. These studies, while unpredictable in outcome, must be taken seriously as potential precursors of competitive open markets in Louisiana for retail electric sales.

       At the same time that facets of Cleco's traditional utility business are becoming less regulated and more competitive, industry changes inside and outside Cleco's Louisiana service territory are presenting the System with new business opportunities. Two of Cleco's subsidiaries have begun to take advantage of these new business opportunities.

       o Cleco Energy LLC ("Cleco Energy"), a Cleco Midstream subsidiary that markets natural gas energy at the wholesale level, continues to expand its activities in competitive markets in the south central region of the United States.

       o Cleco Evangeline LLC ("Cleco Evangeline") is developing the first new power plant in Cleco's service area in over a decade to meet native load requirements and to enable the System to efficiently and effectively compete with non-utility generators and independent power producers in installing the region's new generating plants.

Cleco's management is considering other opportunities for participating in the construction, ownership and operation of new electric generation projects to meet demands for new generating capacity in Cleco's operating region. New and competitive power plant projects are expected to continue to offer the opportunity for expansion of the System's investments within and outside Louisiana. Initially, Cleco will likely enter into such investments through joint ventures and other, non-wholly owned, investments. A holding company structure will allow profits from these projects to be retained for the benefit of the System and Holding Company shareholders.

       The corporate separation and financing flexibility afforded by a holding company structure will increase the System's ability to respond to changes in the electric industry, markets and regulation. A holding company structure will accommodate the separation of Cleco's ancillary lines of business from Cleco's remaining core utility business, while allowing common ownership of these businesses under the Holding Company. Similarly, when new business opportunities arise, new lines of businesses can be operated through the Holding Company subsidiaries, rather than through Cleco subsidiaries, thereby enhancing the separation between Cleco and those businesses. Such separation of business functions will facilitate the development of these other businesses, while helping to insulate Cleco and its customers from the risks associated with the operations of these other businesses.

       In contrast to a holding company structure, Cleco's current corporate structure cannot accommodate the same degree of financial separation because all business activities must either be part of the utility itself or be conducted in entities owned by the utility. As a result, any volatility in earnings associated with these other businesses will continue to be reflected in the present utility's financial results. In a holding company structure, these other businesses may be operated in or under sister companies of Cleco. One of the major benefits of a holding company structure is that Cleco will be more effectively insulated from the potential volatility of these other businesses for two reasons.

       o First, the activities of sister companies of Cleco will not be reflected in the utility's financial statements.

       o Second, any unfavorable financial results of these companies generally will not adversely affect Cleco's equity capital.

       Management anticipates that the holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics, and risks of the System's other businesses, without any impact on the capital structure of Cleco.

       o The Holding Company, in addition to receiving dividends from Cleco, will be able to obtain funds through its own debt or equity financings.

       o Cleco will be able to obtain funds through its own financings (which may include the issuance of debt or preferred stock, as well as the issuance of additional shares of Cleco Common Stock to the Holding Company).

       o The other businesses may obtain funds from the Holding Company, from affiliates other than Cleco, or from their own outside financings.

Of course, any financings will depend upon the financial and other conditions of the entities involved and market conditions. In addition, the LPSC Order authorizing the implementation of the Holding Company Proposal prohibits Cleco from encumbering its LPSC jurisdictional assets as collateral for any obligations incurred by the Holding Company or any other affiliate of Cleco.

       The proposed restructuring provides for a holding company that will not be a utility. Under the expected regulatory treatment, neither the Holding Company, nor debt or equity it incurs or issues, will be subject to direct regulation by the LPSC or the FERC.

       Following the restructuring, Cleco will continue to operate as a public utility subject to LPSC and FERC regulation. Cleco's utility business is expected to constitute the principal part of the Holding Company's earnings for the foreseeable future after the restructuring.

THE HOLDING COMPANY

       The Holding Company is a Louisiana corporation incorporated for purposes of implementing the Holding Company Proposal. The principal executive offices of the Holding Company are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and its telephone number is 318-484-7400. The Holding Company has not had any previous business operations. The currently outstanding shares of Holding Company Common Stock are owned by Cleco and will be canceled when the Holding Company Proposal is implemented.

       Following implementation of the Holding Company Proposal, the Holding Company will own all the outstanding Cleco Common Stock and it also will own Cleco's subsidiaries. Management anticipates that the Holding Company, directly or indirectly, also will own any other subsidiaries created in the future in connection with the operation of the System's business. New businesses may also be operated as subsidiaries of, or as joint ventures or under other arrangements with, the Holding Company's subsidiaries and their affiliates.
See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Holding Company Subsidiaries" on page __ of this Proxy Statement and Prospectus. The investment performance of Holding Company Common Stock will depend on the results of operations of Cleco and the Holding Company's other subsidiaries and affiliates.

       The Holding Company will finance its operations, investments in its subsidiaries and various transactions that may be undertaken, including possible acquisitions of other companies and repurchases of Holding Company Common Stock, from dividends and other distributions it receives from its subsidiaries, including Cleco, borrowings, and the sale of equity or debt securities. As is the case under Cleco's present corporate structure, there can be no assurance that the subsidiaries of the Holding Company, including Cleco, will have earnings or pay any dividends to the Holding Company.

       The Holding Company currently will not be subject to regulation by the LPSC or the FERC, except to the extent that the rules or orders of these agencies impose restrictions on the Holding Company's relationship with Cleco or Cleco's relationships with the Holding

Company's other subsidiaries. The Holding Company will be a "public utility holding company" under the 1935 Public Utility Act.

       The Staff of the SEC administers the 1935 Public Utility Act. It has recommended that the 1935 Public Utility Act be repealed. Several bills have been introduced in Congress to do this, but none has been enacted to date. Unless or until the 1935 Public Utility Act is repealed, the Holding Company will invoke an exemption under Section 3(a)(1) of the 1935 Public Utility Act on two grounds:

       o First, both the Holding Company and Cleco are organized and will carry on their businesses substantially in the State of Louisiana.

       o Second, neither the Holding Company nor Cleco will derive any material part of its income from a public utility company subsidiary either organized or carrying on its business predominantly outside of the State of Louisiana.

This exemption is available even though Holding Company subsidiaries will engage in interstate commerce. The exemption will exempt the Holding Company from the provisions of the 1935 Public Utility Act, except Section 9(a)(2), which requires SEC approval for a direct or indirect acquisition of five percent or more of the voting securities of any other electric or gas utility company. To maintain this exemption, the Holding Company must file an exemption statement each year prior to March 1 with the SEC. The exemption may be revoked by the SEC for the following reasons:

       o if a substantial question of law or fact exists as to whether the Holding Company is within the parameters of the exemption; or

       o if it appears that the exemption may be detrimental to the public interest or the interest of investors or consumers.

HOLDING COMPANY SUBSIDIARIES

       Under the proposed Holding Company structure, the Holding Company will own five companies: Cleco (to be renamed Cleco Utility Group Inc.), CLE Resources, Cleco Midstream, Cleco Services, and Cleco Support. Cleco currently owns CLE Resources, Cleco Midstream, Cleco Services, and Cleco Support.

       o Cleco will continue to provide generation, transmission, and distribution functions necessary to meet present-day Cleco's public utility service obligations pursuant to its tariffs and rate schedules on file with the LPSC and the FERC.

       o Since CLE Resources' present-day function of providing some of the financing for Cleco's affiliates will be replaced by the Holding Company, it is anticipated that CLE Resources will be dissolved at an appropriate time after the Holding Company is formed.

       o CLE Intrastate Pipeline Company, Inc., which is currently owned by Cleco but upon implementation of the Holding Company Proposal will become a Cleco Midstream subsidiary, owns and operates a set of intrastate natural gas transmission pipelines connecting Cleco's natural gas-fired power plants to the interstate natural gas transmission grid.

       o Cleco Midstream will continue to serve as an intermediary company for the System with its own subsidiaries engaged in energy procurement, generation, and commodity sales businesses. These subsidiaries will no longer be subject to the LPSC's jurisdiction. These businesses of Cleco Midstream are now, and at the time of the implementation of the Holding Company Proposal are anticipated to continue to be, organized as subsidiaries of Cleco Midstream. Cleco Midstream's current subsidiaries are:

              o Cleco Columbian LLC - a potential electric co-generation and wholesale electric marketing project, located within Cleco's service area, that is in an embryonic developmental stage

              o Cleco Energy - a joint venture with two other parties, primarily engaging in the wholesale marketing of natural gas and natural gas transmission

              o Cleco Evangeline - an electric generation and wholesale marketing project now in a developmental stage

              o Cleco Generation Services LLC - a services company that plans to provide electric power plant operations, maintenance, and engineering expertise as well as labor support to the System's power plants and potentially to other generation owners, such as municipalities and manufacturing industries

              o Cleco Trading & Marketing LLC - a services company that plans to engage in the marketing of electricity in competitive wholesale markets

       o Cleco Services will continue to develop and operate lines of business that are related to the distribution and retail sales functions of Cleco, but which are not regulated by the LPSC.

       o Cleco Support will continue to provide joint and common office support services to its affiliates in the areas of information technology support; financial, accounting and auditing services; human resources and corporate communications.

       The pricing, essential fairness and documentation of commercial transactions between Cleco and its affiliates are governed by Cleco's "Inter-Affiliate Policies". The primary purpose of these policies is to allow for synergies to be achieved in the internal sharing of human resources and material between affiliates, while insisting that these arrangements be commercially reasonable and consistent with public utility regulatory rules against affiliate abuse. Internal compliance with these written policies also assures that there is not cross-subsidization between affiliates, for example, by public utility affiliates of non-public utility affiliates. These policies will continue in effect with the holding company structure.

       In the future, the Holding Company also may form other subsidiaries, which in turn may form subsidiaries or enter into joint ventures or other business relationships in order to engage in competitive businesses. Currently, the competitive businesses are related to electric generation and wholesale sales, electric distribution and retail sales, operation and maintenance of electric generation, transmission and distribution systems, as well as natural gas marketing. In addition to these competitive businesses, the Holding Company may expand into other businesses that are incidental or complementary to its functional expertises or Cleco's lines of business.

       With the exception of Cleco, the Holding Company subsidiaries may encounter competitive and other business factors and different, and perhaps greater, investment risks than those involved in the utility business of Cleco (over time, however, Cleco likely also will be affected by competitive factors and regulatory changes). There can be no assurance that these subsidiaries will be successful, or if unsuccessful, that they will not have an adverse effect on the Holding Company.

DIRECTORS AND OFFICERS

       Upon implementation of the holding company structure, the directors elected at the Annual Meeting and any other directors serving on the Cleco Board will automatically become directors of the Holding Company. These directors will initially serve as the directors of both companies. In the future, the directors of Cleco and the directors of the Holding Company may or may not be the same persons.

       Initially the senior officers of the Holding Company also will be officers of Cleco or one or more other subsidiaries of the Holding Company. The Holding Company will have few employees. In the future, the Holding Company may employ additional officers and employees.

DIVIDENDS

       Following implementation of the Holding Company Proposal, former holders of Cleco Common Stock will then hold Holding Company Common Stock and receive dividends on Holding Company Common Stock when, as, and if declared by the Holding Company Board. Dividends declared on Cleco Common Stock will be paid to the Holding Company. If a series of Cleco Preferred Stock votes in favor of the exchange of shares for shares of Holding Company

Preferred Stock, such shares will be exchanged for shares of Holding Company Preferred Stock, and dividends will be paid by the Holding Company when, as, and if declared by the Holding Company Board. If a series does not approve of such exchange, dividends on Cleco Preferred Stock will continue to be declared by the Cleco Board and paid by Cleco when so declared.

       Dividends on Holding Company Common Stock are expected to be paid initially at least at the same rate on the same schedule as are now paid on Cleco Common Stock. The most recent dividend paid on Cleco Common Stock was $.405 per share, which was paid on February 15, 1999.

       Dividends on Holding Company Common Stock will depend primarily on the dividends and other distributions that Cleco and the other Holding Company subsidiaries pay to the Holding Company as well as the capital requirements of the Holding Company and its subsidiaries. Pursuant to certain of Cleco's financing arrangements and applicable law, Cleco's ability to pay dividends on Cleco Common Stock is restricted to payments based on its earned surplus and on maintenance of minimum capitalization requirements. These restrictions will continue after the holding company structure is implemented. As long as shares of Cleco Preferred Stock are outstanding, dividends also are subject to certain limits based on the amount of equity represented in the outstanding shares on Cleco Common Stock and on Cleco's capitalization. There can be no assurance that in the future the Holding Company subsidiaries, including Cleco, will have earnings sufficient to pay any dividends to the Holding Company. Further, the Holding Company may determine to hold any dividends it receives from its subsidiaries for its own capital needs or may use such dividends in the business of its subsidiaries or other affiliates.

       Cleco and the Holding Company each may issue additional preferred stock in the future to meet their capital requirements. Any Holding Company Preferred Stock and any Cleco Preferred Stock will have preferential dividend rights over common stock of such entities.

HOLDING COMPANY ARTICLES AND HOLDING COMPANY BYLAWS

       Upon implementation of the Holding Company Proposal, holders of Cleco Common Stock will become holders of Holding Company Common Stock, and their rights will be governed by the Holding Company Articles and the Holding Company Bylaws, rather than the Cleco Articles and the Cleco Bylaws. Approval of the Holding Company Proposal by the holders of the Voting Stock also will be considered approval and ratification of the Holding Company Articles, as proposed to be amended. The Holding Company Articles may be amended at any time prior to implementation of the Holding Company Proposal. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Amendment or Termination" on page __ of this Proxy Statement and Prospectus. References in this Proxy Statement and Prospectus to the Holding Company Articles, attached as Appendix D to this Proxy Statement and Prospectus, and the Holding Company Bylaws are qualified in their entirety by reference to the forms thereof.

HOLDING COMPANY CAPITAL STOCK

       The Holding Company Articles authorize the Holding Company to issue _______________ shares of Holding Company Common Stock and _______________ shares of Holding Company Preferred Stock. The Holding Company Board is authorized to issue Holding Company Preferred Stock periodically in any series. In connection with the creation of each such series, the Holding Company Board is to determine the number of shares of the series, and the designations, relative rights, preferences and limitations of the series.

       Shares of Holding Company Common Stock and any shares of Holding Company Preferred Stock will be fully paid and nonassessable when issued in the Share Exchange. Holders of Holding Company Common Stock and any shares of Holding Company Preferred Stock are not entitled to preemptive rights. Preemptive rights allow a shareholder to subscribe for its proportionate share of any subsequent stock offering. Few, if any, publicly traded companies allow preemptive rights, because they make it more difficult to raise capital.

       Dividends. Subject to any prior rights of Holding Company Preferred Stock (if any should become outstanding) and restrictions contained in the Holding Company Articles, Holding Company Common Stock is entitled to dividends when, as, and if declared by the Holding Company Board. Subject to the same prohibitions, the Holding Company may purchase or otherwise acquire outstanding shares of Holding Company Common Stock out of funds legally available therefor. See "PROPOSAL NUMBER 1 -- THE HOLDING COMPANY PROPOSAL - Dividends" on page __ of this Proxy Statement and Prospectus.

       Liquidation Rights. Subject to any prior rights of Holding Company Preferred Stock, upon liquidation of the Holding Company, any remaining net assets of the Holding Company are distributable pro rata to the holders of Holding Company Common Stock.

       Voting Rights. Holders of Holding Company Common Stock and Holding Company Preferred Stock are each entitled to one vote for each share, except in the election of directors, in which case holders of Holding Company Common Stock have cumulative voting rights. Holders of any additional shares of Holding Company Preferred Stock will have no voting rights unless, in connection with the issuance of a series of Holding Company Preferred Stock, the Holding Company Board provides voting rights or unless otherwise required by law.

       Transfer Agent, Registrar and Dividend Agent. The transfer agent, registrar and dividend agent for Holding Company Common Stock will be First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500.

COMPARATIVE RIGHTS OF SHAREHOLDERS

       Certain differences between the rights of holders of Holding Company Common Stock and those of holders of Cleco Common Stock are summarized below.

       Authorized Shares. _______________ shares of Holding Company Common Stock are authorized. 50,000,000 shares of Cleco Common Stock are authorized. As of February 23, 1999, there were _______________ shares of Cleco Common Stock outstanding.

       The authorized shares of Cleco include 1,491,400 shares of preferred stock of the par value of $100 per share and 3,000,000 shares of preferred stock of the par value of $25 per share. As of February 23, 1999, there were ______ shares of $100 preferred stock outstanding and no shares of $25 preferred stock outstanding. The authorized shares of Holding Company include _______________ shares of Preferred Stock, none of which currently are outstanding.

       Purpose. The Cleco Articles have a number of stated purposes. The Holding Company Articles allow the Holding Company to engage in any lawful activity for which corporations may be formed under Louisiana Business Corporation Law ("LBCL").

       Duration. The Cleco Articles provide for a duration of 99 years, expiring in January 2034. The Holding Company Articles provide for a perpetual existence.

AUTHORIZED BUT UNISSUED SHARES

       Based upon the number of shares outstanding on February 23, 1999, upon implementation of the Holding Company Proposal (and assuming the different series of Cleco Preferred Stock approve the exchange of such shares for Holding Company Preferred Stock), _______________ shares of Holding Company Common Stock and _______________ shares of Holding Company Preferred Stock will be authorized but unissued. As of February 23, 1999, there were _______________ shares of Cleco Common Stock and _______________ shares of Cleco Preferred Stock authorized but unissued.

       The existence of authorized but unissued shares may either discourage or make it more difficult for a third party to attempt to obtain control of the Holding Company. These shares may be issued without shareholder approval to prevent or render more difficult or costly the completion of a takeover transaction. In this regard, the Holding Company Articles grant the Holding Company Board, as the Cleco Articles grant the Cleco Board, broad corporate power to establish the rights and preferences of the Holding Company Preferred Stock. The Holding Company Articles provide, as do the Cleco Articles, that one or more classes or series of Holding Company Preferred Stock can be issued which will entitle holders to exercise rights which could have the effect of impeding a takeover. These rights include the following:

       o the rights to convert or exchange the stock into shares of Holding Company Common Stock or other securities; and

       o the right to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.

PREFERRED STOCK OF CLECO

       Shares of Holding Company Preferred Stock will have the same rights, preferences and privileges as shares of Cleco Preferred Stock. Holders of Cleco Preferred Stock will vote, by series, as to whether the shares of such series of Cleco Preferred Stock will be exchanged for shares of Holding Company Preferred Stock. If a series votes against such exchange, and the Holding Company Proposal is adopted, dividends on that series of Cleco Preferred Stock will be solely dependent upon the results of operations at Cleco, as Cleco will no longer be entitled to dividends from its former subsidiaries.

DEBT OF CLECO

       The debts of Cleco will continue as obligations of Cleco following implementation of the Holding Company Proposal. These debts will not be obligations of the Holding Company or the Holding Company's other subsidiaries. The LPSC Order authorizing the implementation of the Holding Company Proposal prohibits Cleco from encumbering its LPSC jurisdictional assets to provide collateral for any obligations incurred by the Holding Company or any other affiliate of Cleco.

IMPLEMENTATION OF THE HOLDING COMPANY PROPOSAL

       The Holding Company Proposal will be implemented pursuant to the Plan of Exchange, attached as Appendix C to this Proxy Statement and Prospectus, should the Holding Company Proposal be approved. The Plan Exchange provides that each share of Cleco Common Stock outstanding immediately prior to the Share Exchange will be automatically exchanged for one share of Holding Company Common Stock. Each person who owns Cleco Common Stock immediately prior to the Share Exchange will own the same number of shares of Holding Company Common Stock immediately following the Share Exchange. The Holding Company will become the owner of all outstanding Cleco Common Stock and the shares of Holding Company Common Stock held by Cleco immediately prior to the Share Exchange will be canceled.

       Simultaneously with the implementation of the Holding Company Proposal, Cleco's name will be changed to Cleco Utility Group Inc. and the Holding Company's name will be changed to Cleco Corporation. Also, simultaneously with the implementation of the Holding Company Proposal, all subsidiaries of Cleco will be transferred to the Holding Company such that they are subsidiaries of the Holding Company rather than Cleco. Both the Cleco Board and the Holding Company Board have unanimously approved the implementation of the Plan of Exchange.

VOTE REQUIRED

       The affirmative vote of the holders of record on the Record Date of two-thirds of the Voting Stock present at the Annual Meeting is required to approve the Holding Company Proposal. In addition, the Holding Company Proposal must be approved by at least two-thirds of the outstanding Cleco Preferred Stock. Because a requirement for this proposal is the affirmative vote of two-thirds of the Voting Stock present at the Annual Meeting, broker non-votes and abstentions will not have an effect on such vote so long as a quorum is present. However, with respect to the vote of the Cleco Preferred Stock, the required vote is two-thirds of the outstanding shares. Consequently, broker non-votes and abstentions will have the effect of a vote against the proposal.

CONDITIONS TO THE SHARE EXCHANGE

       In addition to approval of the Holding Company Proposal by the holders of Voting Stock, the Share Exchange is subject to the satisfaction of the following conditions:

       o regulatory approvals: all necessary orders, authorizations, approvals or waivers from the LPSC and all other applicable regulatory bodies, boards, or agencies shall have been received and remain in full force and effect, and shall not include, in the sole judgment of the Cleco Board, unacceptable conditions;

       o shares of Holding Company Common Stock to be issued in connection with the exchange shall have been listed, subject to official notice of issuance, by the NYSE;

       o the Holding Company Articles shall have been filed with the Louisiana Secretary of State pursuant to Section 25 of the LBCL; and

       o a certificate of exchange with respect to the Share Exchange shall have been filed with the Louisiana Secretary of State pursuant to Section 116 of the LBCL.

       With respect to the regulatory approvals, Cleco and the Holding Company filed an application for LPSC approval of the Holding Company Proposal. The LPSC approved the application, as amended, on December 18, 1998. The FERC has held that the transfer of a public utility's common stock from its existing shareholders to a holding company constitutes a transfer of the ownership and control of the utility's jurisdictional facilities and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the Federal Power Act of 1920. On January 29, 1999, the FERC issued an order authorizing Cleco to adopt the proposed holding company structure.

       The Holding Company Articles were filed October 30, 1998, with the Louisiana Secretary of State. The Holding Company Articles will be amended upon effectiveness of the Share

Exchange, unless amended or altered by the Cleco Board subsequent to the date of this Proxy Statement and Prospectus.

AMENDMENT OR TERMINATION

       The Cleco Board and the Holding Company Board may amend or terminate the Plan of Exchange or amend the Holding Company Articles or the Holding Company Bylaws at any time prior to the implementation of the Holding Company Proposal. No amendment, however, may materially and adversely affect the rights of Cleco's shareholders, as determined in the sole judgment of the Cleco Board. Following implementation of the Holding Company Proposal, the Holding Company Articles and the Holding Company Bylaws may be amended in accordance with their terms, and subject to applicable law.

EXCHANGE OF STOCK CERTIFICATES

       If the Holding Company Proposal is implemented, it will not be necessary for holders of Cleco Common Stock or any series of Cleco Preferred Stock participating in the Share Exchange to exchange their existing stock certificates for certificates of applicable Holding Company Common Stock or Holding Company Preferred Stock. The certificates which represent shares of Cleco Common Stock or Cleco Preferred Stock outstanding immediately prior to the implementation of the Holding Company Proposal will automatically represent an equal number of shares of applicable Holding Company Common Stock or Holding Company Preferred Stock, immediately after the implementation and will no longer represent Cleco Common Stock or Cleco Preferred Stock. Thereafter, new certificates bearing the name of the Holding Company will be issued if and as certificates representing shares of Cleco Common Stock or Cleco Preferred Stock outstanding immediately prior to the implementation of the Holding Company Proposal are presented for exchange or transfer.

       The holders of a series of Cleco Preferred Stock who do not approve the exchange of shares will continue to retain existing stock certificates which will remain as shares of that series of Cleco Preferred Stock, subject to the existing terms and preferences.

LISTING OF HOLDING COMPANY COMMON STOCK

       The Holding Company is applying to have Holding Company Common Stock listed on the NYSE to trade under the symbol "CNL". It is expected that such listing will become effective when the Holding Company Proposal is implemented. Quotations will be carried in newspapers as they have been for Cleco Common Stock. Following implementation of the Holding Company Proposal, Cleco Common Stock will no longer trade on any stock exchange, and will be delisted and deregistered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). No shares of Cleco Preferred Stock currently trade in the public markets or are listed on any exchange, and no shares of Holding Company Preferred Stock will be so traded or listed.

       Pursuant to the Plan of Exchange, all shares of Cleco Common Stock (including uncertificated whole and fractional shares) held under Cleco's DRIP and the Savings and Investment Plan, and all options on shares under the Long-Term Incentive Plan and Stock Option Plan will be automatically exchanged for an equal number of shares, or options on shares, of Holding Company Common Stock. The plans will be amended to provide for transactions in Holding Company Common Stock instead of Cleco Common Stock. Approval of the Holding Company Proposal by the holders of the Voting Stock will also be considered approval of this amendment to each of the plans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

       Cleco and the Holding Company have received an opinion from Phelps Dunbar, their special tax counsel, regarding material federal income tax consequences of the implementation of the Holding Company Proposal.

       The following is a summary of Phelps Dunbar's opinion as to material federal income tax consequences, which is based on certain assumptions and factual representations:

       (i) no gain or loss will be recognized by a holder of Cleco Common Stock upon the exchange of such holder's Cleco Common Stock solely for Holding Company Common Stock;

       (ii) no gain or loss will be recognized by a holder of Cleco Preferred Stock upon the exchange of such holder's Cleco Preferred Stock solely for Holding Company Preferred Stock;

       (iii) the aggregate tax basis of shares of Holding Company Common Stock received by a former holder of shares of Cleco Common Stock in an exchange described in clause (i) above will equal the tax basis of such former holder's shares of Cleco Common Stock exchanged therefor, and the holding period for such shares of Holding Company Common Stock will include the holding period for shares of Cleco Common Stock exchanged therefor to the extent that such shares of Cleco Common Stock were held as a capital asset at the effective time of the Share Exchange;

       (iv) the aggregate tax basis of shares of Holding Company Preferred Stock received by a former holder of shares of Cleco Preferred Stock in an exchange described in clause (ii) above will equal the tax basis of such former holder's shares of Cleco Preferred Stock exchanged therefor, and the holding period for such shares of Holding Company Preferred Stock will include the holding period for shares of Cleco Preferred Stock exchanged therefor to the extent that such shares of Cleco Preferred Stock were held as a capital asset at the effective time of the Share Exchange;

       (v) no gain or loss will be recognized by the Holding Company or Cleco on account of the Share Exchange or the issuance of shares of Holding Company Common Stock to the former holders of shares of Cleco Common Stock and the issuance of shares of Holding Company Preferred Stock to the former holders of shares of Cleco Preferred Stock pursuant to the Plan of Exchange; and

       (vi) the consummation of the Share Exchange will not result in the termination of the existence of the affiliated group of corporations of which Cleco has been the common parent, and Cleco will be included in such affiliated group of corporations of which the Holding Company will become the new common parent.

       The former holders of shares of Cleco Common Stock and Cleco Preferred Stock will be required to attach to their income tax returns, and maintain a permanent record of, a complete statement of all the facts relating to the Share Exchange. The facts to be disclosed by a former holder include the former holder's basis in the shares of Cleco Common Stock and Cleco Preferred Stock transferred to the Holding Company and the nature and number of shares of Holding Company Common Stock and Holding Company Preferred Stock received in the Share Exchange.

       The United States federal income tax discussion set forth above is based upon current law and may not apply for certain taxpayers subject to special treatment under the federal income tax laws (for example, foreign corporations and individuals who are not citizens or residents of the United States). The foregoing is not intended to be a comprehensive discussion of all possible federal income tax consequences of the Share Exchange. Furthermore, this Proxy Statement and Prospectus does not provide any information regarding the tax consequences of the Share Exchange under the tax laws of any state or any local or foreign jurisdiction, other than the State of Louisiana. Holders of Cleco Common Stock and Cleco Preferred Stock are urged to consult their own tax advisors with respect to the specific tax consequences of the Share Exchange.

MATERIAL LOUISIANA INCOME TAX CONSEQUENCES

       Cleco and the Holding Company have requested a ruling letter from the Department of Revenue regarding material Louisiana income tax consequences of the implementation of the Holding Company Proposal. It is anticipated that the ruling letter will be received prior to the effective date of the Holding Company Proposal. If the ruling letter is not received timely, Phelps Dunbar will issue an opinion regarding the material Louisiana income tax consequences.

       The following is a summary of the Department of Revenue's anticipated ruling letter and of Phelps Dunbar's opinion as to material Louisiana income tax consequences, which are based on certain assumptions and factual representations:

       (i) no gain or loss will be recognized by a holder of Cleco Common Stock upon the exchange of such holder's Cleco Common Stock solely for Holding Company Common Stock;

       (ii) no gain or loss will be recognized by a holder of Cleco Preferred Stock upon the exchange of such holder's Cleco Preferred Stock solely for Holding Company Preferred Stock;

       (iii) the aggregate tax basis of shares of Holding Company Common Stock received by a former holder of shares of Cleco Common Stock in an exchange described in clause (i) above will equal the tax basis of such former holder's shares of Cleco Common Stock exchanged therefor, and the holding period for such shares of Holding Company Common Stock will include the holding period for shares of Cleco Common Stock exchanged therefor to the extent that such shares of Cleco Common Stock were held as a capital asset at the effective time of the Share Exchange;

       (iv) the aggregate tax basis of shares of Holding Company Preferred Stock received by a former holder of shares of Cleco Preferred Stock in an exchange described in clause (ii) above will equal the tax basis of such former holder's shares of Cleco Preferred Stock exchanged therefor, and the holding period for such shares of Holding Company Preferred Stock will include the holding period for shares of Cleco Preferred Stock exchanged therefor to the extent that such shares of Cleco Preferred Stock were held as a capital asset at the effective time of the Share Exchange;

       (v) no gain or loss will be recognized by the Holding Company on account of the Share Exchange or the issuance of shares of Holding Company Common Stock to the former holders of shares of Cleco Common Stock and the issuance of shares of Holding Company Preferred Stock to the former holders of shares of Cleco Preferred Stock pursuant to the Plan of Exchange; (this conclusion is predicated on the assumption that Cleco's Louisiana earnings and profits are greater than or equal to the fair market value of the assets, stock interests, and limited liability company interests distributed by Cleco to the Holding Company; this assumption currently is being verified by PricewaterhouseCoopers LLP and the third-party appraiser); and

       (vi) no gain or loss will be recognized by Cleco on account of the Share Exchange or the issuance of shares of Holding Company Common Stock to the former holders of shares of Cleco Common Stock and the issuance of shares of Holding Company Preferred Stock to the former holders of shares of Cleco Preferred Stock pursuant to the Plan of Exchange.

ACCOUNTING TREATMENT

       The consolidated assets and liabilities of the Holding Company and its subsidiaries immediately after the Holding Company Proposal is implemented will be the same as the consolidated assets and liabilities of Cleco immediately before implementation. The Holding Company, on an unconsolidated basis, will record its investment in Cleco and in subsidiaries transferred by Cleco and other affiliates to the Holding Company at their net book value. The Share Exchange will result in the Holding Company becoming the owner of the Cleco Common Stock. This change in ownership has no accounting effect on Cleco. The transfers of subsidiaries by Cleco and other affiliates to the Holding Company will reduce Cleco's or such affiliates' retained earnings by an amount equal to the net book value of the subsidiaries transferred.

DISSENTERS' RIGHTS

       Each holder of Cleco Preferred Stock who objects to the Share Exchange may be entitled to the rights and remedies of dissenting shareholders provided in Section 131 of the LBCL (applicable excerpts attached as Appendix E to this Proxy Statement and Prospectus). Section 131 provides that shareholders of Louisiana corporations who vote against a share exchange have the right to dissent if the share exchange is authorized by less than eighty percent of the total voting power of the class of shares voting on a particular issue. Consequently, if a series of Cleco Preferred Stock approves the exchange of such series by less than eighty percent of the total number of outstanding shares in the series, then the holder of a share in such series may dissent from the Share Exchange. In addition, all holders of Cleco Preferred Stock are voting on the Share Exchange as a single class. If such vote is by less than eighty percent of the total number of shares of Cleco Preferred Stock issued and outstanding, then all holders of Cleco Preferred Stock may dissent with respect to the Share Exchange.

       In order to dissent, a shareholder must file with Cleco a written objection to the Share Exchange, which objection must be filed with Cleco prior to or at the Annual Meeting. In addition, the shareholder must vote against the Share Exchange at the Annual Meeting. If the Share Exchange is approved by less than eighty percent of the total series or class outstanding, as the case may be, Cleco must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the Share Exchange. A dissenting shareholder may then file with Cleco a written demand for the fair cash value of his or her shares as of the day before the Annual Meeting. The demand must be made within twenty days of the mailing of the notice from Cleco and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which Cleco's reply may be sent and must deposit his or her shares in escrow at a bank or trust corporation, duly endorsed and transferred to Cleco on the sole condition that the fair value be paid. If Cleco does not agree with the fair value requested by the dissenting shareholder, it must provide notice to the shareholder (the "Notice") within twenty days after receipt of the shareholder's demand and state in such Notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in Rapides Parish. If the dissenting shareholder institutes a suit seeking an amount in excess of the amount offered by Cleco to the dissenting shareholder in the Notice, Cleco shall deposit the amount offered with the court. If the amount finally awarded by the court, exclusive of interest and costs (the "Awarded Amount"), is more than the amount so offered and deposited, then all costs of the court proceedings shall be paid by Cleco. If the Awarded Amount is equal to or less than the amount so offered and deposited, then all costs of the court proceedings shall be paid by the dissenting shareholder.

       The amount received by a dissenting shareholder may be more or less than, or equal to, the par value of, or redemption price for, such shares.

       Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of Cleco thereafter. Also, shareholders may withdraw their demand at any time before Cleco gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of Cleco in order to be effective.

       Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Cleco Preferred Stock to perfect dissenters' rights. Holders of Cleco Preferred Stock will lose their right to dissent from the Share Exchange unless they both (i) file with Cleco a written objection to the Share Exchange prior to or at the Annual Meeting and
(ii) vote their shares (in person or by proxy) against the proposed Plan of Exchange at the Annual Meeting.

       THE FOREGOING SUMMARY OF THE PROVISIONS OF THE LBCL RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE LBCL ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT AND PROSPECTUS.

       Holders of Cleco Preferred Stock who exercise and perfect dissenters' rights and who receive cash for their shares will generally be subject to federal and state income tax on all or a portion of the amount of cash received. The receipt of cash for shares will be generally treated as a distribution in redemption of the shareholder's stock, and depending on the individual shareholder's circumstances, may be deemed to be a complete termination of interest resulting in a capital gain or loss to such shareholder. The tax opinion rendered by Phelps Dunbar attached as Appendix F to this Proxy Statement and Prospectus states that gains or losses will be recognized on the receipt of cash in payment of dissenters' rights. Shareholders desiring to dissent from the Share Exchange are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.

VALIDITY OF HOLDING COMPANY COMMON STOCK

       The validity of the shares of Holding Company Common Stock to be issued in the Share Exchange will be passed upon by Phelps Dunbar, counsel to Cleco and the Holding Company, 400 Poydras Street, New Orleans, Louisiana 70130-3245.

           PROPOSAL NUMBER 2 -- ELECTION OF THREE CLASS II DIRECTORS

       The Cleco Bylaws provide for the division of the Cleco Board into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. The Cleco Board has a total of 10 directors: 4 are in Class I, 3 are in Class II and 3 are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The three Class II director positions are proposed for election this year to serve as members of the Cleco Board until the annual meeting of shareholders in 2002, or until their successors are elected and qualified.

       The persons named in the accompanying proxy may act with discretionary authority (i) to cumulate the votes attributable to shares of Cleco Common Stock represented by the proxy and (ii) to vote for other nominees upon the unavailability of a named nominee, although management is unaware of any circumstances likely to render any of the nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The three persons that receive the most votes cast will be elected as directors.

       All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and III, who are continuing as directors at this time and whose terms of office expire in 2001 and 2000, respectively, are named on pages _____ of this Proxy Statement and Prospectus. If the Holding Company Proposal is adopted, it is anticipated that the Class I and Class III directors, as well as the directors elected at the Annual Meeting, will serve as directors of the Holding Company.

       The Cleco Board has unanimously approved the nomination of the three nominees for Class II Director and recommends that you vote "FOR" the election of the three nominees for Class II Director.

       The following sets forth information concerning the three nominees for election as Class II directors at the Annual Meeting as well as the continuing Class I and Class III directors, including the business experience of each during the past five years.

CLASS II DIRECTORS (NOMINEES TO BE ELECTED AT THE ANNUAL MEETING; TERMS OF OFFICE EXPIRE IN 2002)

       o Robert T. Ratcliff has been chairman, president and chief executive officer of Ratcliff Construction Company, Inc., a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, since 1975. Mr. Ratcliff (age 56) has been a director of Cleco since 1993 and is a member of the audit committee of the Cleco Board (the "Audit Committee"). He is also a director of Hibernia Corporation and Hibernia National Bank.

       o Edward M. Simmons is chairman of the board and chief executive officer of McIlhenny Company (makers of Tabasco brand products). Prior to being named chairman of the board in June 1996, Mr. Simmons had served as president and chief executive officer of McIlhenny Company for more than five years. Mr. Simmons (age 70) has been a director of Cleco since 1992 and he previously served on the Cleco Board during the period 1971-1981. He is chairman of the compensation committee of the Cleco Board (the "Compensation Committee") and a member of the executive committee of the Cleco Board (the "Executive Committee") and also serves as a director of Pan American Life Insurance Company and Piccadilly Cafeterias, Inc.

       o William H. Walker, Jr. is president and a director of Howard, Weil, Labouisse, Friedrichs Inc., an investment banking firm, and has served in such positions for more than five years. Mr. Walker (age 53) has been a director of Cleco since September 1996 and is a member of the Compensation Committee and the Executive Committee. He is also a director of Howard Weil Financial Corporation.

CLASS I DIRECTORS (TERMS OF OFFICE EXPIRE IN 2001)

       o Sherian G. Cadoria has served as president of Cadoria Speaker and Consultancy Service since January 1992. She retired in 1990 as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria (age 59) has been a director of Cleco since 1993 and is a member of the Compensation Committee.

       o Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell (age 60) has been a director of Cleco since April 1997 and is a member of the Audit Committee. He is also a director of Whitney Holding Corporation and Whitney National Bank.

       o David M. Eppler has served as president of Cleco since January 1999 and as chief operating officer since July 1997; he had served as executive vice president from January 1997 until January 1999, as vice president of power supply and energy transmission from 1995 to 1997, and as vice president of finance and chief financial officer from 1993 to 1995. Prior to that time, he had served as vice president of finance and rates, treasurer and chief financial officer. Mr. Eppler (age 48) joined Cleco in 1981 and served as manager, investor relations and finance until 1985, when he became vice president of financial services.

       o Gregory L. Nesbitt has served as chairman of Cleco since January 1999 and as chief executive officer since 1993; he had served as president from 1992 until January 1999, as chief operating officer from 1991 to 1993, and as executive vice president from 1988 to 1991. Mr. Nesbitt (age 61) has been a director of Cleco since 1988 and is a member of the Executive Committee. He joined Cleco in 1980 and served as senior vice president of Cleco's electric power supply group until January 1988.

CLASS III DIRECTORS (TERMS OF OFFICE EXPIRE IN 2000)

       o J. Patrick Garrett has been president and chief executive officer of Windsor Food Company Ltd., a privately held company engaged in the food processing business, since July 1995. Prior to that time, he had been engaged in the practice of law for more than five years as a member of the law firm of Baker & Botts, L.L.P. Mr. Garrett (age 55) has served as a director of Cleco since 1981 and is a member of the Compensation Committee.

       o F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James (age 63) has been a director of Cleco since 1986 and is chairman of the Audit Committee and a member of the Executive Committee.

       o A. DeLoach Martin, Jr. has been chairman of Central Engineering & Supply Company, a company engaged in the wholesale distribution of refrigeration and mill supplies, for more than five years.
              Mr. Martin (age 69) became a director of Cleco in 1978 and is chairman of the Executive Committee and a member of the Audit Committee.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

       The Cleco Board has an Executive Committee, an Audit Committee, and a Compensation Committee. The members of such committees are identified under "Class II Directors", "Class I Directors" and "Class III Directors", above. The Cleco Board has no standing nominating committee.

       The Audit Committee recommends to the Cleco Board the appointment of the independent auditors of Cleco, reviews the scope of audits, reviews and recommends to the Cleco Board financial reporting and accounting practices, reviews the scope and results of Cleco's procedures for internal auditing and the adequacy of the system of internal accounting controls of Cleco, and has responsibility with respect to audit matters generally. During 1998, the Audit Committee held two meetings.

       The Compensation Committee approves, or in some cases recommends to the Cleco Board, remuneration arrangements and compensation plans involving Cleco's directors, officers and employees, and administers the granting of restricted stock and other awards to eligible employees under the Long-Term Incentive Plan and annual incentive compensation program described below. The Compensation Committee held three meetings in 1998.

       The Cleco Board held four regular meetings and two special meetings during 1998. At intervals between formal meetings, members of the Cleco Board are provided with information regarding the operations of Cleco and are consulted informally from time to time with respect to pending business. During 1998, all directors attended at least 75% of the total number of meetings of the Cleco Board and of the committees of the Cleco Board on which such directors served.

       Any director who is a regularly employed officer of Cleco receives no fees for serving as a director of Cleco. Currently, each other director who is not the chairman of a board committee receives an annual retainer of $18,000 for serving as a director. Each director who is the chairman of a board committee receives an additional annual fee of $3,000. Each director receives $800 for each day he or she attends one or more meetings of the Cleco Board or its committees. The annual retainer, the annual fee for serving as a chairman of a board committee, and the attendance fee are paid, at the option of the director, in either cash, Cleco Common Stock or a combination of both. Cleco also reimburses directors for travel and related expenses incurred in attending meetings of the Cleco Board or such committees. Cleco has in effect a deferred compensation plan for directors under which a director may elect to defer all or part of his or her compensation as a director. Cleco has a retirement plan for its non-employee directors under which directors with five years of service receive, at age 65 or upon later retirement. The maximum annual benefit payable under the plan is $12,000. Benefits are payable for life or a period equal to the number of years of service as a director, whichever is shorter. Cleco also provides its non-employee directors with $200,000 of life insurance and permanent total disability coverage under Cleco's group accidental death and dismemberment plan, which covers all active, full-time employees.

INTERESTS OF THE BOARD OF DIRECTORS

       Mr. Ratcliff is the chairman, president and chief executive officer of Ratcliff Construction Company, Inc. In competitive bidding, Ratcliff Construction Company, Inc. has been awarded a site preparation contract for the Coughlin Station Repowering Project of Cleco's wholly-owned subsidiary, Cleco Evangeline. The contract amount, including charge orders through January 19, 1999, is $452,205.50.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

       The following table sets forth the number of shares of Cleco Common Stock and Cleco Preferred Stock beneficially owned as of February 1, 1999, by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group.

                                                                                           Amount and nature
                                                                                             of beneficial
                                           Amount and nature of beneficial ownership of       ownership of
                                                         Common Stock(1)                   Preferred Stock(2)
                                           ---------------------------------------------  -------------------
                                                       Options
                                                     Exercisable                Percent               Percent
                                                      Within 60                    of                   of
                                           Direct       Days          Other      Class     Indirect    Class
                                           ------    -----------    ----------  --------  ----------   -----
 DIRECTORS AND NOMINEES
 ----------------------

    Sherian G. Cadoria                       1,000                                 *

    Richard B. Crowell                      22,305                  51,800(3)      *

    David M. Eppler(4)                      20,830      2,800                      *           468       *

    J. Patrick Garrett                       2,790                                 *

    F. Ben James, Jr.                        2,400                                 *

    A. DeLoach Martin, Jr.                  18,800                                 *

    Gregory L. Nesbitt(5)                   56,922                                 *           249       *

    Robert T. Ratcliff                       1,192                                 *

    Edward M. Simmons                        2,323                                 *

    William H. Walker, Jr.                   1,828                                 *

 NAMED OFFICERS
 --------------

    Darrell J. Dubroc                        3,269                                 *           808       *

    Thomas J. Howlin                         3,631                                 *            26       *

    Catherine C. Powell                      6,018                                 *           260       *

    All directors, nominees and
       executive officers as a group
       (18 persons, including those
       listed above)                       163,198      2,800          51,800                   (6)      *

(1) In accordance with SEC regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or to dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options which are set forth under the "Options Exercisable Within 60 Days" column. Shares of Cleco Common Stock listed under the "Direct" column are those as to which each named individual has sole voting or dispositive power, including shares held under the Savings and Investment Plan (576 shares for Mr. Dubroc and 1,412 shares for other executive officers included in the amount shown for all directors and executive officers as a group) and shares granted as restricted stock awards under the Long-Term Incentive Plan described below (16,485 shares for Mr. Nesbitt, 7,393 shares for Mr. Eppler, 3,526 shares for Mr. Howlin, 3,939 shares for Ms. Powell, 3,269 shares for Mr. Dubroc and 8,111 shares for other executive officers included in the amount shown for all directors, nominees and executive officers as a group). Shares listed under the "Other" column are those as to which the named individual shares voting and dispositive power with another person.

(2) The shares of Cleco Preferred Stock beneficially owned by the individuals indicated in the table are shares held for the respective accounts of executive officers under the ESOP.

(3) Includes 51,800 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.

(4)    Mr. Eppler is also the president and chief operating officer of Cleco.

(5)    Mr. Nesbitt is also the chairman and chief executive officer of Cleco.

(6) The ESOP holds Cleco Preferred Stock that is convertible, at any time, into shares of Cleco Common Stock. 161,907 shares of Cleco Preferred Stock, convertible into 777,154 shares of Cleco Common Stock (3.5% of such common stock), have not yet been allocated to accounts of participants in such plan. Executive officers of Cleco serve with other Cleco employees as the administrator of the plan and effective as of January 1, 1999, make voting decisions with respect to such unallocated shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.

* Less than 1% of class.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act ("Section 16(a)") requires Cleco's executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco's equity securities. To Cleco's knowledge, based solely on review of the copies of such reports furnished to Cleco and written representations that no year-end reports on Form 5 were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

                             EXECUTIVE COMPENSATION

GENERAL

       The Summary Compensation Table sets forth individual compensation information with respect to the chief executive officer and the four other most highly paid executive officers of Cleco for services rendered in all capacities to Cleco during the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996. The table discloses the annual salary, bonuses and other compensation awards and payouts to the named executive officers.

SUMMARY COMPENSATION TABLE

                                                                        Other                         All
                                                                        Annual                       Other
                                                                        Compen-       LTIP          Compen-
 Name and Principal Position    Year       Salary      Bonus (1)       sation(2)   Payouts (3)     sation (4)
 ---------------------------    ----       ------      ---------       ---------   -----------     ----------
 Gregory L. Nesbitt             1998       $334,623     $176,090       $21,645      $331,173        $6,400
   Chairman and Chief           1997        296,770      126,000        16,840       206,738         6,334
   Executive Officer            1996        271,081      130,600        11,954       144,187         6,000

 David M. Eppler                1998       $205,389     $ 90,300       $ 8,000      $111,687        $6,924
   President and Chief          1997        166,478       54,000         5,837        68,238         6,836
   Operating Officer            1996        140,808       62,800         4,302        58,526         6,483

 Thomas J. Howlin               1998       $167,424     $ 70,690         2,417             0        $5,217
   Senior Vice President -      1997         69,454       71,500             0             0         4,085
   Financial Services and
   Chief Financial Officer
   (Hired in 1997)

 Catherine C. Powell            1998       $128,334     $ 48,380       $ 5,047      $ 73,393        $6,624
   Senior Vice President -      1997        111,023       33,660         4,044        41,782         6,188
   Employee and                 1996        102,000       44,400         2,872        33,523         5,683
   Corporate Services

 Darrell J. Dubroc              1998       $147,039       53,120       $ 3,098             0        $6,474
   Vice President -             1997        118,656       36,910         1,287             0         9,964
   Generation Services          1996         97,565        5,737             0             0         2,592

-----------------

(1) The "Bonus" column includes cash awards that are payable or have been paid to executive officers pursuant to (i) an annual incentive compensation program under which participants may receive incentive compensation in addition to base compensation determined by the performance of Cleco and the individual participants, (ii) merit lump-sum payments received by certain named executive officers, and (iii) payments received under Cleco's spot award incentive plan which rewards individual performance.

(2) For 1996, 1997 and 1998, the "Other Annual Compensation" column includes dividends paid on restricted stock awards under the Long-Term Incentive Plan. Dividends on restricted stock are paid quarterly and at the same rate as dividends on the Cleco Common Stock.

(3) Restricted stock awards granted under the Long-Term Incentive Plan, which are subject to performance-based vesting requirements, are reported under the "Long-Term Incentive Plan - Awards in 1998" table below. The number and value of the aggregate restricted stock holdings at December 31, 1998, a portion of which is included in the "LTIP Payouts" column, for each of the named executive officers were as follows: Gregory L. Nesbitt, 13,444 shares with a value of $461,297; David M. Eppler, 4,969 shares with a value of $170,499; Thomas J. Howlin, 1,501 shares with a value of $51,503; Catherine C. Powell, 3,135 shares with a value of $107,570; and Darrell J. Dubroc, 1,924
shares with a value of $66,017.   For 1996, 1997 and 1998, the "LTIP Payouts"
column includes the value of restricted stock and opportunity shares under the Long-Term Incentive Plan that vested in 1996 relating to the performance period January 1,1993 to December 31,1995, in 1997 relating to the performance period January 1,1994 to December 31, 1996, and in 1998 relating to the performance period January 1, 1995 to December 31, 1997, respectively, and related tax gross-up amounts.

(4) For 1996, 1997 and 1998, respectively, the "All Other Compensation" column includes: (i) amounts contributed or accrued by Cleco under the Savings and Investment Plan on behalf of the named executive officers as follows:
Gregory L. Nesbitt, $6,000, $6,334 and $6,400; David M. Eppler, $6,000, $6,333
and $6,400; Thomas J. Howlin, $0, $0, and $4,237; Catherine C. Powell, $5,488, $5,973 and $6,400; and Darrell J. Dubroc, $2,547, $4,881 and $6,400; (ii) term life insurance premiums paid for the benefit of the named executive officers as follows: Gregory L. Nesbitt, $0, $0 and $0; David M. Eppler, $483, $503 and $524; Thomas J. Howlin, $0, $210 and $980; Catherine C. Powell, $195, $215 and $224; and Darrell J. Dubroc, $45, $71 and $74; and (iii) unused vacation purchased from the following named executives: Gregory L. Nesbitt, $0, $0 and $0; David M. Eppler, $0, $0 and $0; Thomas J. Howlin, $0, $3,875 and $0; Catherine C. Powell, $0, $0 and $0; and Darrell J. Dubroc, $0, $5,012 and $0.

STOCK OPTION PLANS

       Cleco currently maintains two plans pursuant to which options to purchase shares of Common Stock are outstanding and/or may be granted. The first is the Stock Option Plan, covering an aggregate of 400,000 shares of Cleco Common Stock. It expired in 1991, and no future grants can be made under the plan. As of December 31, 1998, options covering 4,800 shares remained exercisable pursuant to grants made under the Stock Option Plan. Cleco also has in effect the Long-Term Incentive Plan pursuant to which certain officers and key employees may receive restricted stock, stock options or stock appreciation rights, among other awards. An aggregate of 800,000 shares of Cleco Common Stock have been reserved for issuance under this plan. No stock options or stock appreciation rights were granted under the Long-Term Incentive Plan in 1998.

       The following table sets forth, for each of the five persons listed in the Summary Compensation Table above, the following information concerning stock options exercised during 1998:

       o the number of shares of Cleco Common Stock acquired upon the exercise of options during 1998;

       o the aggregate dollar value realized upon the exercise of such options;

       o the total number of exercisable and nonexercisable options held on December 31, 1998; and

       o the aggregate dollar value of on-the-money exercisable options on December 31, 1998.

         AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                     Number of Securities            Value of Unexercised
                                                    Underlying Unexercised               In-the-Money
                                                          Options at                      Options at
                                                      December 31, 1998               December 31, 1998
                                                 -----------------------------   -----------------------------
                         Shares
                        Acquired
                           on          Value
         Name           Exercise     Realized    Exercisable(1)  Unexercisable   Exercisable(2)  Unexercisable
---------------------   --------     --------    --------------  -------------   --------------  -------------
 Gregory L. Nesbitt         0          $ 0           2,000            0            $35,065           $0

 David M. Eppler            0            0           2,800            0             49,091            0

 Thomas J. Howlin           0            0               0            0                  0            0

 Catherine C. Powell        0            0               0            0                  0            0

 Darrell J. Dubroc          0            0               0            0                  0            0


(1)    These options were exercised in 1999.

(2) Based upon the closing price of the Cleco Common Stock on the NYSE Composite Tape at December 31, 1998, minus the exercise price.

       The following table sets forth, for each of the five persons listed in the Summary Compensation Table, the information described below as to awards granted under the Long-Term Incentive Plan during 1998:

       o the number of shares of performance-based restricted stock granted to the named executive officers in 1998;

       o the time period during which the restricted stock awards are subject to performance-based restrictions;

       o the number of shares of restricted stock that will vest if Cleco's total return to shareholders in relation to a peer group of other utilities attains certain specified levels; and

       o the maximum number of shares of restricted stock that will vest, including related performance-based "opportunity shares."

                    LONG-TERM INCENTIVE PLAN - AWARDS IN 1998

                                                                         Estimated Future Payouts
                                                              ---------------------------------------------
                                          Performance or
                                        Other Period until      Number of        Number of       Number of
                            Number            Maturation or     Threshold         Target          Maximum
         Name             of Shares(1)        Payout            Shares (2)       Shares (2)      Shares (3)
-----------------------------------------------------------------------------------------------------------
 Gregory L. Nesbitt          5,521       1/1/98 - 12/31/00          1,381           5,521            8,282
 David M. Eppler             2,162       1/1/98 - 12/31/00            541           2,162            3,243
 Thomas J. Howlin            1,501       1/1/98 - 12/31/00            376           1,501            2,252
 Catherine C. Powell         1,158       1/1/98 - 12/31/00            290           1,158            1,737
 Darrell J. Dubroc           1,104       1/1/98 - 12/31/00            276           1,104            1,656

(1) The amounts listed in the "Number of Shares" column represent the performance-based restricted stock granted to the named executive officers in 1998. The recipient of a restricted stock grant is the record owner of the number of target shares awarded, which are issued in the name of the recipient but held in escrow by Cleco until delivery to, or forfeiture by, the recipient. The recipient may vote the shares covered by the award and receive dividends with respect thereto, but generally may not sell, pledge or otherwise transfer such shares until the restriction period imposed by the Compensation Committee comes to an end and the performance goals established by the committee have been met. The recipient may, at the end of the restriction period, forfeit all or a portion of the restricted shares awarded depending upon the performance level achieved. The restricted stock awards require a three-year holding period following vesting before any shares may be sold.

(2) The amounts listed in the "Number of Threshold Shares" and "Number of Target Shares" columns represent performance-based restricted stock granted in 1998 that will vest under the threshold and target levels established by the Compensation Committee. The restricted stock grants vest based upon total return to shareholders (Cleco Common Stock price appreciation plus dividends paid during performance cycle) in relation (by percentile) to a peer group of other utilities ("Total Return to Shareholders"). The vesting (payout) schedule for the restricted stock awards, based upon Cleco's Total Return to Shareholders ranking, is as follows:

       o No awards will vest if Cleco's ranking is below the 25th percentile.

       o Threshold performance provides 25% award payout at the 25th percentile.

       o Target performance provides 100% award payout from the 45th percentile to the 55th percentile.

Performance awards above the threshold level and below the target level will be prorated.

(3) The amounts under the "Number of Maximum Shares" column represent the number of performance-based restricted stock grants that vest at the target level set forth under the "Number of Target Shares" column plus the number of performance-based "opportunity shares" granted to the named executive officers in 1998 that will vest between the target and maximum levels established by the Compensation Committee. "Opportunity shares" awarded in connection with a restricted stock award will not be issued until the lapse of restrictions on the related restricted stock and do not entitle the recipient to the rights of a shareholder until the time of issuance of the Cleco Common Stock representing the "opportunity shares." "Opportunity share" awards require a three-year holding period following vesting before any of the shares may be sold. The "opportunity shares" vest based upon Total Return to Shareholders and will be issued when the restriction period on the related restricted stock lapses. The vesting (payout) schedule for the "opportunity shares" included in this column, based on Cleco's Total Return to Shareholders ranking, is as follows:

       o No awards of "opportunity shares" vest if Cleco's ranking is at or below the 55th percentile.

       o Maximum performance provides 100% "opportunity share" award payout (equal to 50% of number of target shares of restricted stock) at the 75th percentile.

Performance awards of "opportunity shares" above the target level and below the maximum level will be prorated.

RETIREMENT PLANS

       Cleco's executive officers are participants in the Savings and Investment Plan (contributions made in 1998 for the benefit of the named executive officers are listed in the Summary Compensation Table), Cleco's Pension Plan (the "Pension Plan"), and Cleco's Supplemental Executive Retirement Plan (the "SERP").

       The Pension Plan generally covers employees of Cleco who have attained age 21 and completed a year of service. The monthly benefit payable under the Pension Plan at normal retirement age (age 65) is an amount determined with reference to a participant's "compensation base" and years of service at termination of employment. A participant's "compensation base" is calculated by averaging compensation paid during the highest successive five completed calendar years during the 10 years prior to normal retirement. Compensation is determined taking into account the salaries and bonuses reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits under the Pension Plan are fully vested upon the completion of five years of service. The maximum annual benefit payable under the Pension Plan for employees who retire in 1998 is the lesser of $130,000 (a limitation imposed by the Internal Revenue Code of 1986, as amended (the "Code")) or 100% of "average compensation" (as defined in the Code).

       As of December 31, 1998, Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell, and Mr. Dubroc had, respectively, 19, 17, 1, 7 and 13 years of service credited under the Pension Plan.

       In addition, effective July 1, 1992, Cleco established the SERP for the benefit of certain participants designated by the Compensation Committee. As of December 31, 1998, Cleco's chief executive officer (the "Chief Executive Officer") and the four other most highly compensated executive officers (collectively, the "Named Executives") participated in the SERP. The SERP provides participants who complete 10 years of service and terminate employment after reaching age 65 with monthly benefits for the life of the participant and his or her surviving spouse in an amount equal to 65% of compensation, reduced by benefits payable from the Pension Plan and other previous employer pension plans. The Chief Executive Officer or the Compensation Committee may prescribe a shorter period of service as a condition for the receipt of benefits. Under the SERP, eligible compensation is based upon the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest annual incentive compensation program awards paid to the participant during the preceding five years (these amounts are reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table). Benefits are payable from Cleco's general assets.


       The following table illustrates the combined estimated annual benefit payable from both the Pension Plan and the SERP at age 65 to persons at specified compensation levels. Benefits are computed on a joint and 100% survivor annuity basis.

                                  Years of Service at Retirement
                                  ------------------------------
       Final Total
       Compensation      15         20          25         30         35
       ------------      --         --          --         --         --
        $125,000       $81,250     $81,250    $81,250    $81,250    $81,250

         150,000       $97,500     $97,500    $97,500    $97,500    $97,500

         200,000       130,000     130,000    130,000    130,000    130,000

         250,000       162,500     162,500    162,500    162,500    162,500

         300,000       195,000     195,000    195,000    195,000    195,000

         400,000       260,000     260,000    260,000    260,000    260,000

         500,000       325,000     325,000    325,000    325,000    325,000

         600,000       390,000     390,000    390,000    390,000    390.000

SEVERANCE AGREEMENTS

       Cleco has severance agreements with Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell, and Mr. Dubroc and four other executive officers of Cleco. Each agreement provides generally for the payment of a minimum annual salary, participation in all Cleco benefit plans and programs applicable to Cleco's executive officers, and reimbursement of employment-related expenses, all during the term of employment. Under the severance agreements, the base salaries for 1999 for Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell, and Mr. Dubroc are $350,000, $240,000, $175,000, $135,000, and $155,000, respectively.
Each agreement renews annually in July of each year, unless either Cleco or the executive officer gives notice prior to renewal that such officer's term of employment will not be extended.

       The agreements include provisions governing the payment of severance benefits in an amount equal to the executive's annual base salary if the executive's employment is terminated (i) by Cleco for any reason, other than a material breach by the executive, or (ii) by the executive following a reduction in base salary (other than a reduction in pay uniformly applicable to all officers) or a significant reduction in the executive's authority, duties or responsibilities. The executive also is entitled to continued health plan coverage for up to 18 months after such termination, and the executive is entitled to require Cleco to (i) purchase his or her principal residence (if it is located within 60 miles of Cleco's Pineville office) for an amount equal to the greater of (x) the purchase price of the residence plus the cost of capital improvements or (y) the fair market value of the residence, and (ii) pay or reimburse the executive for relocation costs.

       If a change in control (as defined in the agreement) occurs and within three years after such change the executive's employment is terminated by Cleco for reasons other than a material breach or the executive terminates his or her employment for good reason (as defined in the agreement), then Cleco is obligated to pay the executive, in lieu of any severance obligation otherwise payable under the agreement, an amount equal to three times the executive's average compensation paid during the five calendar years preceding the change in control. In the event of a change in control, payments under the agreements for the individuals named in the Summary Compensation Table, using the average compensation for the years 1994 through 1998, will be approximately as follows:
Mr. Nesbitt, $1,176,191; Mr. Eppler, $624,284; Mr. Howlin, $520,745; Ms.
Powell, $399,818; and Mr. Dubroc, $354,413. However, the severance agreements limit the amount payable upon a change in control to an amount that will not result in the disallowance of a deduction to Cleco under the "golden parachute" provisions of the Code or the imposition of an excise tax on the employee under
Section 4999 of the Code.

       The severance agreements also generally require the executives not to disclose confidential information relating to Cleco and, for a period of one year after termination, not to hire Cleco officers, employees or agents, or solicit or divert any customer or supplier of Cleco.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee has prepared its report of 1998 executive compensation. The Compensation Committee is composed entirely of directors who are not current or former officers or employees of Cleco. It is responsible for implementing or making recommendations to the Cleco Board with respect to Cleco's officer compensation programs. The Compensation Committee has retained the services of executive compensation consultants to provide professional assistance, data and advice regarding pay practices at Cleco.

       This report describes the basis on which such 1998 compensation determinations or recommendations were made by the Compensation Committee with respect to Cleco's executive officers. This report, required by rules of the SEC, provides specific information regarding compensation of the Chief Executive Officer and general information regarding compensation of Cleco's executive officers as a group.

       Section 162(m) of the Code limits to $1,000,000 in a taxable year the deduction publicly held companies may claim for compensation paid to an executive officer, unless certain requirements are met. Cleco has reviewed this provision and has determined that Cleco is not affected by Section 162(m) because no compensation paid to any officer currently approaches or is expected to approach $1,000,000 in the near term. Accordingly, no change to any of the compensation plans is contemplated at this time in relation to Section 162(m) of the Code.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVE OF EXECUTIVE COMPENSATION
PROGRAMS

       Cleco seeks to ensure that executive compensation is directly linked to corporate performance and shareholder value, as well as comparable pay practices in the industry. Each year, the Compensation Committee, in making compensation decisions and recommendations, and the Cleco Board, in approving base salaries, review the performance of Cleco and compare such performance to specified internal and external performance standards. The Compensation Committee has developed the following compensation guidelines as the principles upon which compensation decisions and recommendations are made:

       o provide variable compensation opportunities that are linked to the financial performance of Cleco and that align executive compensation with the interests of shareholders;

       o provide incentives to increase corporate performance and shareholder value relative to those of other electric utilities;

       o establish executive officer base pay levels somewhat below the competitive market, while providing incentive awards (from the annual and long-term plans) above the market, provided that performance objectives are achieved; and

       o provide a competitive total compensation package that is "at-risk" driven and enables Cleco to attract and retain key executives.

COMPENSATION PROGRAM COMPONENTS

       The compensation program for executive officers is currently comprised of base salary, annual performance-related incentives and performance-based awards of restricted stock and related "opportunity shares" granted under the Long-Term Incentive Plan, as discussed above under "Long-Term Incentive Plan". In addition, certain of the executive officers have stock options outstanding that were granted under the Stock Option Plan, which expired in 1991 and under which no future grants can be made. See "EXECUTIVE COMPENSATION - Stock Option Plans" on page __ of this Proxy Statement and Prospectus. The compensation programs for Cleco's executive officers are further explained below.

       o Base Salary - Base pay levels recommended by the Compensation Committee are largely determined through comparisons with those of other electric utilities of similar size and complexity to Cleco. These companies, as well as other electric utilities, are included in the Edison Electric Institute Index of approximately 100 investor-owned electric utilities (the "Edison Electric Institute Index") graphed in the performance graph shown elsewhere. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and market comparisons. While the actual relationship may vary from year to year, it is Cleco's policy to have base pay levels for Cleco's executive officers, including the Named Executives, at somewhat below the average of the competitive market. Including 1998 base salary increases, actual base pay levels for Cleco's executive officers, including the Named Executives, are consistent with this policy. Increases in base salary for 1998 to continuing executive officers were recommended by the Compensation Committee and approved by the Cleco

              Board in January 1998. In January 1998, of the continuing officers, other than the Chief Executive Officer (see "EXECUTIVE COMPENSATION - 1998 Compensation for the President and Chief Executive Officer - Base Salary" on page __ of this Proxy Statement and Prospectus), the Named Executives received pay increases that averaged 9.2%.

       o Annual Incentive Compensation - Cleco's executive officers are eligible to participate in an annual incentive compensation program with awards generally based on earnings per share goals and Cleco's actual return on equity in relation to that of the Edison Electric Institute Index, a peer group of approximately 100 electric utilities. Earnings per share and return on equity goals are generally of equal weight. Based on actual results, awards from 0% to 150% of target incentive levels may be made. For awards based on 1998 performance, the earnings per share target was $2.20. Cleco's return on equity target was the 50th to 59th percentile of the Edison Electric Institute Index. Cleco's actual 1998 return on equity performance was in the 60th to 74th percentile of the Edison Electric Institute Index, and its primary earnings per share in 1998 was $2.30. Based on the earnings per share and return on equity financial performance, the Compensation Committee approved actual awards for 1998 at 129% of target annual bonus levels. The objective of the annual incentive compensation program is to deliver competitive levels of compensation (i.e., average award levels compared to Cleco's competitive peer group) for the attainment of short-term financial objectives that the Compensation Committee believes are primary determinants of shareholder value over time, and to reinforce behavior that contributes to consistent growth of the enterprise. The Compensation Committee bases target annual bonus levels on average competitive bonus levels among other electric utility companies of similar size and complexity. These companies are included in the Edison Electric Institute Index. Targeted awards for executive officers of Cleco under this program range from 18% to 42% of base salary. Awards are paid in the first quarter of the year following the year for which the award is earned. The amounts of actual awards are further subject to the discretion of the Compensation Committee, within established program guidelines (i.e., the ability of the Compensation Committee to make adjustments to reflect extraordinary items of income or expense).

       o Long-Term Incentive Plan - The Compensation Committee supports increased stock ownership by key executives of Cleco and favors awards to key executives of stock and/or cash, based on Cleco's stock price appreciation and other measures of performance. The basis for such position is the Compensation Committee's belief that Cleco benefits by providing those persons who have substantial responsibility for the management and growth of Cleco with additional incentives by increasing their proprietary interest in the success of Cleco and by rewarding those persons for increases in Cleco's stock price or the achievement of other long-term performance goals of Cleco. Thus, under the Long-Term Incentive Plan, executive officers may be eligible to receive performance-based grants of restricted stock, related "opportunity shares", restricted unit grant awards, related "opportunity units", stock options and stock appreciation rights, giving them the right to receive or purchase shares of Cleco Common Stock under specified circumstances or to receive cash awards based on Cleco Common Stock price appreciation or the achievement of pre-established long-term performance goals. The Compensation Committee believes that such programs are also important as a means of retaining senior management over the long term. The number of shares of Cleco Common Stock and other awards granted to executive officers under the Long-Term Incentive Plan is based on competitive practices (i.e., compensation practices of other utilities that constitute the Edison Electric Institute Index).

       Grants and awards of restricted stock as well as awards of related "opportunity shares" under the Long-Term Incentive Plan were made to all executive officers in 1998. Awards to executive officers are based on a competitive compensation analysis (i.e., compensation practices of other utilities that constitute the Edison Electric Institute Index). Awards actually earned are based on Cleco's performance during a three-year performance cycle compared to the other electric utilities in the Edison Electric Institute Index over the same period. For the sixth three-year performance cycle which ended December 31, 1998, Cleco's total return to shareholders placed it at the 45th percentile compared to the Edison Electric Institute Index. As a result, the actual awards were made at target in order to reflect Cleco's relative performance. Provisions of the long-term restricted stock grants program require an additional three-year holding period following vesting before any shares may be sold. No other types of awards under the Long-Term Incentive Plan were made to executive officers or vested in during 1998.

OTHER EXECUTIVE COMPENSATION PLANS

       Cleco also provides executive officers with certain executive benefits, such as a supplemental retirement plan and severance agreements. The Compensation Committee considers each of these programs to be reasonably competitive and appropriate for executive officers of Cleco.

1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

       The Compensation Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate goals and accomplishing organizational objectives. As such, for fiscal year 1998 the Compensation Committee made the following recommendations or determinations regarding the compensation for Mr. Nesbitt:

       o Base Salary - Mr. Nesbitt is the chairman and Chief Executive Officer of Cleco. His base salary was increased in January, 1998, from $300,000 to $325,000, an increase of approximately 8.3%. The amount of this increase was based on the continued performance of Mr. Nesbitt as evaluated by the Compensation Committee. Even with this adjustment, his base pay is significantly below peers in the industry.

       o Annual Incentive - Mr. Nesbitt was eligible to participate in 1998 in Cleco's annual incentive compensation program discussed in this report above (see "EXECUTIVE COMPENSATION - Compensation Program Components - Annual Incentive Compensation" on page __ of this Proxy Statement and Prospectus). The Chief Executive Officer's 1998 target award was 42% of his base salary. His actual award for 1998 was 129% of target.

       o Long-Term Incentive Plan - Awards were made to Mr. Nesbitt under the Long-Term Incentive Plan during 1998. The number of shares of stock and other awards granted to the Chief Executive Officer under the Long-Term Incentive Plan are based on competitive practices within the industry. Administration is consistent with the provisions of the plan as described above in "Long-Term Incentive Plan." For the three-year performance cycle ended December 31, 1998, the Chief Executive Officer's award was 100% of target or 3036 shares.

SUMMARY

       The Compensation Committee believes that base pay levels and increases and performance-based awards are reasonable and competitive with the compensation programs provided to officers and other executives by electric utilities of similar size and complexity to Cleco. The Compensation Committee believes further that the degree of performance sensitivity in the annual incentive program continues to be reasonable, yielding awards that are directly linked to the annual financial and operational results of Cleco. The Long-Term Incentive Plan continues to provide, in the view of the Compensation Committee, financial opportunities to participants and retention features for Cleco that are consistent with the relative returns that are generated on behalf of Cleco's shareholders.

THE COMPENSATION COMMITTEE

Edward M. Simmons, Chairman
Sherian G. Cadoria, Brig. General (retired)
J. Patrick Garrett
William H. Walker, Jr.

PERFORMANCE GRAPH

       The following performance graph compares the performance of the Cleco Common Stock to the S&P 500 Index and to the Edison Electric Institute Index (which includes Cleco) for

Cleco's last five fiscal years. The graph assumes that the value of the investment in the Cleco Common Stock and each index was $100 at December 31,1992 and that all dividends were reinvested.

                                    [GRAPH]

                     1993       1994        1995        1996        1997         1998
 Cleco               $100     $ 99.85     $122.79     $133.75     $116.30      $185.04

 S&P 500 Index       $100     $101.32     $139.40     $171.40     $228.59      $292.63

 EEI Index (1)       $100     $ 88.43     $115.86     $117.25     $149.35      $170.10


(1) The Edison Electric Institute Index is comprised of: Allegheny Energy (formerly Allegheny Power System, Inc.); AMEREN; American Electric Power Company, Inc.; Avista Corp.; Baltimore Gas & Electric Company; Bangor Hydro-Electric Company; BEC Energy; Black Hills Corporation; Carolina Power & Light Company; Central Hudson Gas & Electric Corporation; Cleco Corporation (formerly Central Louisiana Electric Company, Inc.); Central Maine Power Company; Central Vermont Public Service Corporation; Central & South West Corporation; Cilcorp Inc.; CINergy Inc. (formerly CINergy Corp.); CMS Energy Corp.; Commonwealth Energy System; CONECTIV; Consolidated Edison Company of New York, Inc.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy Co.; Duke Energy Corporation; Eastern Utilities Associates; Edison International; El Paso Electric Company; Empire District Electric Company; Energy East Corp.; Entergy Corporation; FirstEnergy Corp.; Florida Progress Corporation; FPL Group, Inc.; GPU Inc.; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; Houston Industries Incorporated; IDACORP; Illinova Corp.; Interstate Energy Corporation (formerly Interstate Power Co.); IPALCO Enterprises Inc.; Kansas City Power & Light Company; Keyspan Corp.; LG&E Energy Corp.; Madison Gas & Electric Co.; Maine Public Service Company; MDU Resources Group, Inc.; MidAmerican Energy Holding Company; Minnesota Power & Light Co.; Montana Power Co.; Nevada Power

Company; New Centuries Energy, Inc. (formerly New Century Energies, Inc.); New England Electric System; Niagara Mohawk Power Corp.; NIPSCO Industries, Inc.; Northeast Utilities; Northern States Power Co. (MN); Northwestern Corporation (formerly Northwestern Public Service Co.); OGE Energy; Orange & Rockland Utilities, Inc.; Otter Tail Power Company; PG&E Corp. (formerly known as Pacific Gas & Electric Co.); Pacificorp; Peco Energy Co.; Pinnacle West Capital Corp.; Potomac Electric Power Corporation; PP&L Resources Inc.; Public Service Company of New Mexico; Public Service Enterprise Group Incorporated; Puget Sound Energy, Inc.; Rochester Gas & Electric Corporation; SCANA Corp.; Sempra Energy; Sierra Pacific Resources; SIGCORP; Southern Company; St. Joseph Light & Power Co.; TECO Energy, Inc.; Texas Utilities Company; TNP Enterprises, Inc.; Unicom Corp.; Unisource; United Illuminating Company; Unitil Corp.; Utilicorp United Inc.; Western Resources, Inc.; Wisconsin Energy Corporation; and WPS Resources Corp. Atlantic Energy, Inc.; Boston Edison Company; Cipsco Inc.; Delmarva Power & Light Co.; Enova Corp.; ESELCO Inc.; General Public Utilities Corporation; Idaho Power Company; IES Industries, Inc.; KU Energy Corp.; Long Island Lighting Company; New York State Electric & Gas Corporation; Oklahoma Gas & Electric Company; Tucson Electric Power Company; Union Electic Co.; Upper Peninsula Energy Corp.; Washington Water Power Co.; and WPL Holdings Inc. were deleted from, and AMEREN; Avista Corp.; BEC Energy; CONECTIV; Energy East Corp.; GPU Inc.; IDACORP; Keyspan Corp.; Sempra Energy; OGE Energy; and Unisource were added to, the Edison Electric Institute Index used in Cleco's proxy statement relating to its 1998 annual meeting of shareholders.

            PROPOSAL NUMBER 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

       The firm of PricewaterhouseCoopers LLP, or its predecessor, Coopers & Lybrand LLP, independent certified public accountants, has served as auditors of Cleco continuously since 1952. The Cleco Board, upon recommendation of the Audit Committee, proposes to continue such firm's services as auditors of Cleco and, if the Holding Company Proposal is adopted and implemented, of the Holding Company, for the year ending December 31, 1999. PricewaterhouseCoopers LLP and its associates do not have any relationship with Cleco except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the appointment of PricewaterhouseCoopers LLP as auditors of Cleco and, if the Holding Company Proposal is adopted and implemented, of the Holding Company.

       A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

       The Cleco Board has unanimously approved the appointment of PricewaterhouseCoopers LLP as independent auditors and recommends that you vote "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table sets forth, to the knowledge of Cleco based on a review of the information and as of the dates indicated, certain information with respect to each person who is the beneficial owner of more than 5% of the outstanding shares of any class of Cleco's voting securities.

------------------------------------------------------------------------------------------------------
                                                                Shares of $100 Preferred Stock
                                                                      Beneficially Owned
------------------------------------------------------------------------------------------------------
                                                             Amount and Nature of     Percentage of
                          Name and Address                   Beneficial Ownership         Class
                          ----------------                   --------------------         -----
------------------------------------------------------------------------------------------------------
 UMB Bank, N.A.,
    Trustee of Cleco's 401(k) Savings and Investment Plan
    1010 Grand, Kansas City, MO  64106                              286,888(1)             81.0
------------------------------------------------------------------------------------------------------

(1) As of December 31, 1998, based upon information contained in Cleco's records and those of Cleco's transfer agent. Such 286,888 shares are held by UMB Bank, N.A., as trustee (the "Trustee") of the ESOP. Such 286,888 shares are convertible under certain circumstances pursuant to the Cleco Articles, and the governing instruments of the ESOP and the Savings and Investment Plan into 1,377,062 shares of Cleco Common Stock, subject to antidilution adjustment, or approximately 6.1% of the Cleco Common Stock outstanding as of December 31, 1998. Participants in the Savings and Investment Plan have voting rights with respect to shares of Cleco Preferred Stock (or Cleco Common Stock into which such stock has been converted) allocated to their accounts. The Trustee is required to vote unallocated shares in accordance with instructions received from the administrator of the Savings and Investment Plan. Participants in the Savings and Investment Plan have, in the event of a tender or exchange offer, investment discretion with respect to shares of Cleco Preferred Stock (or Cleco Common Stock into which such stock has been converted) allocated to their accounts. In such an event, the Trustee is required to tender unallocated shares in accordance with instructions received from the administrator of the Savings and Investment Plan, but has no power to tender allocated shares as to which it has received no investment instructions. The Trustee is also the Trustee of the 401(k) component of the Savings and Investment Plan and in such capacity holds 537,134 shares of Cleco Common Stock. The Trustee may vote shares allocated to a participant's 401(k) component account only in accordance with instructions received from the participant. The combined holdings of the Trustee under the Savings and Investment Plan (on an as-converted basis with regard to the Cleco Preferred Stock) are 1,914,196 shares, or 8.5%, of the outstanding shares of Cleco Common Stock as of December 31,1998.

                                  ANNUAL REPORT

       A shareholder survey card, Cleco's 1998 Year in Review, and the enclosed 1998 Annual Report to Shareholders, which contains Cleco's consolidated financial statements for the year ended December 31, 1998, accompany the proxy material being mailed to all shareholders. The shareholder survey card, the 1998 Year in Review, and the Annual Report to Shareholders are not a part of the proxy solicitation material.

                           PROPOSALS BY SHAREHOLDERS

       Proposals of shareholders intended to be presented at the annual meeting in 2000 of the shareholders of the Holding Company, if the Holding Company Proposal passes, or if not, then of Cleco, and otherwise eligible, must be received no later than November 10, 1999 (subject to certain provisions of the Holding Company Bylaws, if the Holding Company Proposal passes, or if not, then of the Cleco Bylaws, which require that certain proposals be submitted 180 days before such meeting) to be included in the proxy material and form of proxy relating to such meeting, at the following address: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Secretary. If a proposal meeting all applicable requirements is not received on or prior to January 31, 2000, management may exercise its discretion in voting proxies for the 2000 annual meeting of shareholders on any matter raised at such meeting without a discussion of such matter in the proxy statement for such meeting.

                                 OTHER MATTERS

       Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments thereof, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

       ALL SHARES OF CLECO COMMON STOCK OR CLECO PREFERRED STOCK THAT A SHAREHOLDER OWNS, NO MATTER HOW FEW, SHOULD BE REPRESENTED AT THE ANNUAL MEETING. THE ACCOMPANYING PROXY SHOULD THEREFORE BE COMPLETED, SIGNED, DATED AND RETURNED AS SOON AS POSSIBLE.

                             ADDITIONAL INFORMATION

       Cleco filed on Form 8-K, dated _______________, 1999, the financial statements for the year ended December 31, 1998. The Form 8-K is incorporated by reference into this Proxy Statement and Prospectus, as permitted by the SEC. Incorporation by reference means that Cleco can disclose information to you, which information you may find important, by referring you to another document. The information in such document is deemed to be a part of this Proxy Statement and Prospectus, except for any information superseded by information in this Proxy Statement and Prospectus. The Form 8-K incorporated by reference herein is for the year ended December 31, 1998, and has SEC reference number
__________ _________________.

       In addition to the Form 8-K incorporated by reference, Cleco files annual, quarterly and special reports, proxy statements and other materials with the SEC. If the Holding Company Proposal is adopted, the Holding Company will file such reports, but Cleco will no longer file such reports. You may read and copy any such reports or other materials that Cleco has filed, or that Cleco or the Holding Company will file in the future, at the SEC's public reference rooms at 450 Fifth Street, Washington, D.C. 20549 or in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Such filings and other materials are also available from the SEC's internet web site at "http://www.sec.gov".

       The Holding Company has filed a Registration Statement on Form S-4 to register with the SEC the shares of the Holding Company Common Stock and Holding Company Preferred Stock offered hereby. This Proxy Statement and Prospectus is a part of that Registration Statement and constitutes a prospectus of Holding Company as well as a proxy statement of Cleco. As permitted by SEC rules, this Proxy Statement and Prospectus does not contain all of the information contained in the Registration Statement or its Exhibits. You may obtain the full Registration Statement and Exhibits, or any other filing made by Cleco, at the SEC sites listed above, or you may also obtain such items free of charge, by contracting Rodney J. Hamilton, P.O. Box 5000, Pineville, Louisiana 71361-5000, telephone number 1-800-253-2652. To ensure timely delivery, you must request this information from Cleco no later than April 19, 1999.

                                        By Order of the Board of Directors,



                                        Gregory L. Nesbitt
                                        Chairman and Chief Executive Officer

March 10, 1999

                         APPENDIX A - Present Structure



                                  [FLOW CHART]


       * Sabine Texican Pipeline Company has ownership interest in numerous entities.

                         APPENDIX B - Proposed Structure


                                  [FLOW CHART]


       * Sabine Texican Pipeline Company has ownership interests in numerous entities.

                                                                      APPENDIX C

              PLAN OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT


       THIS PLAN OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT (the "Agreement"), dated as of __________, 1999, is between Cleco Corporation, a Louisiana corporation and the corporation whose shares of Common Stock and Preferred Stock will be acquired pursuant to the "Exchange" provided for in this Agreement (the "Subject Corporation"), and Cleco Holding Corporation, a Louisiana corporation and the corporation which will acquire the foregoing shares of Common Stock and Preferred Stock of the Subject Corporation (the "Acquiring Corporation"). The Subject Corporation and the Acquiring Corporation are hereinafter referred to, collectively, as the "Corporations."

                                  WITNESSETH:

       WHEREAS, the authorized capital of the Subject Corporation consists of:

       A. __________ shares of Common Stock, par value $_____ per share ("Subject Corporation Common Stock"), of which __________ were issued and outstanding as of __________, 1998 (which number of issued and outstanding shares is subject to change prior to the Effective Time (as hereinafter defined) of the Exchange pursuant to the Subject Corporation's Incentive Plans and DRIP (each as defined below) and its Employee Stock Ownership Plan ("ESOP")); and

       B. __________ shares of Preferred Stock, $100 par value, of which the following are outstanding as of the date hereof: (i) (description of Preferred Stock to come) (each of the series set forth in (i) through and including (___) hereinafter referred to collectively as the "Subject Corporation Preferred Stock") (which number of issued and outstanding shares is subject to change prior to the Effective Time of the Exchange pursuant to the Subject Corporation's ESOP);

       WHEREAS, the Acquiring Corporation is a wholly-owned subsidiary of the Subject Corporation with authorized capital stock consisting of __________ shares of Common Stock, par value $_____ per share ("Acquiring Corporation Common Stock"), of which ten (10) shares are issued and outstanding and owned by the Subject Corporation;

       WHEREAS, the Boards of Directors of the Corporations deem it desirable and in the best interest of the Corporations and the shareholders of the Subject Corporation that, at the Effective Time, (a) the Acquiring Corporation acquire and become the owner and holder of each share of Subject Corporation Common and Preferred Stock issued and outstanding at the Effective Time, (b) each share of Subject Corporation Common and Preferred Stock issued and outstanding immediately prior to the Effective Time be automatically exchanged for one share of Acquiring Corporation Common Stock or Acquiring Corporation preferred stock (hereinafter referred to as

"Acquiring Corporation Preferred Stock"), as the case may be, and (c) each holder of shares of Subject Corporation Common or Preferred Stock issued and outstanding immediately prior to the Effective Time becomes the holder of a like number of shares of Acquiring Corporation Common or Preferred Stock, all on the terms and conditions hereinafter set forth; and

       WHEREAS, the Boards of Directors of the Corporations have each approved and adopted this Agreement, and the Board of Directors of the Subject Corporation has recommended that the shareholders of the Subject Corporation approve and adopt the Exchange and this Agreement pursuant to Section 116 of the Louisiana Business Corporation Law ("LBCL").

       NOW, THEREFORE, the Corporations hereby agree as follows:

                                   ARTICLE I

       The Exchange and this Agreement shall be submitted to the holders of the Subject Corporation Common and Preferred Stock for approval and adoption as provided by Section 116 of the LBCL. The affirmative vote of the holders of at least two-thirds (2/3rds) of the voting power present at a duly noticed meeting representing the Subject Corporation Common and Preferred Stock shall be necessary to approve and adopt the Exchange and this Agreement.

                                   ARTICLE II

       Subject to the terms and conditions of this Agreement, the Exchange shall become effective immediately following the close of business on the date of filing with the Louisiana Secretary of State (the "Secretary of State") of a certificate of exchange pursuant to Section 116 of the LBCL ("Certificate"), or at such later time and date as may be stated in the Certificate (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                                  ARTICLE III

       A.     At the Effective Time:

       (1) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Common Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;

       (2) each share of Subject Corporation Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Preferred Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;

       (3) the Acquiring Corporation shall acquire and become the owner and holder of each issued and outstanding share of Subject Corporation Common Stock and each issued and outstanding share of Subject Corporation Preferred Stock so exchanged;

       (4) each share of Subject Corporation Preferred Stock acquired by the Acquiring Corporation shall be canceled;

       (5) each share of Acquiring Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Acquiring Corporation Common Stock;

       (6) each unexpired and unexercised option to purchase Subject Corporation Common Stock or right to receive shares of Subject Corporation Common Stock (herein a "Subject Corporation Grant") under the 1990 Long-Term Incentive Plan, the 1981 Incentive Stock Option Plan, and the Deferred Compensation Plan for Directors (collectively the "Incentive Plans"), whether vested or unvested, will be automatically converted into an option to purchase a number of shares of Acquiring Corporation Common Stock or the right to acquire a number of shares of Acquiring Corporation Common Stock equal to the number of shares of Subject Corporation Common Stock that could have been acquired or purchased immediately prior to the Effective Time (assuming full vesting) under such Incentive Plans, at a price per share of Acquiring Corporation Common Stock equal to the per share option exercise price or the per share acquisition price specified in such Subject Corporation Grant and each such Subject Corporation Grant shall be subject to rights and benefits that are no less or more favorable than the rights and benefits offered under the Subject Corporation Incentive Plans;

       (7) each share of such Common Stock held in the treasury of the Subject Corporation immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Subject Corporation Common Stock;

       (8) each share of Subject Corporation Common Stock held under the Automatic Dividend Reinvestment Plan (the "DRIP") immediately prior to the Effective Time shall automatically be exchanged for a like number of shares (including fractional and uncertified shares) of Acquiring Corporation Common Stock, which shares shall be held under and issued pursuant to the DRIP; and

       (9) the former holders of Subject Corporation Common Stock shall be entitled only to receive shares of Acquiring Corporation Common Stock in exchange therefor as provided in this Agreement; no statutory appraisal rights under Section 131 of the LBCL are applicable to such former holders.

       B. Prior to the Effective Time, the Acquiring Corporation's Articles of Incorporation shall be amended and restated substantially in the form set forth as Attachment 1 to this Agreement.

       C. At the Effective Time, the Subject Corporation shall distribute to the Acquiring Corporation its ownership interests in all of its subsidiaries.

                                   ARTICLE IV

       The filing of the Certificate with the Secretary of State and the consummation of the Exchange shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

       A. the approval by the holders of Subject Corporation Common and Preferred Stock provided for in Article I of this Agreement shall have been received;

       B. such orders, authorizations, approvals or waivers from the Louisiana Public Service Commission, the Federal Energy Regulatory Commission, and all other regulatory bodies, boards or agencies required to consummate the Exchange and related transactions shall have been received, shall remain in full force and effect, and shall not include, in the sole judgment of the Boards of Directors of the Subject Corporation and the Acquiring Corporation, unacceptable conditions;

       C. a registration statement is effective under the Securities Act of 1933 relating to the Acquiring Corporation Common and Preferred Stock to be issued or reserved for issuance in connection with the Exchange;

       D. the Acquiring Corporation Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the New York Stock Exchange;

       E. a favorable opinion of counsel covering certain United States federal income tax matters shall have been received, and such favorable rulings shall have been received from state and federal tax authorities as to the Exchange and related matters as the Boards of Directors of the Subject Corporation and the Acquiring Corporation, in their sole judgment, shall determine are necessary and appropriate for the consummation of the Exchange; and

       F. the Restated Articles of Incorporation of the Acquiring Corporation shall have been filed with the Secretary of State.

                                   ARTICLE V

       Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Subject Corporation Common and Preferred Stock may, but shall not be required to, surrender the same to the Acquiring Corporation's transfer agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of Acquiring Corporation Common or

Preferred Stock as the shares of Subject Corporation Common or Preferred Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Subject Corporation Common or Preferred Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Acquiring Corporation Common or Preferred Stock as though such surrender or exchange or transfer had taken place. The holders of Subject Corporation Common or Preferred Stock at the Effective Time shall have no right at and after the Effective Time to have their shares of Subject Corporation Common or Preferred Stock transferred on the stock transfer books of the Subject Corporation (such stock transfer books being deemed closed for this purpose at the Effective Time), and at and after the Effective Time such stock transfer books shall be deemed to be the stock transfer books of the Acquiring Corporation.

                                   ARTICLE VI

       A. This Agreement may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common and Preferred Stock as provided in Article I hereof), by the mutual consent of the Boards of Directors of the Subject Corporation and the Acquiring Corporation at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Subject Corporation, materially and adversely affect the shareholders of the Subject Corporation.

       B. This Agreement may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common and Preferred Stock as provided in Article I hereof), if the Board of Directors of the Subject Corporation determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Subject Corporation or its shareholders.

       IN WITNESS WHEREOF, each of the Corporations, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed as of the date first above written.


Cleco Corporation                          Cleco Holding Corporation



By:                                        By:
  -------------------------------             ---------------------------------

                                                                      APPENDIX D





                           ARTICLES OF INCORPORATION

                                       OF

                               CLECO CORPORATION

                           ARTICLES OF INCORPORATION

                                       OF

                               CLECO CORPORATION


                                   ARTICLE 1.

       The name of the Corporation is hereby declared to be Cleco Corporation.

                                   ARTICLE 2.

       The objects and purposes for which the Corporation is formed is to engage in any lawful activity for which corporations may be formed under Louisiana Business Corporation Law.

                                   ARTICLE 3.

       The duration of the Corporation shall be perpetual.

                                   ARTICLE 4.

       The location and post office address of the registered office of the Corporation is hereby fixed, until changed by action of the board of directors as permitted by law, at 2030 Donahue Ferry Road, City of Pineville, State of Louisiana.

                                   ARTICLE 5.

       Until the further action of the board of directors as permitted by law,
the resident agents of the Corporation shall be          , whose post office
address is 2030 Donahue Ferry Road, Pineville, Louisiana, and          , whose
post office address is 2030 Donahue Ferry Road, Pineville, Louisiana

                                   ARTICLE 6.

       Section 1. The authorized capital stock of the Corporation is hereby fixed at $324,190,000, which shall be divided into and represented by 1,491,900 shares of Preferred Stock of the par value of $100 per share ("$100 Preferred Stock"), 3,000,000 shares of Preferred Stock of the par value of $25 per share ("$25 Preferred Stock") and 50,000,000 shares of Common Stock of the par value of $2 per share ("Common Stock").

       Section 2. Without necessity of action by the shareholders, authorized shares of capital stock may be issued by the Corporation, from time to time, for such consideration, either cash and/or property and/or good will, as may be fixed, from time to time, by the board of directors, but shares of capital stock shall not be issued for less than the par value thereof, and any and all such shares so issued, if the full consideration so fixed, whether cash and/or property and/or good will, has been paid and delivered to the Corporation therefor shall be deemed full-paid stock and not liable to any further call or assessment and the holder or holders of such shares and/or stock certificates shall not be liable for any further payment thereon.

       Section 3.

       (a) Subject to the provisions of subsection (b) hereof, at all meetings of the shareholders of the Corporation, each holder of shares of Common Stock and $100 Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation and each holder of shares of $25 Preferred Stock shall be entitled to one-fourth vote for each share of such stock standing in his name on the books of the Corporation or, if a record date has been set for the purpose of such meeting, then as of such record date; except that in the election of directors of the Corporation, each holder of shares of the Common Stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled as aforesaid by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates.

       If at any meeting of the shareholders of the Corporation an amendment to the articles of incorporation of the Corporation is proposed which would make any change in the rights of the holders of shares of the Common Stock or in the rights of the holders of shares of the Preferred Stock of any series, then the holders of the shares so affected by the proposed amendment shall be entitled to vote as a class thereon, and the vote of two-thirds of the votes of each class or series so affected by the amendment shall be necessary to the adoption thereof.

       (b) During any period (hereinafter referred to as "Default Period") that any one or more of the hereinafter described conditions shall exist, the holders of the $100 Preferred Stock and the $25 Preferred Stock (collectively, the "Preferred Stock"), voting separately as a class (without regard to series), shall possess full voting powers to the extent provided in section 3 (to the exclusion of the holders of shares of all other series and classes of capital stock of the Corporation) to elect that number of directors of the Corporation which shall be the smallest number of directors which shall constitute at least a majority of the total number of directors of the Corporation authorized at the time the election concerned is to be held:

              (i) if and whenever dividends payable on the Preferred Stock shall be in arrears in an aggregate amount equal to the aggregate dividends payable on the Preferred Stock in any period of 12 consecutive calendar months,

              (ii) in case at any time the Corporation shall fail to deposit and apply (not later than nine months after the date the deposit concerned shall be prescribed to be made) the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any sinking fund established for the benefit of any series of Preferred Stock on any date such deposit or application is therein provided to be made, or

              (iii) in case at the end of any calendar or fiscal year the Corporation has failed to offer to purchase, or to purchase upon the acceptance of such offer, that number of shares which it is required to offer to purchase, and to purchase upon the acceptance of such offer during such calendar or fiscal year by the provisions of any purchase fund established for the benefit of any series of Preferred Stock, and the said voting rights created upon the occurrence of the aforesaid condition concerned shall continue unless and until:

              (1) all accrued and unpaid dividends on the then outstanding Preferred Stock of all series shall have been paid or declared or set apart for payment;

              (2) the Corporation shall have deposited and applied the maximum sums the Corporation shall then or theretofore be required (were sufficient funds at all times legally available therefor) to deposit and apply by the provisions of any sinking fund then existing with respect to each series of Preferred Stock then outstanding; and

              (3) the Corporation shall not be in default with respect to any obligations imposed upon it to offer to purchase or to purchase Preferred Stock by the provisions of any purchase fund established for the benefit of any series of Preferred Stock;

when the voting power shall revest as then prescribed by these restated articles of incorporation or by applicable law, subject always, however, to the foregoing provisions of this paragraph for the revesting of such voting power in the holders of the Preferred Stock; provided further that the events whose occurrence (as provided in the foregoing clauses (i), (ii) and (iii) of this paragraph) create conditions entitling the holders of Preferred Stock to vote as hereinbefore provided shall be deemed to create such voting conditions regardless of the cause of the occurrence of the event concerned (including, without limitation, contractual restrictions or restrictions of applicable law).

       Immediately upon accrual of any right of the holders of the Preferred Stock to elect directors as hereinabove in this subsection (b) provided, a special meeting of shareholders shall be called in the manner provided by the bylaws of the Corporation if requested by the holder or holders of not less than a number of shares of the Preferred Stock then outstanding conveying 5% of the total votes of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders, the holders of the Preferred Stock, voting as a class, shall elect the number of directors of the Corporation hereinbefore prescribed in this subsection (b), and the holders of any series or class of capital stock of the Corporation at the time ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets (herein sometimes called "Junior

Stock"), subject to any conditions relative thereto contained in any provisions with respect to any series or class of capital stock of the Corporation other than the Preferred Stock, shall elect the remaining number of directors. At any such special meeting or at any annual meeting held while the holders of Preferred Stock are entitled to elect directors as hereinabove provided in this subsection (b), the holders of a number of shares of Preferred Stock then outstanding conveying a majority of the total votes of the Preferred Stock then outstanding, present in person or by proxy, shall constitute a quorum for the election of directors, notwithstanding any provision to the contrary contained in the bylaws of the Corporation. The term of office of all persons who are directors of the Corporation at the time of such meeting shall expire upon the election at such meeting by the holders of Preferred Stock of the number of directors which they are entitled to elect; and the persons so elected by the holders of Preferred Stock, together with such persons as may be elected by the holders of Junior Stock, shall constitute the duly elected directors of the Corporation. In the event that the holders of Junior Stock shall fail to elect at such meeting the full number of directors which they are entitled to elect, the resulting vacancies in the board of directors may (subject to the provisions of any applicable law) be filled by a majority of the directors. Nothing herein contained shall be construed to be a bar to the reelection of any director at any such special or annual meeting.

       Upon the expiration of the Default Period, the right of the holders of the Preferred Stock to elect directors as hereinabove provided in this subsection (b) shall cease and the voting power with respect to the election of directors shall be restored as otherwise provided in these restated articles of incorporation or by applicable law. Immediately thereafter a special meeting of shareholders shall be called in the manner provided by the bylaws of the Corporation if requested in writing by the holder or holders of a number of shares of any series or class of capital stock of the Corporation entitled to vote thereat conveying 5% of the total vote entitled to vote thereat. At such special meeting or, if no such special meeting shall have been called, then at the next annual meeting of shareholders, an entire new board of directors shall be elected as otherwise provided by these restated articles of incorporation or by applicable law, and the term of office of the directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the reelection of any director at any meeting.

       The directors elected by the holders of the Preferred Stock pursuant to this subsection (b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of the Preferred Stock so long as the right of the holders of the Preferred Stock to elect directors as hereinabove provided shall continue. At any special meeting of the holders of the Preferred Stock called for that purpose, the holders of a number of shares of the Preferred Stock then outstanding conveying a majority of the total votes of the Preferred Stock then outstanding, present in person or by proxy, shall constitute a quorum for the removal of any one or more of the directors elected by the holders of the Preferred Stock. Any vacancy in the board of directors occurring by reason of such removal may be filled by vote of the holders of the Preferred Stock at such meeting; and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors, or the remaining director, elected by the holders of the Preferred Stock.

       Subject to the right hereinabove granted to the holders of the Preferred Stock to fill vacancies in the board of directors occurring by reason of removal, all vacancies in the board of directors by reason of the resignation, death, disqualification, inability to act or removal of any member thereof elected by the holders of the Preferred Stock may (subject to the provisions of any applicable law) be filled by a majority of the remaining directors, or the remaining director, elected by the holders of the Preferred Stock.

       Section 4. The shares of Preferred Stock may be divided into and issued in series, from time to time, as herein provided. All shares of Preferred Stock of all series shall be of equal rank and no class of stock ranking prior to the Preferred Stock, or any obligation or security convertible into stock ranking prior to the Preferred Stock, shall be created unless authorized by the vote of the holders of a number of shares of Preferred Stock conveying two-thirds of the total votes of the Preferred Stock then outstanding voting as a class. All shares of any particular series of the Preferred Stock shall be identical, except as to the date or dates from which dividends thereon shall be cumulative as provided in section 5 hereof. Except as otherwise specifically provided in this article 6, the shares of Preferred Stock of different series may vary as to their terms, which, in the case of each such series, shall be fixed or, if any of such terms and characteristics shall vary from time to time, the method by which such terms and characteristics shall be determined shall be established, at any time prior to the issuance thereof in the manner provided in section 5 hereof.

       Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock.

       Shares of Preferred Stock, other than the shares of the 4.5% Preferred Stock provided for in section 8 of this article 6, may not be issued unless for 12 consecutive calendar months within the 15 calendar months immediately preceding the month within which such shares are proposed to be issued (i) the net earnings of the Corporation available for the payment of dividends on the Preferred Stock, as determined after provision for depreciation and all taxes and in accordance with sound accounting practice, have been at least two and one-half times the annual dividend requirements on all Preferred Stock to be outstanding immediately after the issuance of such additional shares and (ii) the net earnings of the Corporation available for the payment of interest on the indebtedness of the Corporation for the same 12-month period, as determined after provision for depreciation and all taxes and in accordance with sound accounting practice, have been at least one and one-half times the aggregate of the annual interest requirements of the Corporation's indebtedness to be outstanding immediately after the issuance of such additional shares and the annual dividend requirements on all shares of Preferred Stock to be outstanding after the issuance of such additional shares. For purposes of calculating the dividend requirements for one year applicable to any series of the Preferred Stock proposed to be issued that will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of (A) the dividend rate applicable to such series of the Preferred Stock on the date of such calculation, or (B) the weighted average dividend rate applicable to all series of the Preferred Stock outstanding during the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation. For purposes of calculating the dividend or interest requirements for one year applicable to any series of the Preferred Stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the dividend or interest rate used shall be: (A) if such series of the Preferred Stock or indebtedness has been outstanding for at least 13 calendar months, the actual amount of dividends or interest paid on account of such series of the Preferred Stock or indebtedness for the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation, or (B) if such series of the Preferred Stock or indebtedness has been outstanding for less than 13 calendar months, the higher of (1) the dividend or interest rate applicable to such series of the Preferred Stock or indebtedness on the date of such calculation, or (2) the weighted average dividend or interest rate applicable to all series of the Preferred Stock or indebtedness outstanding during the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation.

       Section 5. The holders of shares of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the board of directors of the Corporation, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the applicable dividend rate for the particular series established therefor as herein provided, payable quarter-yearly on the first days of March, June, September and December in each year, or at such intervals and on such dates as otherwise are expressly set forth or provided for in the resolution of the board of directors of the Corporation creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, at such intervals and on such dates derived pursuant to the method by which such intervals and such dates shall be determined, to shareholders of record on the respective dates, not exceeding 45 days preceding such dividend payment dates, established for the purpose by the board of directors. Any dividends declared or paid on the Preferred Stock in an amount less than full cumulative dividends payable at such time upon all shares of the Preferred Stock outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts that would be distributable to the Preferred Stock of each series if full cumulative dividends were simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates. In the case of all shares of each particular series, dividends on shares of such series shall be cumulative from such date as may be fixed by resolution of the board of directors. Any accumulation of dividends on the Preferred Stock shall not bear interest. The holders of shares of the Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph.

       Whenever the full dividends on the shares of all series of Preferred Stock at the time outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment and the Corporation shall have deposited and applied the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any then existing sinking fund or purchase fund established for the benefit of any series of Preferred Stock, then such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the shares of the Common Stock, but only out of funds legally available for the payment of such dividends. For the purposes of this paragraph, the term "Common Stock" shall be deemed to mean any capital stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets.

       The Corporation, by action of its board of directors, may redeem the whole or any part of any series of the Preferred Stock outstanding, at any time or from time to time, at the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum equal to all accrued and unpaid dividends thereon to the date fixed for redemption. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select, by lot or pro rata in such manner as the board of directors may determine, the particular shares so to be redeemed. The board of directors of the Corporation shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of the Preferred Stock shall be redeemed from time to time. Notice of at least 30 days (or such other period, not less than 10 days, fixed by the board of directors of the Corporation upon the creation of a series of the Preferred Stock) of each such redemption shall be given to the holders of record of shares of Preferred Stock so to be redeemed by mailing a notice of such redemption to them at their respective addresses as the same shall appear on the books of the Corporation; but no defect in such notice or in the mailing thereof shall affect the validity of such redemption proceedings. From and after the date fixed in any such notice as the date of redemption, if the Corporation shall have deposited the redemption price of the shares called for redemption in trust in a special account for that purpose in a bank or trust company doing business in the United States of America, and having capital, surplus and undivided profits aggregating at least $25,000,000, the said shares shall no longer be deemed to be outstanding, shall cease to be entitled to dividends, and all rights of the holders thereof as shareholders of the Corporation by reason of their ownership of such shares (except their right to receive the redemption price from such bank or trust company out of the funds so deposited) shall cease and determine. In case the holder of any shares so called for redemption shall not claim the redemption price for his shares within six years after such deposit in trust by the Corporation, the said bank or trust company shall, upon demand, pay over to the Corporation such amount so deposited and the said bank or trust company shall thereupon be relieved from all responsibility to the holder of such shares.

       If and whenever any dividend payable on the Preferred Stock shall be in arrears or in case at any time the Corporation shall have failed to deposit and apply the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any sinking fund or purchase fund established for the benefit of any series of Preferred Stock on any date such deposit or application is therein provided to be made, the Corporation shall not redeem, purchase or otherwise acquire for value any shares of the Preferred Stock unless all of the shares of the Preferred Stock outstanding are so redeemed, purchased or acquired, unless concurrently with such redemption or purchase such arrearage in the payment of dividends or failure to meet sinking fund or purchase fund requirements shall be cured and satisfied. Except as hereinabove otherwise expressly provided, nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock at not exceeding the price at which the same may be redeemed. Subject to the provisions of sections 9, 10 and 11 of this article 6 with respect to limitations upon the issuance of the 1955 Series Preferred, the 1964 Series Preferred and the 1965 Series Preferred, respectively, all or any shares of the Preferred Stock at any time redeemed, purchased or acquired by the Corporation shall be canceled and restored to the status of authorized but unissued shares of the Preferred Stock, and such shares may thereafter, in the discretion of the board of directors of the Corporation, be reissued or otherwise disposed of at any time, or from time to time, to the extent and in the manner now or hereafter permitted by law.

       Before any amount shall be paid to, or any assets distributed among, the holders of shares of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the shares of the particular series fixed therefor as herein provided, together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the particular series concerned (in the manner provided for redemption payments in the third paragraph of this section 5); but no payments on account of such distributive amounts shall be made to the holders of any shares of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of shares of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of shares of the Preferred Stock of any series shall not be entitled to receive any amount with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph. Neither the consolidation or merger of the Corporation with or into any other corporation, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

       In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of the Preferred Stock of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of shares of the Common Stock according to their respective shares.

       Subject to the applicable laws of the State of Louisiana and to the provisions of these restated articles of incorporation, the board of directors of the Corporation may, at any time, or from time to time, within the then total authorized number of shares of the Preferred Stock, amend these restated articles of incorporation, or take such other action as may be permitted by the applicable laws of the State of Louisiana, to (i) increase the authorized number of shares of any series of the Preferred Stock or of any Preferred Stock which is not a part of a then existing series, (ii) establish or reestablish any unissued shares of the Preferred Stock as shares of the Preferred Stock of any series, or, as to Preferred Stock which is not part of a then existing series, create one or more additional series of the Preferred Stock, (iii) fix the authorized number of shares of any series (which number of shares shall be subject to change from time to time by like action), (iv) establish the designations and the terms of any series of the Preferred Stock (including, if the terms of any series shall vary from time to time, the method by which such terms shall be determined) in the respect to which the shares of any series may vary from the shares of other series of Preferred Stock as provided in section 4 of this article 6, and (v) delete from these restated articles of incorporation all provisions pertaining to any series of Preferred Stock no shares of which are outstanding and no shares of which are proposed by the board of directors to be reissued and to make such conforming changes to these restated articles of incorporation as may be necessary or appropriate in connection with any such deletion.

       Section 6. No holder of shares of Common Stock or of any series of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares, of any class, series or kind whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends, or otherwise.

       Section 7.

       (a) So long as any shares of Preferred Stock are outstanding, dividends on the Common Stock shall be restricted (i) to not more than 50% of the net income available for dividends on such Common Stock for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such payment of dividends is to be made, when the ratio of Common Stock equity to total capitalization, at the end of such 12-month period, is less than 20%; and (ii) to not more than 75% of such net income when such ratio is 20% or more but less than 25%. At any time when such ratio is 25% or more, payment of dividends on the Common Stock shall not be restricted except that the Corporation may not pay (other than as permitted by (i) and (ii) above) any dividends on the Common Stock which would reduce such ratio below 25%. For the foregoing purposes (i) "Common Stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding Common Stock, including premiums on the Common Stock, and the earned surplus, capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock; (ii) "total capitalization" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums thereon, the earned surplus, capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and the principal amount of all outstanding indebtedness of the Corporation maturing more than 12 months after the date of the determination of total capitalization; and (iii) "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the Corporation.

       For the purposes of this subsection (a), the term "Common Stock" shall be deemed to mean any capital stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets.

       (b) So long as any shares of Preferred Stock are outstanding, without the consent of the holders of a number of shares of Preferred Stock conveying two-thirds of the total votes of the Preferred Stock then outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law) the Corporation will not voluntarily liquidate, dissolve or wind up its business or sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, any other person, or permit any other person to merge into the Corporation, unless concurrently with the consummation of such transaction all the outstanding shares of Preferred Stock shall be redeemed in accordance with the applicable provisions of these articles.

       Section 8. Of the authorized shares of Preferred Stock of the par value of $100 per share of the Corporation, 21,480 shares are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.5% Preferred Stock." The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6.

       The terms of the 4.5% Preferred Stock, in the respects in which the shares of such series may vary from the shares of Preferred Stock of different series, as provided in section 4 of article 6 of the restated articles of incorporation of the Corporation, shall be as follows:

       (a) the annual dividend rate of the shares of 4.5% Preferred Stock shall be $4.50 per share and the date from which dividends on the shares of such series shall be cumulative shall be the date as of which the said shares shall be issued;

       (b) the redemption price of the shares of such series shall be $103 per share as to any shares redeemed on or prior to February 28, 1954, $102 per share as to any shares redeemed subsequent to February 28, 1954, and on or prior to February 28, 1957, and thereafter at $101 per share as to any shares redeemed subsequent to February 28, 1957; in each case together with all accrued and unpaid dividends thereon to the date fixed for redemption;

       (c) the amount per share for such series payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur;

       (d) the amount per share for such series payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date fixed for the payment.

       Section 9. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 20,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.5% Preferred Stock, Series of 1955" (herein referred to as "1955 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1955 Series Preferred, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1955 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1955 Series Preferred (or any securities convertible into any such shares) except for the 20,000 shares thereof initially to be issued.

       The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of the 1955 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

       9.1 Dividends. The dividend rate for the 1955 Series Preferred is $4.50 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

       9.2 Redemption. The 1955 Series Preferred shall be redeemable in whole or in part at any time or from time to time. The sums payable upon the redemption thereof (in addition to accrued and unpaid dividends) shall be:

              $104.50 if redeemed on or before June 1, 1958; $104 if redeemed thereafter and on or before June 1, 1961; $103.50 if redeemed thereafter and on or before June 1, 1964; $103 if redeemed thereafter and on or before June 1, 1967; $102.50 if redeemed thereafter and on or before June 1, 1970; and $102 if redeemed thereafter.

       The above redemption prices shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the sinking fund for 1955 Series Preferred hereinafter provided.

       All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1955 Series Preferred are to be redeemed when any of the then outstanding shares of the 1955 Series Preferred are registered in the name of any holder (hereinafter in this subsection 9.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1955 Series Preferred are then registered, the aggregate number of shares of the 1955 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1955 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

       9.3 1955 Series Preferred Sinking Fund. On the respective dates hereinafter set forth the Corporation shall (so long as any shares of the 1955 Series Preferred shall be outstanding and subject to the other provisions of this article 6) set apart out of its funds lawfully available for the purpose (or to the extent the same are lawfully available therefor) and shall deposit in a special fund (herein called "1955 Series Sinking Fund") to be established and maintained by the Corporation (with a bank or trust company doing business in the State of Louisiana and having a capital, surplus and undivided profits aggregating not less than $2,000,000), for the retirement of its 1955 Series Preferred, that sum in cash which shall be sufficient to redeem (at a price per share equal to $100 plus an amount equal to all accrued and unpaid dividends thereon) on June 1 of each year, commencing June 1, 1956, the largest integral number of shares of the 1955 Series Preferred contained in 2% of the maximum number of shares of the 1955 Series Preferred at any time issued on or prior to the June 1 concerned.

       The aforesaid obligations of the Corporation to set apart such sum or sums shall be cumulative so that, if the full amount required to be set apart as aforesaid on each such date for the 1955 Series Sinking Fund shall not be so set apart, the deficiency shall be made good thereafter as soon as funds lawfully available therefor shall become available.

       Each amount so set apart for the 1955 Series Sinking Fund shall be applied by the Corporation, on the date the deposit concerned is made and in the manner provided in section 5 and subsection 9.2 of this article 6, to the redemption of the maximum number of shares of the 1955 Series Preferred redeemable from such deposited moneys at the sinking fund redemption price hereinbefore in this subsection provided.

       9.4 Liquidation Rights. The amount per share for such 1955 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1955 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       The amount per share for such 1955 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of

$100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1955 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       9.5 Restrictive Agreement. So long as any shares of the 1955 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1955 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) other than Bonds (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66-2/3% of the capitalization of the Corporation (as hereinafter defined).

       For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness shall be deemed to include any funded debt or indebtedness being concurrently issued, assumed or guaranteed by the Corporation, or for which it shall concurrently become obligated, but shall be deemed to exclude any funded debt or indebtedness being concurrently retired or provision for retirement of which is concurrently being made and any funded debt held in the treasury of the Corporation.

       The term "funded debt" as used in this subsection shall be deemed to mean all bonds (including Bonds as hereinafter defined), notes, debentures or other evidences of indebtedness, whether secured or unsecured (including, without limitation, indebtedness secured by mortgages or other liens existing on property hereafter acquired by the Corporation at the time of acquisition thereof, whether or not assumed in connection with such acquisition, and purchase money obligations created in connection with such acquisition), other than evidences of indebtedness maturing on demand or within one year from the date of the creation thereof and not renewable or extendable by the terms thereof, at the option of the Corporation, beyond such year; provided, however, that no obligation or evidence of indebtedness itself maturing by its terms not more than one year after the date of its creation or issuance, issued or created to renew, pay or refund an obligation which matured by its terms within one year, shall be deemed to be funded debt nor shall the original obligation be thereby transformed into funded debt of the Corporation; nor shall customers' deposits and advances by customers for construction be deemed to be funded debt of the Corporation.

       In the case of any funded debt of the Corporation which is secured by the pledge of Bonds, the aggregate principal amount of such funded debt shall be deemed to be either the aggregate principal amount of such funded debt or the aggregate principal amount of such pledged Bonds, whichever shall be greater.

       The term "capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of:

       (a) The par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums paid to the Corporation thereon, the earned surplus (or deficit), capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and

       (b) The aggregate principal amount of all funded debt of the Corporation outstanding on such date.

       The term "Bonds" as used herein shall mean any bonds duly issued under the Indenture of Mortgage, dated as of July 1, 1950, between the Corporation and The National Bank of Commerce in New Orleans, as trustee, as supplemented or amended, or any indenture of the Corporation executed and delivered in lieu of and in substitution for such Indenture of Mortgage, dated as of July 1, 1950, as supplemented or amended, which (i) creates a lien on the property of the Corporation and (ii) contains provisions with respect to the percentage of bondable value of property additions which may serve as the basis for the issuance of bonds substantially equivalent to the corresponding provisions contained in said Indenture of Mortgage, dated as of July 1, 1950, as supplemented and amended.

       Section 10. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 70,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.65% Preferred Stock, Series of 1964" (herein referred to as "1964 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1964 Series Preferred, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1964 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1964 Series Preferred (or any securities convertible into any such shares) except for the 70,000 shares thereof initially to be issued.

       The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of the 1964 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

       10.1 Dividends. The dividend rate for the 1964 Series Preferred is $4.65 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

       10.2 Redemption. The 1964 Series Preferred shall be redeemable in whole or in part at any time or from time to time; provided, however, that prior to November 30, 1969, no redemption shall be effected which, directly or indirectly, is a part of, or is effected in anticipation of, any refunding operation involving, directly or indirectly, any borrowing, the issuance of any security or the incurring of any indebtedness at an interest rate or a dividend rate or an effective annual cost (computed in accordance with generally accepted financial practice) of less than 4.65% per annum. Subject to the foregoing, the sums payable per share upon the redemption thereof (in addition to accrued and unpaid dividends) shall be:

              $104.65 if redeemed on or before November 30, 1969; $104 if redeemed thereafter and on or before November 30, 1972; $103.50 if redeemed thereafter and on or before November 30, 1975; $103 if redeemed thereafter and on or before November 30, 1978; $102.50 if redeemed thereafter and on or before November 30, 1981; and $102 if redeemed thereafter.

       The above redemption prices shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the purchase fund for 1964 Series Preferred hereinafter provided.

       All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1964 Series Preferred are to be redeemed when any of the then outstanding shares of the 1964 Series Preferred are registered in the name of any holder (hereinafter in this subsection 10.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1964 Series Preferred are then registered, the aggregate number of shares of the 1964 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1964 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

       10.3. 1964 Series Preferred Purchase Fund. The Corporation agrees that for the benefit of holders of the 1964 Series Preferred, it shall comply with the following:

       (a) Prior to November 10 in each calendar year commencing with the calendar year 1968, so long as any shares of the 1964 Series Preferred are outstanding, the Corporation shall, insofar as practicable, endeavor to purchase shares of the 1964 Series Preferred in the open market or at private sale, in each case as the Corporation may in its discretion deem advisable, and in each case at such price or prices as the Corporation may in its discretion deem advisable, but not to exceed, as to any shares so purchased, $100 per share plus an amount equal to accrued and unpaid dividends, whether or not such dividends shall have been earned or declared

(exclusive of any brokerage commissions or other similar expenses payable by the purchaser with respect to each such purchase).

       (b) If the Corporation between January 1 and November 9, inclusive, of each such calendar year purchases as aforesaid 2% of the greatest number of shares of the 1964 Series Preferred at any one time outstanding prior to January 1 of such calendar year, then the Corporation shall have no further obligations under the provisions of this subsection 10.3 with respect to such calendar year.

              (c) If the Corporation in any such calendar year has not complied with the provisions of (b) above between January 1 and November 9, inclusive, of such calendar year, then the Corporation shall comply with the following:

              (i) On November 10 of such calendar year the Corporation shall set aside in cash as and for a Purchase Fund for the purchase of shares of the 1964 Series Preferred an amount sufficient to purchase, at $100 per share, a number of shares of 1964 Series Preferred equal to 2% of the greatest number of shares of such stock at any one time outstanding prior to January 1 of such calendar year less the number of shares of such stock purchased as aforesaid by the Corporation between January 1 and November 9, inclusive, of such calendar year.

              (ii) Not later than November 15 of such calendar year the Corporation shall, in writing addressed to all holders of record of the 1964 Series Preferred at the close of business on the preceding November 1, invite tenders of 1964 Series Preferred, at $100 per share, plus an amount equal to accrued and unpaid dividends to the next succeeding December 15, whether or not such dividends shall have been earned or declared, in an aggregate amount (exclusive of said accrued and unpaid dividends) sufficient to exhaust the moneys so set aside in the Purchase Fund. The invitations for tenders shall specify how many shares are to be purchased, how tenders shall be made and how notification of acceptance thereof will be given. Tenders may be made on or before December 5 in each year.

              (iii) If the number of shares of the 1964 Series Preferred tendered in response to any such invitation multiplied by $100 aggregates more than the amount available in the Purchase Fund, each tendering holder shall be entitled to have purchased by the Corporation on each such invitation not less than the lesser of

                     (A) that number of shares which such holder elects to tender, or

                     (B) that number of shares (to the nearest integral share) of the 1964 Series Preferred which bears the same ratio to the total number of shares of the 1964 Series Preferred to be purchased pursuant to the invitation as the number of shares held of record in the name of such holder at the close of business on the preceding November 1 bears to the total number of shares of 1964 Series

              Preferred held at the time aforesaid by all of the holders tendering one or more shares in response to such invitation for tenders.

       The amount (if any) remaining in the Purchase Fund after application of the foregoing formula shall be applied to the purchase of shares tendered so that each holder of shares tendered and not accepted for purchase under the foregoing formula shall be entitled to have purchased that number of shares (to the nearest integral share) of the 1964 Series Preferred which bears the same ratio to the total remaining number of shares which can be purchased by the amount remaining in the Purchase Fund after application of the foregoing formula as the number of shares tendered by such holder and not accepted for purchase under the foregoing formula bears to the total number of shares tendered by all holders and not accepted for purchase under the foregoing formula. Payment for the 1964 Series Preferred for which tenders have been accepted shall be made on December 15 of each year beginning in the year 1968 and payment therefor shall be equal to $100 per share plus an amount equal to accrued and unpaid cumulative dividends (whether or not earned or declared) to the date of such payment for shares so tendered and accepted.

              (iv) To the extent that tenders in any year are not made in an amount sufficient to exhaust all of the moneys so held in the Purchase Fund, any excess moneys in the Purchase Fund for that year shall be released from the Purchase Fund and become general corporate funds of the Corporation provided that the Corporation is not then in default in the performance of its obligations hereunder with regard to the 1964 Series Preferred Purchase Fund.

              (v) The obligation to set aside amounts in the Purchase Fund as aforesaid shall be cumulative so that if, on November 10 of any year, cash in the required amount shall not have been set aside in full, the amount of the deficiency shall be added to the amount to be set aside in the Purchase Fund in the next succeeding year until the total aggregate amount which shall then or theretofore have been set aside in said Purchase Fund and either used or released to the Corporation shall equal the total amount required to be set aside and used or released for the calendar year 1968 and thereafter. So long as such deficiency shall exist in the amount required to be set aside in the Purchase Fund, the Company shall be deemed to be in default with respect to its obligations under the Purchase Fund.

              (vi) Accrued and unpaid cumulative dividends on the 1964 Series Preferred purchased through the Purchase Fund shall not be charged to the Purchase Fund, but shall be paid by the Corporation out of its other funds.

       (d) Notwithstanding anything hereinabove in this subsection 10.3 contained to the contrary, the Corporation shall not at any time be permitted to make any purchase of the 1964 Series Preferred shares under the provisions of this subsection 10.3 if any Preferred Stock dividends are in arrears.

       (e) No shares of the 1964 Series Preferred purchased under the provisions of this subsection 10.3 shall be reissued or otherwise disposed of and no shares of the 1964 Series Preferred shall be issued in lieu thereof, and the Corporation shall, from time to time, cause all such shares to be retired. If no shares of the 1964 Series Preferred shall remain outstanding, any balance remaining in the Purchase Fund shall become part of the general funds of the Corporation.

       10.4. Liquidation Rights. The amount per share for such 1964 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1964 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       The amount per share for such 1964 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1964 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       10.5 Restrictive Agreement. So long as any shares of the 1964 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1964 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) other than Bonds (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66-2/3% of the capitalization of the Corporation (as hereinafter defined).

       For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness shall be deemed to include any funded debt or indebtedness being concurrently issued, assumed or guaranteed by the Corporation, or for which it shall concurrently become obligated but shall be deemed to exclude any funded debt or indebtedness being concurrently retired or provision for retirement of which is concurrently being made and any funded debt held in the treasury of the Corporation.

       The term "funded debt" as used in this subsection shall be deemed to mean all bonds (including Bonds as hereinafter defined), notes, debentures or other evidences of indebtedness, whether secured or unsecured (including, without limitation, indebtedness secured by mortgages or other liens existing on property hereafter acquired by the Corporation at the time of acquisition thereof, whether or not assumed in connection with such acquisition, and purchase money obligations created in connection with such acquisition), other than evidences of indebtedness maturing on demand or within one year from the date of the creation thereof and not renewable or extendable by the terms thereof, at the option of the Corporation, beyond such year; provided, however, that no obligation or evidence of indebtedness itself maturing by its terms not more than one year after the date of its creation or issuance, issued or created to renew, pay or refund an obligation which matured by its terms within one year, shall be deemed to be funded debt nor shall the original obligation be thereby transformed into funded debt of the Corporation; nor shall customers' deposits and advances by customers for construction be deemed to be funded debt of the Corporation.

       In the case of any funded debt of the Corporation which is secured by the pledge of Bonds, the aggregate principal amount of such funded debt shall be deemed to be either the aggregate principal amount of such funded debt or the aggregate principal amount of such pledged Bonds, whichever shall be greater.

       The term "capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of:

       (a) The par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums paid to the Corporation thereon, the earned surplus (or deficit), capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and

       (b) The aggregate principal amount of all funded debt of the Corporation outstanding on such date.

       The term "Bonds" as used herein shall mean any bonds duly issued under the Indenture of Mortgage, dated as of July 1, 1950, between the Corporation and The National Bank of Commerce in New Orleans, as trustee, as supplemented or amended, or any indenture of the Corporation executed and delivered in lieu of and in substitution for such Indenture of Mortgage, dated as of July 1, 1950, as supplemented or amended, which (i) creates a lien on the property of the Corporation and (ii) contains provisions with respect to the percentage of bondable value of property additions which may serve as the basis for the issuance of bonds substantially equivalent to the corresponding provisions contained in said Indenture of Mortgage, dated as of July 1, 1950, as supplemented and amended.

       Section 11. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 65,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.75% Preferred Stock, Series of 1965" (herein referred to as "1965 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1965 Series Preferred, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1965 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1965 Series Preferred (or any securities convertible into any such shares) except for the 65,000 shares thereof initially to be issued.

       The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of the 1965 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

       11.1. Dividends. The dividend rate for the 1965 Series Preferred is $4.75 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

       11.2. Redemption. The 1965 Series Preferred shall be redeemable in whole or in part at any time or from time to time; provided, however, that prior to October 1, 1970, no redemption shall be effected which, directly or indirectly, is a part of, or is effected in anticipation of, any refunding operation involving, directly or indirectly, any borrowing, the issuance of any security or the incurring of any indebtedness at an interest rate or a dividend rate or an effective annual cost (computed in accordance with generally accepted financial practice) of less than 4.75% per annum. Subject to the foregoing, the sums payable per share upon the redemption thereof (in addition to accrued and unpaid dividends) shall be:

              $104.75 if redeemed on or before October 1, 1970; $104 if redeemed thereafter and on or before October 1, 1975; $103 if redeemed thereafter and on or before October 1, 1980; $102 if redeemed thereafter and on or before October 1, 1985; $101 if redeemed thereafter and on or before October 1, 1990; and $100 if redeemed thereafter.

       The above redemption prices shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the purchase fund for 1965 Series Preferred hereinafter provided.

       All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1965 Series Preferred are to be redeemed when any of the then outstanding shares of the 1965 Series Preferred are registered in the name of any holder (hereinafter in this subsection 11.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1965 Series Preferred are then registered, the aggregate number of shares of the 1965 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1965 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

       11.3 1965 Series Preferred Purchase Fund. The Corporation agrees that, for the benefit of holders of the 1965 Series Preferred, it shall comply with the following:

       (a) Prior to November 10 in each calendar year commencing with the calendar year 1969, so long as any shares of the 1965 Series Preferred are outstanding, the Corporation shall, insofar as practicable, endeavor to purchase shares of the 1965 Series Preferred in the open market or at private sale, in each case as the Corporation may in its discretion deem advisable, and in each case at such price or prices as the Corporation may in its discretion deem advisable, but not to exceed, as to any shares so purchased, $100 per share plus an amount equal to accrued and unpaid dividends, whether or not such dividends shall have been earned or declared (exclusive of any brokerage commissions or other similar expenses payable by the purchaser with respect to each such purchase).

       (b) If the Corporation between January 1 and November 9, inclusive, of each such calendar year purchases as aforesaid 2% of the greatest number of shares of the 1965 Series Preferred at any one time outstanding prior to January 1 of such calendar year, then the Corporation shall have no further obligations under the provisions of this subsection 11.3 with respect to such calendar year.

       (c) If the Corporation in any such calendar year has not complied with the provisions of (b) above between January 1 and November 9, inclusive, of such calendar year, then the Corporation shall comply with the following:

              (i) On November 10 of such calendar year the Corporation shall set aside in cash as and for a Purchase Fund for the purchase of shares of the 1965 Series Preferred an amount sufficient to purchase, at $100 per share, a number of shares of 1965 Series Preferred equal to 2% of the greatest number of shares of such stock at any one time outstanding prior to January 1 of such calendar year less the number of shares of such stock purchased as aforesaid by the Corporation between January 1 and November 9, inclusive, of such calendar year.

              (ii) Not later than November 15 of such calendar year the Corporation shall, in writing addressed to all holders of record of the 1965 Series Preferred at the close of business on the preceding November 1, invite tenders of 1965 Series Preferred, at $100 per share, plus an amount equal to accrued and unpaid dividends to the next succeeding December 15, whether or not such dividends shall have been earned or declared, in an aggregate amount (exclusive of said accrued and unpaid dividends) sufficient to exhaust the moneys so set aside in the Purchase Fund. The invitations for tenders shall specify how many shares are to be purchased, how tenders shall be made and how notification of acceptance thereof will be given. Tenders may be made on or before December 5 in each year.

              (iii) If the number of shares of the 1965 Series Preferred tendered in response to any such invitation multiplied by $100 aggregates more than the amount available in the Purchase Fund, each tendering holder shall be entitled to have purchased by the Corporation on each such invitation not less than the lesser of

                     (A) that number of shares which such holder elects to tender, or

                     (B) that number of shares (to the nearest integral share) of the 1965 Series Preferred which bears the same ratio to the total number of shares of the 1965 Series Preferred to be purchased pursuant to the invitation as the number of shares held of record in the name of such holder at the close of business on the preceding November 1 bears to the total number of shares of 1965 Series Preferred held at the time aforesaid by all of the holders tendering one or more shares in response to such invitation for tenders.

The amount (if any) remaining in the Purchase Fund after application of the foregoing formula shall be applied to the purchase of shares tendered so that each holder of shares tendered and not accepted for purchase under the foregoing formula shall be entitled to have purchased that number of shares (to the nearest integral share) of the 1965 Series Preferred which bears the same ratio to the total remaining number of shares which can be purchased by the amount remaining in the Purchase Fund after application of the foregoing formula as the number of shares tendered by such holder and not accepted for purchase under the foregoing formula bears to the total number of shares tendered by all holders and not accepted for purchase under the foregoing formula. Payment for the 1965 Series Preferred for which tenders have been accepted shall be made on December 15 of each year beginning in the year 1969 and payment therefor shall be equal to $100 per share plus an amount equal to accrued and unpaid cumulative dividends (whether or not earned or declared) to the date of such payment for shares so tendered and accepted.

              (iv) To the extent that tenders in any year are not made in an amount sufficient to exhaust all of the moneys so held in the Purchase Fund, any excess moneys in the Purchase Fund for that year shall be released from the Purchase Fund and become general corporate funds of the Corporation provided that the Corporation is not then in default in the performance of its obligations hereunder with regard to the 1965 Series Preferred Purchase Fund.

              (v) The obligation to set aside amounts in the Purchase Fund as aforesaid shall be cumulative so that if, on November 10 of any year, cash in the required amount shall not have been set aside in full, the amount of the deficiency shall be added to the amount to be set aside in the Purchase Fund in the next succeeding year until the total aggregate amount which shall then or theretofore have been set aside in said Purchase Fund and either used or released to the Corporation shall equal the total amount required to be set aside and used or released for the calendar year 1969 and thereafter.
       So long as any such deficiency shall exist in the amount required to be set aside in the Purchase Fund, the Company shall be deemed to be in default with respect to its obligations under the Purchase Fund.

              (vi) Accrued and unpaid cumulative dividends on the 1965 Series Preferred purchased through the Purchase Fund shall not be charged to the Purchase Fund, but shall be paid by the Corporation out of its other funds.

       (d) Notwithstanding anything hereinabove in this subsection 11.3 contained to the contrary, the Corporation shall not at any time be permitted to make any purchase of the 1965 Series Preferred shares under the provisions of this subsection 11.3 if any Preferred Stock dividends are in arrears.

       (e) No shares of the 1965 Series Preferred purchased under the provisions of this subsection 11.3 shall be reissued or otherwise disposed of and no shares of the 1965 Series Preferred shall be issued in lieu thereof, and the Corporation shall, from time to time, cause all such shares to be retired. If no shares of the 1965 Series Preferred shall remain outstanding, any balance remaining in the Purchase Fund shall become part of the general funds of the Corporation.

       11.4 Liquidation Rights. The amount per share for such 1965 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1965 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       The amount per share for such 1965 Series preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1965 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       11.5 Restrictive Agreement. So long as any shares of the 1965 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1965 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) other than Bonds (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66-2/3% of the capitalization of the Corporation (as hereinafter defined).

       For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness, and the terms "funded debt," "capitalization of the Corporation" and "Bonds" as used in this subsection, shall include the definitions and have the meanings, respectively, set out in subsection 10.5 of this article 6.

        Section 12. Ninety thousand shares of the authorized and unissued Preferred Stock of the Corporation of the par value of $100 per share are hereby established and classified as a series of such Preferred Stock which shall be designated as "7.50% Preferred Stock, Series of 1973" (herein referred to as "1973 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1973 Series Preferred, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1973 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1973 Series Preferred (or any securities convertible into any such shares) except for the 90,000 shares thereof initially to be issued.

       The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of the 1973 Series Preferred with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

       12.1 Dividends. The dividend rate for the 1973 Series Preferred is $7.50 in cash per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

       12.2 Redemption. The 1973 Series Preferred shall be redeemable in whole or in part at any time or from time to time; provided, however, that, notwithstanding any other provision of this article 6 to the contrary, prior to July 1, 1983, no redemption pursuant to this subsection 12.2 shall be effected which, directly or indirectly, is a part of, or is effected in anticipation of, any refunding operation involving, directly or indirectly, any borrowing, the issuance of any security or the incurring of any indebtedness at an interest rate or a dividend rate or an effective annual cost (computed in accordance with generally accepted financial practice) of less than 7.50% per annum. Subject to the foregoing, the sums payable per share upon the redemption thereof (in addition to accrued and unpaid dividends) shall be:

              $107.50 if redeemed on or before July 1, 1983; $104 if redeemed thereafter and on or before July 1, 1986; $102 if redeemed thereafter and on or before July 1, 1993; $101 if redeemed thereafter and on or before July 1, 1998; and $100 if redeemed thereafter.

       The above redemption prices shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the sinking fund for 1973 Series Preferred hereinafter provided.

       All such redemptions, and all redemptions pursuant to the sinking fund for 1973 Series Preferred hereinafter provided, shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1973 Series Preferred are to be redeemed when any of the then outstanding shares of the 1973 Series Preferred are registered in the name of any holder (hereinafter in this subsection 12.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1973 Series Preferred are then registered, the aggregate number of shares of the 1973 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1973 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

       12.3 1973 Series Preferred Sinking Fund. On the respective dates hereinafter set forth the Corporation shall (so long as any shares of the 1973 Series Preferred shall be outstanding and subject to the other provisions of this article 6) set apart out of its funds lawfully available for the purpose (or to the extent the same are lawfully available therefor) and shall deposit in a special fund (herein called "1973 Series Sinking Fund") to be established and maintained by the Corporation (with a bank or trust company doing business in the United States of America and having a capital, surplus and undivided profits aggregating not less than $2,000,000), for the retirement of its 1973 Series Preferred, that sum in cash which shall be sufficient to redeem (at a price per share equal to $100 plus an amount equal to all accrued and unpaid dividends thereon) on July 1 of each year, commencing July 1, 1979, the largest integral number of shares of the 1973 Series Preferred contained in 3% of the maximum number of shares of the 1973 Series Preferred ever at any time outstanding.

       The aforesaid obligations of the Corporation to set apart such sum or sums shall be cumulative so that, if the full amount required to be set apart as aforesaid on each such date for the 1973 Series Sinking Fund shall not be so set apart, the deficiency shall be made good thereafter as soon as funds lawfully available therefor shall become available, it being understood that this provision does not restrict in any way the right of the holders of the Preferred Stock granted under subsection (b) of section 3 of this article 6 upon the incurrence of the condition described in clause (ii) of the first paragraph of such subsection (b).

       Each amount so set apart for the 1973 Series Sinking Fund shall be applied by the Corporation, on the date the deposit concerned is made and in the manner provided in section 5 and subsection 12.2 of this article 6, to the redemption of the maximum number of shares of the 1973 Series Preferred redeemable from such deposited moneys at the sinking fund redemption price hereinbefore in this subsection provided.

       No shares of the 1973 Series Preferred redeemed under the provisions of subsection 12.1 of this article 6 or this subsection 12.3 shall be reissued or otherwise disposed of and no shares of the 1973 Series Preferred shall be issued in lieu thereof, and the Corporation shall, from time to time, cause all such shares so redeemed to be retired. Subject to the provisions of this section 12 with respect to limitations upon the issuance of the 1973 Series Preferred, all or any shares of the Preferred Stock at any time purchased or acquired by the Corporation (except shares of the 1973 Series Preferred redeemed under the provisions of subsection 12.2 of this article 6 or this subsection 12.3) may thereafter, in the discretion of the board of directors of the Corporation, be reissued or otherwise disposed of at any time, or from time to time, to the extent now or hereafter permitted by law and these restated articles of incorporation. If no shares of the 1973 Series Preferred shall remain outstanding, any balance remaining in the 1973 Series Sinking Fund shall become part of the general funds of the Corporation.

       12.4 Liquidation Rights. The amount per share for such 1973 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price specified in subsection 12.2 of this article 6 with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1973 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       The amount per share for such 1973 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1973 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       12.5 Restrictive Agreement. So long as any shares of the 1973 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66-2/3% of the shares of the 1973 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) other than Bonds (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66-2/3% of the capitalization of the Corporation (as hereinafter defined).

       For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness, and the terms "funded debt," "capitalization of the Corporation" and "Bonds" as used in this subsection shall include the definitions and have the meanings, respectively, set out in subsection 10.5 of this article 6, except that the term "funded debt," solely for the purposes of this subsection, shall include the aggregate amount, discounted to present value on the date on which funded debt is to be determined, of all amounts (whether or not designated as rentals or charter hire) payable by a lessee or charterer (excluding the amounts payable on account of maintenance, ordinary repairs, insurance, taxes, assessments, water rates and other similar charges) under any lease of real or personal property (including any charter of a vessel but excluding (a) any lease having a rental rate of less than $20,000 per annum, (b) any lease of nuclear materials having an initial term of five years or less, and (c) the lease between the Corporation and Louisiana Rural Electric Corporation as in effect on July 1, 1973), having a term (including all renewal terms whether or not exercised, except that no unexercised renewal term shall be taken into account for purposes of determining the amount of funded debt represented by any lease) extending more than five years from the date on which funded debt is to be determined, with respect to which the Corporation is directly or contingently obligated, such discounting to be at a rate equivalent to the effective interest cost at which such real or personal property is financed by such lease or charter, if such an equivalent rate is ascertainable, or, if such an equivalent rate is not ascertainable, at a rate of 7-1/2% per annum. If and to the extent the amounts so payable during any future period are not definitely determinable under the lease or charter in question, such amounts shall be estimated in such reasonable manner as the board of directors of the Corporation may in good faith determine.

       Section 13. Two hundred and fifty thousand shares of the authorized and unissued $100 Preferred Stock of the Corporation are hereby established and classified as a series of $100 Preferred Stock which shall be designated as "Adjustable Rate Cumulative Preferred Stock, Series of 1984" (herein referred to as "1984 Series Preferred"). The remaining authorized shares of $100 Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6.

       The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of the 1984 Series Preferred, and the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

       13.1   Dividends.

       (a) Dividends on the 1984 Series Preferred shall be at a rate per share of 11.05% per annum from the date of original issuance to November 30, 1984. Thereafter, dividends on the Series 1984 Preferred Stock will be at the Applicable Rate, as defined below, from time to time in effect, for each subsequent three-month period ending on the last day of the month immediately preceding the month in which a dividend is paid (a "Dividend Period").

       (b) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period will be 1.50 percentage points per annum below the highest of (i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be
1.50 percentage points per annum less than the higher of whichever of such rates can be determined. In the event that the Corporation determines in good faith that none of such rates can be determined for a Dividend Period, then the Applicable Rate for such Dividend Period shall be the Applicable Rate in effect for the preceding Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period will never be less than 7% per annum nor greater than 15% per annum.

       (c) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period ending on the day prior to the last 10 calendar days of the month preceding the first month of the Dividend Period for which the dividend rate is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for the related Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for the related Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for a Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

       (d) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten Year Average Yield, if only one such yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on the day prior to the last 10 calendar days of the month preceding the first month of the Dividend Period for which the dividend rate is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight or more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than 12 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

       (e) Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields, as defined below (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on the day prior to the last 10 calendar days of the month preceding the first month of the Dividend Period for which the Applicable Rate is being determined. In the event that the Federal Reserve

Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 18 or more than 22 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 18 or more than 22 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

       (f) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

       (g) The amount of dividends per share payable for each Dividend Period shall be computed by dividing the dividend rate for such Dividend Period by four and applying such rate against the par value per share of the 1984 Series Preferred. The amount of dividends payable for any period shorter or longer than a full quarterly Dividend Period shall be prorated on the basis of a 360-day year of 30-day months.

       (h) The Applicable Rate for each Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause notice of each dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the 1984 Series Preferred.

       (i) As used herein, the term "Calendar Period" means a period of 14 calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

       13.2 Redemption. The 1984 Series Preferred shall not be redeemable at the option of the Corporation prior to October 1, 1989. On and after that date, the Corporation may redeem the whole or any part of the 1984 Series Preferred at a redemption price of $103 per share if redeemed prior to October 1, 1994, and at a redemption price of $100 per share if redeemed on or after October 1, 1994, together, in each case, with dividends accrued thereon to the date of redemption.

       All such redemptions shall be made in the manner provided in section 5 of this article 6.

       13.3 Liquidation Rights. The amount per share for such 1984 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price specified in subsection 13.2 of this article 6 with respect to such shares which shall be applicable thereto at the time such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1984 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       The amount per share for such 1984 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1984 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

       Section 14.   ESOP Preferred.

       14.1 ESOP Preferred. The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these restated articles of incorporation) of a series of Preferred Stock, $100 par value, with the privileges, conversion and other rights, restrictions, limitations and qualifications thereof (the headings set forth herein being solely for convenience of reference):

       (a) Three hundred thousand shares of the authorized and unissued Preferred Stock of the Corporation of the par value of $100 per share are hereby established and classified as a series of such Preferred Stock which shall be designated as "Convertible Preferred Stock Series of 1991" (herein referred to as the "ESOP Preferred"). The remaining authorized and unissued shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time and issued as provided in this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the ESOP Preferred, the Corporation shall not, without the consent of the holders of a number of shares of ESOP Preferred conveying at least two-thirds of the total votes of the ESOP Preferred then outstanding as of a record date fixed by the board of directors, issue any shares of the ESOP Preferred (or any securities convertible into or exercisable or exchangeable for any such shares) except for the three hundred thousand shares thereof initially to be issued.

       (b) Shares of ESOP Preferred shall be issued only to a trustee acting on behalf of any employee stock ownership plan or trust or other similar employee benefit plan or trust maintained by the Corporation or by any of its affiliates (the "ESOP"). In the event of any transfer of shares of ESOP Preferred to any person other than any such plan trustee, the shares of ESOP Preferred so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock pursuant to subsection 14.5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of ESOP Preferred hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of ESOP Preferred shall be so converted. Notwithstanding the foregoing, the pledge of shares of the ESOP Preferred pursuant to or the foreclosure on any such pledge under a credit agreement (or a related security agreement) for the financing or the refinancing of the initial purchase of the ESOP Preferred by the ESOP or other employee benefit plan of the Corporation shall not constitute such a transfer.

       14.2 Dividends. The dividend rate for the ESOP Preferred is $8.125 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative and accrue (whether or not earned or declared) shall be the date as of which the shares are issued; provided, however, that if as of a given Dividend Payment Date (as defined below) $2.03125 is less than an amount (the "Common Stock Equivalent Dividend") equal to (i) the aggregate amount of all cash dividends (excluding an amount equal to that portion of any dividend which constitutes a part of an Extraordinary Distribution, as defined in subsection 14.6) paid per share of Common Stock since the immediately preceding Dividend Payment Date multiplied by (ii) the number of shares of Common Stock into which such share of ESOP Preferred was convertible on the date or dates dividends were paid on the Common Stock, then the dividend payable for such period on each share of the ESOP Preferred shall be equal to the Common Stock Equivalent Dividend. Dividends on the ESOP Preferred shall be payable on the 28th day of March, June, September and December in each year (each such date being a "Dividend Payment Date"); provided, that at the election of the Corporation the dividend payable on December 28 in any year may instead be paid on the fourth business day of the next succeeding calendar year. Dividends on the ESOP Preferred shall accrue and accumulate on the basis of a 360-day year of 12 months of 30 days each. No interest shall accrue on accumulated but unpaid dividends.

       14.3   Redemption.

       (a) Subject to the limitation in paragraphs (c) and (d) of this subsection 14.3, the ESOP Preferred shall be redeemable, in whole or in part, at the option of the Corporation at any time after April 1, 1996 or earlier if permitted by other provisions of this subsection 14.3 at the following redemption prices per share:

         During the Twelve-
         Month Period                                     Price Per
         Beginning April 1.                                Share
        --------------------                             ----------
              1991                                       $108.1250
              1992                                       $107.3125
              1993                                       $106.5000
              1994                                       $105.6875
              1995                                       $104.8750
              1996                                       $104.0625
              1997                                       $103.2500
              1998                                       $102.4375
              1999                                       $101.6250
              2000                                       $100.8125

and thereafter at $100 per share, plus, in the case of any redemption of the ESOP Preferred, an amount equal to all accrued, accumulated and unpaid dividends accrued thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date. Payment of the redemption price shall be made as permitted by paragraph (f) of this subsection 14.3. From and after the date fixed for redemption, dividends on shares of ESOP Preferred called for redemption, and not previously converted, shall cease to accrue, shares of ESOP Preferred shall no longer be outstanding and all rights with respect to such shares shall cease, except the right to receive the redemption price.

       (b) Unless otherwise required by law, notice of any redemption shall be sent to the holders of ESOP Preferred at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred by first-class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. The notice shall state: (i) the redemption date; (ii) the number of shares of the ESOP Preferred to be redeemed and, if fewer than all the shares held by a holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price;
(iv) the place or places where certificates for the shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of ESOP Preferred. The notice provisions may be amended if necessary to comply with the optional redemption provisions for preferred stock as "qualifying employer securities" or "employer securities" within the meaning of sections 4975(e)(8) and 409(1) under the Internal Revenue Code of 1986, as amended (the "Code"), or under any successor provision thereof or as "qualifying employer securities" under section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or under any successor provision thereof. Payment for the shares to be redeemed by the Corporation shall be made on the later of (i) the date following surrender of certificates for shares (properly endorsed or assigned for transfer, if the board of directors of the Corporation shall so require and the notice shall so state) to be redeemed, (ii) the date fixed for redemption with respect to that portion of the purchase price payable in cash, or (iii) five business days following the date specified in (i) and (ii) in the case of that portion of the redemption price payable in shares of Common Stock.

       (c)    Should,

              (i) there be a change in the federal tax laws of the United States of America (or any regulations promulgated thereunder), or any change in the application, enforcement or interpretation in respect of such laws, regulations or rulings, including any of the foregoing taken by a court of competent jurisdiction, which has the effect of precluding the Corporation from claiming any of the tax deductions, in whole or in part, for dividends paid on the ESOP Preferred when such dividends are used as provided under section 404(k)(2) of the Code in effect on the date shares of ESOP Preferred are initially issued, or

              (ii) the ESOP, as amended, or any successor plan be determined by the Internal Revenue Service not to be qualified under sections 401(a) and 4975(e)(7) of the Code, or

              (iii) there be a change in the federal tax laws of the United States of America which permits the Corporation to claim a tax deduction or a tax credit or to effect a tax treatment which reduces federal income taxes, in whole or in part, for any dividends paid on any of the Corporation's equity securities (for federal tax purposes) other than in relation to the ESOP or a similar plan, or

              (iv) the board of directors have authorized the Corporation to enter into an agreement to or have adopted a resolution recommending to the shareholders of the Corporation that they approve action to voluntarily liquidate, dissolve or wind up its business or sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, any other person, or permit any other person to merge with the Corporation or be a party to any similar transaction, including a share exchange, requiring the vote of holders of the ESOP Preferred (any of the foregoing being hereafter referred to as an "Extraordinary Transaction") and if such Extraordinary Transaction shall not have been abandoned or consummated, or

              (v) the Corporation elect to terminate the ESOP, the Corporation may, at any time thereafter (but in the event of a redemption under clause (i) or (iii) of this paragraph (c), not later than one year after the holder has given notice to the Corporation of the occurrence of an event giving rise to the right of redemption) and in its sole discretion and notwithstanding anything to the contrary in paragraph (a) of this subsection 14.3, but subject to paragraph (d) of this subsection 14.3, elect to redeem the ESOP Preferred, in whole or in part, for $100 per share, except in case of a redemption pursuant to clauses (iii), (iv) or (v) of this paragraph (c), in which case the redemption shall be at the redemption price per share set forth in paragraph (a), plus in any case an amount equal to all accrued, accumulated and unpaid dividends thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date.

       (d) Notwithstanding paragraphs (a) or (c) of this subsection 14.3, the Corporation shall not have the right to redeem the ESOP Preferred after a "Change of Control" if the board of directors includes fewer than three "Continuing Directors" or there are at least three Continuing Directors and the redemption is not approved by at least 80% of the Continuing Directors.

       "Change of Control" shall mean occurrence of one or more of the following events:

              (i) an event involving the Corporation occurs of a nature that the Corporation would be required to report in response to item 6(e) of schedule 14A of regulation 14A promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act");

              (ii) any "person" (as such term is used in sections 13(d) and 14(d) of the 1934 Act), other than the Corporation or any "person" who on January 1, 1991, is a director or officer of the Corporation, is or becomes the "beneficial owner" (as determined in rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

              (iii) at any time after January 1, 1991, Continuing Directors cease for any reason to constitute at least a majority of the board of directors.

       "Continuing Directors" shall mean members of the board of directors on January 1, 1991, and persons who thereafter became directors, the nomination of whom was approved by at least 80% of the directors than in office who were either directors on January 1, 1991, or Continuing Directors at the time of their election.

       (e) At the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, shares of ESOP Preferred shall be redeemed by the Corporation, to the extent permitted by applicable statutes and regulations, at the applicable redemption price specified in this paragraph (e) plus in each case an amount equal to all accrued, accumulated and unpaid dividends thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date, (i) at a redemption price of $100 per share when and to the extent necessary, for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the ESOP, as the same may be amended, or any successor plan,
(ii) at the redemption price specified in paragraph (a) of this subsection 14.3 applicable at the time, (A) when and to the extent necessary, for such holder to make payment of principal, interest or premium due and payable on any indebtedness incurred by the holder for the benefit of the ESOP, or (B) if the ESOP is determined by the Internal Revenue Service no longer to be qualified within the meaning of sections 401(a) and 4975(e)(7) of the Code, but in such event the holder shall have such option only at such time as the Corporation is not in good faith taking steps to reinstate the qualification of the ESOP,
(iii) at the redemption price specified in paragraph (a) of this subsection
14.3 applicable at the time in case an Extraordinary Transaction has been approved by all necessary action of the holders of capital stock of the Corporation and the holders of the ESOP Preferred were neither entitled to vote to approve the Extraordinary Transaction as a separate class, nor constituted the holders of Preferred Stock conveying 40% or more of the votes entitled to vote pursuant to subsection (b) of section 7 of this article 6 and the Preferred Stock was entitled to vote on the Extraordinary Transaction under that subsection and (iv) at the redemption price specified in paragraph (a) of this subsection 14.3, applicable at the time, if at any time after March 30, 1994, pursuant to the terms of the Term Loan Agreement between Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan ESOP Trust (the "Trust"), the Corporation, each of the banks identified on the signature pages thereof and The Bank of New York, as agent, entered into by the trustee of the trust to fund the acquisition of the ESOP Preferred, any interest rate computed thereunder shall actually be computed at the Base Rate (as defined therein) and 2.00%.

       (f) The Corporation, at its option, may make payment of the redemption price upon redemption of shares of ESOP Preferred in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (g) of subsection 14.6 hereof) on the date fixed for redemption; provided, however, that in the event that any shares of ESOP Preferred that have been pledged to a lender as collateral (as contemplated by the last sentence of Section 14.1(b)) have been transferred to such lender in satisfaction of such pledge, the redemption price for such shares shall be payable by the corporation in cash only. Notwithstanding anything herein to the contrary, in the event that the Corporation elects, by a resolution of its board of directors, to make payment of all future redemption prices solely in cash or solely in shares of Common Stock and notifies the holders of ESOP Preferred of such election, all redemption payments thereafter shall be made in compliance with such election which shall be irrevocable.

       14.4 Liquidation Rights. The amount per share for the ESOP Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price set forth in paragraph (a) of subsection 14.3 applicable at the time of such voluntary liquidation, dissolution or winding up, plus an amount equal to all accrued, accumulated and unpaid dividends thereon to the date such payment is made subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date.

       The amount per share for the ESOP Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share plus an amount equal to all accrued, accumulated and unpaid dividends thereon to the date such payment is made available in full.

       14.5   Conversion Rights.

       (a) At the option of the holder thereof, the ESOP Preferred shall be convertible at any time into one share of fully paid and nonassessable Common Stock in exchange for each $41.66667 par value of shares of ESOP Preferred, such conversion price (hereinafter sometimes called the "Conversion Price") being subject to adjustment as hereinafter provided. To exercise the conversion right, a holder of the ESOP Preferred shall surrender to the Corporation, at the office of one of the transfer agents of the ESOP Preferred or, if there is no transfer agent, than at the office of the Corporation, certificates for the ESOP Preferred duly endorsed in blank or accompanied by proper instruments of transfer and with the form of written notice endorsed thereon of the holder's election to convert, duly filled out and executed. The conversion right shall be effectively exercised at the date on which the certificates for the shares to be converted, with such notice of election duly filled out and executed, are deposited, and from such date the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of the Common Stock and shall cease to have any rights with respect to the ESOP Preferred converted; provided, however, the conversion right in respect of any certificate deposited after the close of business on any day shall not be effectively exercised until the next succeeding Business Day.
From and after the date of effective exercise of the right of conversion, dividends on the ESOP Preferred converted shall cease to accrue. In the event that notice of redemption of all or a part of the outstanding shares of ESOP Preferred shall be given, the right of the holders of the ESOP Preferred so called for redemption to convert the same into shares of Common Stock shall terminate as of the close of business on the Business Day next preceding the date fixed as the date of redemption. However, if the redemption price of such shares is not deposited by the Corporation on or before the redemption date in such manner as to render such shares no longer outstanding, the conversion rights shall again be in full force and effect. As soon as practicable after the conversion of any ESOP Preferred into Common Stock, and in any event within 10 days thereafter, the Corporation shall deliver to the person entitled thereto, certificates representing shares of Common Stock, the cash, if any, to which such person shall be entitled as payment, as hereinafter provided, for any fraction of a share of Common Stock resulting from such conversion plus an amount equal to all accumulated and unpaid dividends on the ESOP Preferred to the date the conversion is effective, subject to the rights of holders of record on a record date prior to the date the conversion is effective to receive dividends on the relevant Dividend Payment Date. The Corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issuance of stock deliverable upon such conversion) that may be imposed or required by law upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid.

       (b) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of ESOP Preferred, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of ESOP Preferred then outstanding. The Corporation shall obtain and shall use its best efforts to keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preferred such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of ESOP Preferred then outstanding.

       14.6   Anti-Dilution Adjustments.

       (a) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide into a greater number of shares the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the corporation or otherwise, the Conversion Price in effect immediately prior to such action, subject to paragraphs (e) and (f) of this subsection 14.6, shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to clause (i) of this paragraph (a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

       (b) In the event that the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including, as such a right or warrant, any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (e) and (f) of this subsection 14.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the





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denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

       (c) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, issue, sell or exchange shares of Common Stock other than pursuant to any (x) right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock, but excluding any right or warrant which is deliverable upon conversion of the ESOP Preferred), (y) employee or director incentive or benefit plan or arrangement, including any employment agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (z) any dividend reinvestment plan, for a consideration per share less than the Fair Market Value per share of such shares on the date the Corporation is contractually bound, subject to reasonable conditions, to effect such issuance, sale or exchange ("Contract Date"), then, subject to the provisions of paragraphs (e) and (f) of this subsection 14.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Contract Date (immediately preceding the issuance, sale or exchange if it is on such date) plus (ii) the Fair Market Value of the consideration received or to be received by the company in respect of such issuance, sale or exchange and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the Contract Date (immediately preceding such issuance, sale or exchange if it is on such date) multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock issued, sold or exchanged or to be issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of ESOP Preferred are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than (x) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) or (y) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date the Corporation is contractually bound, subject to reasonable conditions, to effect such issuance, sale or exchange ("Warrant Contract Date") less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (e) and (f) of this subsection 14.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Warrant Contract Date plus (ii) the Fair Market Value of the consideration received or to be received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value on the Warrant Contract Date of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the Warrant Contract Date multiplied by (ii) the sum of the number of shares of Common Stock outstanding





                                      D-40
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on the Warrant Contract Date plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

       (d) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (e) and (f) of this subsection 14.6, be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is
(i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day prior to the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (B) the Fair Market Value of a share of Common Stock on the day prior to the ex-dividend date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preferred (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer of the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of ESOP Preferred may be converted at such time.

       (e) Notwithstanding any other provisions of this subsection 14.6, the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment (which shall be computed as if all adjustments carried forward had been made) which, together with any adjustment or adjustments so carried forward,





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shall amount to an increase or decrease of at least (1%) in the Conversion
Price.   In addition, notwithstanding any other provisions of this subsection
14.6, the Corporation shall not be required to make any adjustment of the Conversion Price that would result in the Corporation's receiving less than the par value of the Common Stock upon conversion of the ESOP Preferred into Common Stock.

       (f) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this subsection 14.6, the board of directors of the Corporation shall have the authority to consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the board of directors of the Corporation determines that an adjustment to the Conversion Price should be made as a result of such an action, an adjustment shall be made effective as of such date, as specified by the board of directors of the corporation. The determination of the board of directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph (f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those provided by this subsection 14.6, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

       (g) For purposes of the ESOP Preferred, the following definitions shall apply:

              (i) "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date on which Fair Market Value of a security is to be determined.

              (ii) "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Boston, Massachusetts.

              (iii) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for an applicable date shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the





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       over-the-counter market as reported by NASDAQ, or if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected from time to time for such purpose by the board of directors of the corporation.

              (iv) "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of the Preferred Stock are outstanding) of (a) cash (other than that portion of a regularly scheduled quarterly dividend not exceeding 125% of the average regularly scheduled quarterly dividend for the most recent period of 12 months in which the Corporation paid four quarterly dividends) or (b) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (b) of this subsection 14.6), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof.

              (v)    "Fair Market Value" shall mean

                     (a) as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Price of such shares or securities for each day of the Adjustment Period;

                     (b) as to any security which is not publicly traded or any other property, the fair value thereof as of the applicable date as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the board of directors or such committee available to make such determination, as determined in good faith by the board of directors of the Corporation or such committee.

              (vi) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of
       (a) the product or the Fair Market Value of a share of Common Stock on the Warrant Contract Date multiplied by the maximum number of shares of Common Stock which may be acquired upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of common stock plus the fair





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       market value of the consideration received or to be received by the corporation in respect of the issuance, sale or exchange of such right or warrant; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

              (vii) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred are outstanding, pursuant to any tender offer or exchange offer subject to section 13(e) of the 1934 Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (g), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with requirements of Rule l0b-18 as in effect under the Exchange Act, on the date shares of ESOP Preferred are initially issued by the Corporation or on such other terms and conditions as the board of directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

       (h) Whenever an adjustment to the Conversion Price is required, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the ESOP Preferred, the Corporation shall mail a notice thereof and of the then prevailing conversion price to each holder of shares of the ESOP Preferred.

       14.7 Retirement of Converted Shares. Any shares of the ESOP Preferred redeemed, repurchased, converted into Common Stock or otherwise acquired by the Corporation shall be permanently retired, shall no longer be outstanding and shall not, under any circumstances, be reissued as shares of the ESOP Preferred, and the Corporation may from time to time take such appropriate corporate action, if any, as may be necessary to reduce the authorized ESOP Preferred accordingly.





                                      D-44
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       14.8   Miscellaneous.

       (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice) with postage prepaid, address: (i) if to the Corporation, to its office at

                               Cleco Corporation
                            2030 Donahue Ferry Road
                        Pineville, Louisiana  71360-5226

(Attention: Secretary) or (ii) if to any holder of the ESOP Preferred or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preferred, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

       (b) The term "Common Stock" as used in this article means the Corporation's Common Stock, par value $4.00 per share as defined in section 1 of this article 6 as the same existed at January 1, 1991, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of any adjustment made pursuant to subsection 14.6 the holder of any share of the ESOP Preferred upon thereafter surrendering such share for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of ESOP Preferred shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subsection 14.6 hereof.

                                   ARTICLE 7.

       Section 1. All of the corporate powers of the Corporation shall be vested in and exercised by, and the business and affairs of the Corporation shall be managed by, a board of directors which shall consist of not less than three or more than 13 directors.

       Section 2. The board of directors shall have authority to make and alter bylaws not inconsistent with law or these restated articles, subject to the power of the shareholders to change or repeal the bylaws so made, including the right to make and alter bylaws fixing their number within said limits prescribed in section 1 of this article and fixing or increasing their compensation. The board of directors, without necessity of action by the shareholders except as provided in the second sentence of section 4 of article 6 hereof, shall have authority in connection with the issuance and sale of any stock or securities of the Corporation to grant to the holders thereof the right to convert, upon such terms and conditions as the board of directors may deem expedient, the principal thereof into shares of any class issued or to be issued by the Corporation. The board of directors shall also have and exercise all other powers, not





                                      D-45
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inconsistent with these articles, now or hereafter by law conferred upon or permitted by law to be conferred upon boards of directors of similar corporations and the members of the board of directors shall have and exercise all rights, power and duties (not inconsistent with these restated articles) and shall be entitled to all immunities now or hereafter granted or permitted by law.

       Section 3. No director shall be required to own any stock in the Corporation.

       Section 4. Except as specially provided and required to the contrary by law, no notice of the holding of any meeting of either shareholders or directors need state the objects or purposes thereof or the nature of the business to be transacted thereat and, except as otherwise specially provided by law or these articles, any and all matters and things may be submitted to and acted upon and any business transacted at any meeting.

       Section 5. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be submitted for consideration by the shareholders shall, until otherwise fixed by the bylaws, be held in Pineville, Louisiana, on the second Thursday after the first Monday in April of each year. Notice of the annual meeting of the Corporation, unless waived in writing, shall be given personally to the shareholders entitled to vote thereat by depositing in the United States Post Office at least 15 days before such meeting a notice of the holding thereof, enclosed in a postpaid wrapper addressed to each such shareholder at the last address furnished to the Corporation by said shareholder and, in the event that no address be furnished, then addressed "General Delivery" at the place where such meeting is to be held. Special meetings of the shareholders may be held on giving at least five days' notice of the holding of such meeting to the shareholders entitled to vote thereat, said notice to be given in the same manner as for the holding of the annual meeting. At all meetings of the shareholders the majority of votes cast, in person or by written proxy, shall, except as otherwise provided by law, these articles or the bylaws, decide all questions. The failure to hold an annual meeting to elect directors shall not dissolve the Corporation, but the directors and officers then in office shall remain as such until their successors shall be elected and qualified.

       Except as otherwise provided in subsection (b) of section 3 of article 6 hereof, and except as provided in section 4 of article II of the Corporation's bylaws with respect to the rights of holders of Preferred Stock, a special meeting of the shareholders of the Corporation proposed to be called by a shareholder or shareholders of the Corporation may be called at any time in the manner provided by the bylaws of the Corporation upon the written request of the holder or holders of not less than a number of shares entitled to vote thereat conveying fifty-one percent (51%) of the vote entitled to vote thereat,

       Section 6. A quorum of the board of directors for the transaction of any and all business, except where specially provided by law to the contrary, shall consist of a majority of the whole board present in person, and except as specially provided by law to the contrary, a majority of votes cast in person shall control.





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       Section 7.    The board of directors shall not have power or authority
to declare vacant the office of a director because of his absence from the State of Louisiana continuously for a period of six months or more without leave granted by the board.

       Section 8. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation, except that this section shall not eliminate or limit the liability of a director or officer of the Corporation for:

       (a) any breach of the director's or officers' duty of loyalty to the Corporation or its shareholders;

       (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

       (c)    liability under section 12:92(D) of the Louisiana Revised
Statutes; or

       (d) any transaction from which the director or officer derived an improper personal benefit.

       The foregoing shall not eliminate or limit the liability of a director or officer of the Corporation for any act or omission occurring prior to the date when the foregoing becomes effective as a part of the restated articles of incorporation of the Corporation. If the Louisiana Business Corporation Law is amended after approval by the shareholders of the Corporation of the foregoing paragraph to authorize action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of the foregoing paragraph shall not impair any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 8.

       The board of directors shall, except as otherwise provided in these restated articles, elect a president, a secretary and a treasurer. The bylaws may provide for a chairman of the board of directors who shall have such powers and authority as may be determined by the board of directors. The board of directors shall also have the power to elect one or more vice presidents and one or more assistant secretaries and one or more assistant treasurers, and such other officers and agents with such titles, powers and authority as it may, from time to time, deem proper and advisable. The board of directors may combine in one person any two offices except president and vice president.





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                                   ARTICLE 9.

       The Corporation claims and shall have the benefit of the provisions of section 161 of title 12 of the Louisiana Revised Statutes.

                                  ARTICLE 10.

       If, at any time, the Corporation should own wasting assets intended for sale in the ordinary course of business, or shall own property having a limited life, it may pay cash dividends from the net profits arising from such assets without deduction for depreciation or depletion of assets thereby sustained. The Corporation may also pay cash dividends out of paid-in surplus.

                                  ARTICLE 11.

       From time to time or at any time or times, if and when authorized by resolution adopted by the board of directors of the Corporation by the affirmative vote of at least two-thirds of the entire membership of the board of directors cast in person or by written proxy at any meeting thereof and for such consideration and on such terms and conditions as may be fixed by said board, in its discretion, in said resolution, the Corporation may, from time to time, sell, lease, exchange or otherwise dispose of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights. Such sale or sales, lease or leases, exchange or exchanges or other dispositions need not be either previously authorized or subsequently approved by the shareholders. Provided, however, that in the event such sale or sales, lease or leases, exchange or exchanges or other dispositions of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights, be proposed to be made either in whole or in part in exchange for or in consideration of shares and/or securities of another corporation, domestic or foreign, exclusive of vendor's lien notes or bonds secured by the property involved, then such sale, lease, exchange and/or other disposition must be previously authorized not only by the affirmative vote of at least two-thirds of the entire membership of the board of directors, as above set forth, but also by the affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of the shareholders. Anything in these restated articles to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called and at said meeting said shareholders, by said vote, shall have the right and power not only to approve the terms and conditions of and consideration for said proposed sale, lease, exchange or other disposition, or disapprove same, but also either to fix the consideration for and the terms and conditions of the same or to delegate such power to the board of directors with full power in said board of directors to act thereafter without the calling of a subsequent meeting of the shareholders.

                                  ARTICLE 12.

       Except as specially provided to the contrary by law or by these articles, and except as these articles provide for their amendment by the board of directors of the Corporation, these articles of incorporation may be amended, including increasing and/or decreasing the capital stock of the Corporation, by an affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of shareholders. Anything in these restated articles to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called.

       THUS DONE AND PASSED, in multiple originals, on the day, month and year herein first above written, in the presence of ____________ and ____________, competent witnesses of lawful age and domiciled in the state and parish aforesaid, who hereunto sign their names with the said appearers and me, notary, after due reading of the whole.


WITNESSES:


---------------------------                ---------------------------


---------------------------                ---------------------------



                     --------------------------------------
                                  NOTARY PUBLIC

                                                                      APPENDIX E

                       DESCRIPTION OF DISSENTERS' RIGHTS

                  Applicable Excerpts From Section 131 of the
                       Louisiana Business Corporation Law
                  (Applicable to a share exchange pursuant to
           Section 116(K) of the Louisiana Business Corporation Law)


C.     (1)(a) Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

          (b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

       (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

       (3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraphs (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

PART II.      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Directors and Officers.

       Certain statutes, articles of incorporation, and bylaws authorize the purchase of insurance and/or the provision of indemnification for directors and/or officers of Cleco. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Cleco has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cleco of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cleco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Item 21.      Exhibits and Financial Statement Schedules.

       The Exhibits designated by an asterisk are filed herewith. The Exhibits not so designated have been previously filed with the SEC and are incorporated herein by reference.

EXHIBIT                       DESCRIPTION

      2.1     Plan of Reorganization and Plan of Exchange

      3(a) Restated Articles of Incorporation of Cleco dated as of July 24, 1989, as amended through April 24, 1992 (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1992 (Commission File No. 1-5663)

      3(b) Amended and Restated Bylaws of Cleco, as amended to April 25, 1997 (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 1-5663)

      3(c) Articles of Incorporation of Cleco Holding Corporation (attached as Appendix D to this Proxy Statement and Prospectus)

     *3(d)    Bylaws of Cleco Holding Corporation

     4(a)(1) Indenture of Mortgage dated as of July 1, 1950, between Cleco and First National Bank of New Orleans, as Trustee

     4(a)(2)  First Supplemental Indenture dated as of October 1, 1951, to
              Exhibit 4(a)(1)

     4(a)(3)  Second Supplemental Indenture dated as of June 1, 1952, to
              Exhibit 4(a)(1)

     4(a)(4)  Third Supplemental Indenture dated as of January 1, 1954, to
              Exhibit 4(a)(1)

     4(a)(5)  Fourth Supplemental Indenture dated as of November 1, 1954, to
              Exhibit 4(a)(1)

     4(a)(6)  Tenth Supplemental Indenture dated as of September 1, 1965, to
              Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1986) (Commission File No. 1-5663)

     4(a)(7)  Eleventh Supplemental Indenture dated as of April 1, 1969, to
              Exhibit 4(a)(1) (incorporated by reference from Cleco's Form S-9 dated April 7, 1969) (Commission File No. 2-32069)

     4(a)(8) Eighteenth Supplemental Indenture dated as of December 1, 1982, to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1993) (Commission File No. 1-5663)

     4(a)(9)  Nineteenth Supplemental Indenture dated as of January 1, 1983, to
              Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1993) (Commission File No. 1-5663)

     4(a)(10) Twenty-Sixth Supplemental Indenture dated as of March 15, 1990 to
              Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 8-K dated March 15, 1990) (Commission File No. 1-5663)

     4(b) Indenture between Cleco and Bankers Trust Company, as Trustee, dated as of October 1, 1988 (incorporated by reference from Cleco's Form S-3 dated October 11, 1988) (Commission File No. 33-24896)

     4(b)(1) Agreement Appointing Successor Trustee dated as of April 1, 1996 by and among Cleco, Bankers Trust Company and The Bank of New York (incorporated by reference from Cleco's Form S-3 dated April 26, 1996) (Commission File No. 333-02895)

     4(c) Trust Indenture (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1, 1991, between The Industrial Development Board of the Parish of Rapides, Inc. and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-
              5663)

      4(c)(1) First Supplemental Trust Indenture (The Industrial Development
              Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1, 1993, between The Industrial Development Board of the Parish of Rapides, Inc. and First National Bank of Commerce, relating to Exhibit 4(c) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
              1994) (Commission File No. 1-5663)

      4(d) Refunding Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1, 1991, between The Industrial Development Board of the Parish of Rapides, Inc. and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

      4(e) Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1991, between Parish of DeSoto, State of Louisiana and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

      4(e)(1) First Supplemental Trust Indenture (Parish of DeSoto, State of
              Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1993, between the Parish of DeSoto, State of Louisiana and First National Bank of Commerce, relating to Exhibit 4(e) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
              1994) (Commission File No. 1-5663)

      4(f) Refunding Agreement Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1991, between the Parish of DeSoto, State of Louisiana and Cleco (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

      4(g) Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1991, between the Parish of DeSoto, State of Louisiana and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

      4(g)(1) First Supplemental Trust Indenture (Parish of DeSoto, State of
              Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1993, between the Parish of DeSoto, State of Louisiana and First National Bank of Commerce, relating to Exhibit 4(g) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
              1994) (Commission File No. 1-5663)

      4(h) Refunding Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1991, between the Parish of DeSoto, State of Louisiana and Cleco (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

      4(i) $100,000,000 Credit Agreement dated as of June 15, 1995, among Cleco, certain Banks parties thereto, and The Bank of New York, as Agent (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1995) (Commission File No. 1-5663)

      4(j) $25,000,000 Loan Agreement dated as of March 20, 1997, between Whitney National Bank and Cleco (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1997) (Commission File No. 1-5663)

      5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares being registered (to be filed by amendment)

      8 Opinion of Phelps Dunbar, L.L.P. regarding certain tax matters (to be filed by amendment)

     10(a) 1990 Long-Term Incentive Compensation Plan (incorporated by reference from Cleco's 1990 Proxy Statement as filed with the Commission on April ___, 1990) (Commission File No. 1-5663)

     10(b) 1981 Incentive Stock Option Plan (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

     10(c)    Participation Agreement, Annual Incentive Compensation Plan

     10(d) Deferred Compensation Plan for Directors (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

    10(e)(1) Supplemental Executive Retirement Plan (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
              1992) (Commission File No. 1-5663)

    10(e)(2) Form of Supplemental Executive Retirement Plan Participation Agreement between Cleco and the following officers: Gregory L. Nesbitt, David M. Eppler, Thomas J. Howlin, Catherine C. Powell and Darrell J. Dubroc (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

    10(f) Form of Executive Severance Agreement between Cleco and the following officers: Gregory L. Nesbitt, David M. Eppler, Thomas
              J. Howlin, Catherine C. Powell and Darrell J. Dubroc (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1995) (Commission File No. 1-5663)

    10(h)(1) Term Loan Agreement dated as of April 2, 1991, among the 401(k) Savings and Investment Plan ESOP Trust, Cleco, as Guarantor, the Banks listed therein and The Bank of New York, as Agent (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1991) (Commission File No. 1-5663)

    10(h)(2) Assignment and Assumption Agreement, effective as of May 6, 1991, between The Bank of New York and the Canadian Imperial Bank of Commerce, relating to Exhibit 10(h)(1) (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1991) (Commission File No. 1-5663)

    10(h)(3) Assignment and Assumption Agreement, dated as of July 3, 1991, between The Bank of New York and Rapides Bank and Trust Company in Alexandria, relating to Exhibit 10(h)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

    10(h)(4) Assignment and Assumption Agreement dated as of July 6, 1992, among The Bank of New York, CIBC, Inc. and Rapides Bank and Trust Company in Alexandria, as Assignors, the 401(k) Savings and Investment Plan ESOP Trust, as Borrower, and Cleco, as Guarantor, relating to Exhibit 10(h)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

    10(i) Reimbursement Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank Gironzentrale, New York Branch, as Agent

    10(i)(1) Remarketing Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of July 19, 1994, between Cleco and PaineWebber Incorporated (incorporated by reference from Cleco's Form 10-Q for the quarter ended September 30, 1994) (Commission File No. 1-5663)

    10(i)(2) Tender Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1, 1991, among First National Bank of Commerce, as Trustee, Cleco, The First National Bank of Chicago, as Tender Agent and Registrar, Smith Barney, Harris Upham & Co. Incorporated, as Remarketing Agent, and Swiss Bank Corporation, as Bank (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

    10(i)(3) Amendment No. 1 to Reimbursement Agreements (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991, 1991A and 1991B) dated as of December 9, 1994, among Cleco, various financial institutions, Swiss Bank Corporation, New York Branch, as Issuer of the Letters of Credit, and Swiss Bank Corporation, New York Branch, as Agent, relating to Exhibits 10(i), 10(j) and 10(k) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1994) (Commission File No. 1-5663)

    10(j) Reimbursement Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank
              Gironzentrale, New York Branch, as Agent

    10(j)(1) Remarketing Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of July 19, 1994, between Cleco and PaineWebber Incorporated (incorporated by reference from Cleco's Form 10-Q for the quarter ended September 30, 1994) (Commission File No. 1-5663)

    10(j)(2) Tender Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1991, among First National Bank of Commerce, as Trustee, Cleco, The First National Bank of Chicago, as Tender Agent and Registrar, Smith Barney, Harris Upham & Co. Incorporated, as Remarketing Agent, and Swiss Bank Corporation, as Bank (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

    10(k) Reimbursement Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank
              Gironzentrale, New York Branch, as Agent

    10(k)(1) Remarketing Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of July 19, 1994, between Cleco and PaineWebber Incorporated (incorporated by reference from Cleco's Form 10-Q for the quarter ended September 30, 1994) (Commission File No. 1-5663)

    10(k)(2) Tender Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1991, among First National Bank of Commerce, as Trustee, Cleco, The First National Bank of Chicago, as Tender Agent and Registrar, Smith Barney, Harris Upham & Co. Incorporated, as Remarketing Agent, and Swiss Bank Corporation, as Bank (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

    10(l) Selling Agency Agreement between Cleco and Salomon Brothers Inc. Merrill Lynch & Co., Smith Barney Inc. and First Chicago Capital Markets, Inc. dated as of December 12, 1996 (incorporated by reference from Cleco's Form S-3 dated December 10, 1996) (Commission File No. 333-02895)

    10(m) 401(k) Savings and Investment Plan ESOP Trust Agreement dated as of August 1, 1997, between UMB Bank, N.A. and Cleco

    10(m)(1) First Amendment to 401(k) Savings and Investment Plan ESOP Trust Agreement dated as of August 1, 1997, between UMB Bank, N.A. and Cleco

    23        Consent of Independent Accountants (to be filed by amendment)

    24* Power of Attorney from each Director and Officer of Cleco whose signature is affixed to this Form S-4 (included on Page S-1 hereto)

Item 22.      Undertakings.

       The undersigned Registrant hereby undertakes:

       (i) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

              (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

       (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (iv) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

       (v) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

       (vi) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Exchange Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

       (vii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

       (viii) to supply by means of a post-effective amendment all information concerning a transaction, and Cleco being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 22, 1999.

                            CLECO CORPORATION



                            By: /s/ GREGORY L. NESBITT
                               ---------------------------------------
                                  Gregory L. Nesbitt
                                  Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Gregory L. Nesbitt, David M. Eppler and Thomas J. Howlin, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1999.


SIGNATURE                                  TITLE
---------                                  -----

/s/ GREGORY L. NESBITT                     Chairman, Chief Executive Officer and
------------------------------------       Director
Gregory L. Nesbitt


/s/ THOMAS J. HOWLIN                       Senior Vice President - Financial
------------------------------------       Services and Chief Financial Officer
Thomas J. Howlin

/s/ SHERIAN G. CADORIA
------------------------------------       Director
Sherian G. Cadoria

/s/ RICHARD B. CROWELL
------------------------------------       Director
Richard B. Crowell

/s/ DAVID M. EPPLER                        President, Chief Operating Officer
------------------------------------       and Director
David M. Eppler

/s/ J. PATRICK GARRETT
------------------------------------       Director
J. Patrick Garrett

/s/ F. BEN JAMES, JR.
------------------------------------       Director
F. Ben James, Jr.

/s/ A. DeLOACH MARTIN, JR.
------------------------------------       Director
A. DeLoach Martin, Jr.

/s/ ROBERT T. RATCLIFF
------------------------------------       Director
Robert T. Ratcliff

/s/ EDWARD M. SIMMONS
------------------------------------       Director
Edward M. Simmons

/s/ WILLIAM H. WALKER, JR.
------------------------------------       Director
William H. Walker, Jr.

                                  EXHIBIT INDEX



  EXHIBIT
  NUMBER                      DESCRIPTION
----------  ------------------------------------------------------
   *3(d)      Bylaws of Cleco Holding Corporation





                                Exhibit Index - 1